UNSECURED REVOLVING CREDIT AGREEMENT

                           DATED AS OF MARCH 23, 2001

                                      AMONG

                       GREAT LAKES REIT, L.P., AS BORROWER

                                       AND

                         BANC ONE CAPITAL MARKETS, INC.,

                      AS LEAD ARRANGER AND SOLE BOOK RUNNER

                                       AND

                                  BANK ONE, NA,

                                       AND

                              CERTAIN OTHER BANKS,

                                   AS LENDERS

                                       AND

                                  BANK ONE, NA,

                                    AS AGENT


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                                TABLE OF CONTENTS
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
Article I   Definitions And Accounting Terms.....................................................................28
   1.1   Definitions.............................................................................................28
   1.2   Financial Standards.....................................................................................44

Article II   The Facility........................................................................................45
   2.1   The Facility............................................................................................45
   2.2   Final Principal Payment and Extension Option............................................................45
   2.3   Advances funded by the Lenders..........................................................................46
   2.4   Evidence of Credit Extensions...........................................................................46
   2.5   Ratable Loans...........................................................................................46
   2.6   Applicable Margins and Facility Fee Rate................................................................46
   2.7   Facility Fee............................................................................................47
   2.8   Other Fees..............................................................................................47
   2.9   Minimum Amount of Each Advance..........................................................................47
   2.10    Interest..............................................................................................47
   2.11    Selection of Rate Options and LIBOR Interest Periods..................................................48
   2.12    Method of Payment.....................................................................................50
   2.13    Default...............................................................................................50
   2.14    Lending Installations.................................................................................50
   2.15    Non-Receipt of Funds by Agent.........................................................................51
   2.16    Swingline Loans.......................................................................................51
   2.17    Application of Moneys Received........................................................................52
   2.18    Voluntary Reduction of Aggregate Commitment Amount....................................................53
   2.19    Future Increase in Aggregate Commitment...............................................................53
   2.20    Termination of Existing Facility......................................................................53

Article III   Letter of Credit Subfacility.......................................................................54
   3.1   Obligation to Issue.....................................................................................54
   3.2   Types and Amounts.......................................................................................54
   3.3   Conditions..............................................................................................54
   3.4   Procedure for Issuance of Facility Letters of Credit....................................................55
   3.5   Reimbursement Obligations; Duties of Issuing Bank.......................................................56
   3.6   Participation...........................................................................................56
   3.7   Payment of Reimbursement Obligations....................................................................57
   3.8   Compensation for Facility Letters of Credit.............................................................58
   3.9   Letter of Credit Collateral Account.....................................................................59

Article IV   Change In Circumstances.............................................................................59
   4.1   Yield Protection........................................................................................59
   4.2   Changes in Capital Adequacy Regulations.................................................................60
   4.3   Availability of LIBOR Advances..........................................................................61
   4.4   Funding Indemnification.................................................................................61
   4.5   Taxes...................................................................................................61
   4.6   Lender Statements; Survival of Indemnity................................................................63
   4.7   Removal or Replacement of a Lender......................................................................63
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Article V   Conditions Precedent.................................................................................65
   5.1   Conditions Precedent to Closing.........................................................................65
   5.2   Conditions Precedent to Subsequent Advances.............................................................66

Article VI   Representations And Warranties......................................................................67
   6.1   Existence...............................................................................................67
   6.2   Corporate/Partnership Powers............................................................................68
   6.3   Power of Officers.......................................................................................68
   6.4   Government and Other Approvals..........................................................................68
   6.5   Solvency................................................................................................68
   6.6   Compliance With Laws and Agreements.....................................................................68
   6.7   Enforceability of Agreement.............................................................................68
   6.8   Title to Property.......................................................................................68
   6.9   Litigation..............................................................................................69
   6.10    Events of Default.....................................................................................69
   6.11    Investment Company Act of 1940........................................................................69
   6.12    Public Utility Holding Company Act....................................................................69
   6.13    Regulation U..........................................................................................69
   6.14    No Material Adverse Change............................................................................69
   6.15    Financial Information.................................................................................69
   6.16    Factual Information...................................................................................69
   6.17    ERISA.................................................................................................70
   6.18    Taxes.................................................................................................70
   6.19    Environmental Matters.................................................................................70
   6.20    Insurance.............................................................................................71
   6.21    No Brokers............................................................................................71
   6.22    No Violation of Usury Laws............................................................................71
   6.23    Not a Foreign Person..................................................................................71
   6.24    No Trade Name.........................................................................................71
   6.25    Subsidiaries..........................................................................................72
   6.26    Properties............................................................................................72
   6.27    Relationship of the Borrower..........................................................................73
   6.28    No Side Deals.........................................................................................74

Article   VII Financial Covenants................................................................................74
   7.1   Minimum Consolidated Net Worth..........................................................................74
   7.2   Maximum Adjusted Leverage Ratio.........................................................................74
   7.3   Minimum Consolidated Interest Coverage Ratio............................................................74
   7.4   Minimum Fixed Charge Coverage Ratio.....................................................................74
   7.5   Maximum Unencumbered Asset Coverage Ratio...............................................................74
   7.6   Minimum Unencumbered Asset Income to Unsecured Interest.................................................74
   7.7   Maximum Secured Debt to Gross Asset Value...............................................................74
   7.8   Maximum Dividend Payout Ratio...........................................................................74

Article VIII   Affirmative Covenants.............................................................................75
   8.1   Notices.................................................................................................75
   8.2   Financial Statements, Reports, Etc......................................................................75
   8.3   Existence and Conduct of Operations.....................................................................78


                                       ii
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   8.4   Maintenance of Properties...............................................................................79
   8.5   Insurance...............................................................................................79
   8.6   Payment of Obligations..................................................................................80
   8.7   Compliance with Laws....................................................................................80
   8.8   Adequate Books..........................................................................................80
   8.9   ERISA...................................................................................................80
   8.10    Maintenance of Status.................................................................................80
   8.11    Use of Proceeds.......................................................................................80
   8.12    Pre-Acquisition Environmental Investigations..........................................................80
   8.13    New Subsidiaries......................................................................................80
   8.14    Distributions.........................................................................................81
   8.15    Senior Management of Borrower.........................................................................81

Article IX   Negative Covenants..................................................................................81
   9.1   Change in Business......................................................................................81
   9.2   Control of General Partner..............................................................................82
   9.3   Change of Borrower Ownership............................................................................82
   9.4   Use of Proceeds.........................................................................................82
   9.5   Transfers of Unencumbered Assets........................................................................82
   9.6   Liens...................................................................................................82
   9.7   Regulation U............................................................................................83
   9.8   Mergers and Dispositions................................................................................83
   9.9   Negative Pledge.........................................................................................83
   9.10    Variable Rate Debt....................................................................................83
   9.11    Borrower's Partnership Agreement......................................................................83
   9.12    General Partner's Assets..............................................................................84

Article X   Defaults.............................................................................................84
   10.1    Nonpayment of Principal...............................................................................84
   10.2    Certain Covenants.....................................................................................84
   10.3    Nonpayment of Interest and Other Obligations..........................................................84
   10.4    Cross Default.........................................................................................84
   10.5    Loan Documents........................................................................................84
   10.6    Representation or Warranty............................................................................84
   10.7    Covenants, Agreements and Other Conditions............................................................84
   10.8    No Longer General Partner.............................................................................85
   10.9    Material Adverse Change...............................................................................85
   10.10   Bankruptcy............................................................................................85
   10.11   Legal Proceedings.....................................................................................85
   10.12   ERISA.................................................................................................86
   10.13   Failure to Satisfy Judgments..........................................................................86
   10.14   Environmental Remediation.............................................................................86
   10.15   Failure to maintain REIT Status.......................................................................86

Article XI   Acceleration, Waivers Amendments And Remedies.......................................................86
   11.1    Acceleration..........................................................................................86
   11.2    Preservation of Rights; Amendments....................................................................87


                                       iii
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Article XII   The Agent..........................................................................................87
   12.1    Appointment...........................................................................................87
   12.2    Powers................................................................................................87
   12.3    General Immunity......................................................................................88
   12.4    No Responsibility for Loans, Recitals, etc............................................................88
   12.5    Action on Instructions of Lenders.....................................................................88
   12.6    Employment of Agents and Counsel......................................................................88
   12.7    Reliance on Documents.................................................................................89
   12.8    Agent's Reimbursement and Indemnification.............................................................89
   12.9    Rights as a Lender....................................................................................89
   12.10   Lender Credit Decision................................................................................90
   12.11   Successor Agent.......................................................................................90
   12.12   Notice of Defaults....................................................................................90
   12.13   Requests for Approval.................................................................................91
   12.14   Copies of Documents...................................................................................91
   12.15   Defaulting Lenders....................................................................................91
   12.16   Borrower's Default; Enforcement.......................................................................91
   12.17   Workout...............................................................................................92
   12.18   Bankruptcy of Borrower................................................................................92
   12.19   Relationship of Parties...............................................................................92
   12.20   Counsel...............................................................................................92

Article XIII   BENEFIT OF AGREEMENT; PARTICIPATIONS; ASSIGNMENTS.................................................93
   13.1    Successors and Assigns................................................................................93
   13.2    Participations........................................................................................93
   13.3    Assignments...........................................................................................94
   13.4    Dissemination of Information..........................................................................95
   13.5    Tax Treatment.........................................................................................95

Article XIV   GENERAL PROVISIONS.................................................................................95
   14.1    Survival of Representations...........................................................................95
   14.2    Governmental Regulation...............................................................................95
   14.3    Taxes.................................................................................................95
   14.4    Headings..............................................................................................95
   14.5    No Third Party Beneficiaries..........................................................................95
   14.6    Expenses: Indemnification.............................................................................95
   14.7    Severability of Provisions.  .........................................................................96
   14.8    Nonliability of the Lenders.  ........................................................................96
   14.9    Choice of Law.  ......................................................................................96
   14.10   Consent to Jurisdiction...............................................................................97
   14.11   Waiver of Jury Trial..................................................................................97
   14.12   Successors and Assigns................................................................................97
   14.13   Entire Agreement; Modification of Agreement...........................................................97
   14.14   Dealings with the Borrower............................................................................98
   14.15   Set-Off...............................................................................................98
   14.16   Counterparts..........................................................................................99
   14.17   Discretion............................................................................................99


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Article XV NOTICES...............................................................................................99
   15.1    Giving Notice.........................................................................................99
   15.2    Change of Address.....................................................................................99

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                                       v

                      UNSECURED REVOLVING CREDIT AGREEMENT

     THIS UNSECURED REVOLVING CREDIT AGREEMENT is entered into as of March 23, 2001, by and among the following:

     GREAT LAKES REIT, L.P., a Delaware limited partnership having its principal place of business at 823 Commerce Drive, Suite 300, Oak Brook, Illinois 60521 ("BORROWER"), the sole general partner of which is Great Lakes REIT, a Maryland real estate investment trust;

     BANK ONE, NA ("BANK ONE"), a national bank organized under the laws of the United States of America having its main office at One Bank One Plaza, Chicago, Illinois 60670;

     Bank One, as Agent ("AGENT") for the Lenders (as defined below); and

     The Lenders identified on the signature pages to this Agreement.

                                    RECITALS

     A. Borrower is primarily engaged in the business of acquiring, developing, owning and operating suburban office properties.

     B. The Borrower has requested that the Lenders party hereto make loans available to the Borrower in the aggregate principal amount of $150,000,000, or such higher amount up to $200,000,000 as may be committed by Lenders, outstanding from time to time pursuant to the terms of this Agreement (the "FACILITY"). The Agent and the Lenders have agreed to do so.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

     1.1 DEFINITIONS. As used in this Agreement, the following terms have the respective meanings set forth below:

     "ADJUSTED ALTERNATE BASE RATE" means a floating interest rate equal to the Alternate Base Rate plus the Applicable Margin, changing when and as the Alternate Base Rate and Applicable Margin change.

     "ADJUSTED LIBOR RATE" means, with respect to a LIBOR Advance for the relevant LIBOR Interest Period, the sum of (i) the quotient of (a) the LIBOR Rate applicable to such LIBOR Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such LIBOR Interest Period, plus (ii) the Applicable Margin in effect from time to time during such LIBOR Interest Period.

     "AGENT" means Bank One, acting as contractual representative for the Lenders pursuant to ARTICLE XII in connection with the transactions contemplated by this Agreement, and not in its individual capacity as a Lender, and its successors in such capacity appointed pursuant to ARTICLE XII.

     "ADVANCE" means a Loan to the Borrower hereunder by one or more of the Lenders pursuant to SECTION 2.l(a) hereof (including Swingline Loans), including the initial Advance and all subsequent Advances, whether such Advances are, from time to time, Alternate Base Rate Advances, LIBOR Advances or Swingline Loans.

     "AFFILIATE" means any Person directly or indirectly controlling, controlled by or under direct or indirect common control with any other Person. A Person shall be deemed to control another Person if the controlling Person owns (i) ten percent (10%) or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise, or (ii) a general partnership interest, a managing member's interest in a limited liability company or a limited partnership interest or preferred stock (or other ownership interest) representing ten percent (10%) or more of the outstanding limited partnership interests, preferred stock or other ownership interests of such Person.

     "AGGREGATE COMMITMENT" means, as of any date, the sum of all of the Lenders' then-current Commitments, which shall initially be $150,000,000, subject to the Borrower's right to increase the Aggregate Commitment up to $200,000,000 as described in SECTION 2.19 hereof and the Borrower's right to reduce the Aggregate Commitment pursuant to SECTION 2.18.

     "AGREEMENT" means this Unsecured Revolving Credit Agreement and all amendments, modifications and supplements hereto.

     "AGREEMENT EXECUTION DATE" shall mean March 23, 2001, the effective date of this Agreement.

     "ALLOCATED FACILITY AMOUNT" means, at any time, the sum of all then outstanding Advances (including all Swingline Loans), and the then Facility Letter of Credit Obligations.

     "ALTERNATE BASE RATE" " means, with respect to any day, a floating, per annum interest rate equal to the greater of (i) the Prime Rate for such day and
(ii) the sum of (A) the Federal Funds Effective Rate most recently determined by the Agent to such day plus (B) 0.50% per annum.

     "ALTERNATE BASE RATE ADVANCE" means an Advance that bears interest at the Adjusted Alternate Base Rate.

     "APPLICABLE LAWS" is defined in SECTION 6.26(b) hereof.

     "APPLICABLE MARGIN" means the applicable margin set forth in the table in
SECTION 2.6 used in calculating the interest rate applicable to the various types of Advances, which shall vary from time to time in accordance with the Borrower's Leverage Ratio, all in the manner set forth in SECTION 2.6.

     "APPROVED GROUND LEASES" means (i) the ground lease covering the Project commonly known as Firstar Tower located at 175 South Third Street in Columbus, Ohio and (ii) those ground leases which affect Projects subsequently acquired by the Borrower or its Subsidiaries and which (A) are Financeable Ground Leases and (B) do not cause the aggregate Real Estate Asset Value attributable to all Projects then included in determining Gross Asset Value which are subject to a ground lease to collectively exceed twenty percent (20%) of the total Gross Asset Value.

     "ARRANGER" means Banc One Capital Markets, Inc., as lead arranger and sole book runner.

     "BANK ONE" means BANK ONE, NA, having its main office in Chicago, in its individual capacity.

     "BORROWER" means Great Lakes REIT, L.P., together with its permitted successors and assigns.

     "BORROWING DATE" means a Business Day on which an Advance is made to the Borrower.

     "BORROWING NOTICE" is defined in SECTION 2.11(a) hereof.

     "BUILD TO SUIT PROJECT" means a real estate project under development not yet owned by a member of the Consolidated Group (although the underlying land may already be owned by a Member of the Consolidated Group) but which a member of the Consolidated Group has contracted to purchase upon completion and with respect to which the construction related conditions to the purchaser's obligation to purchase (e.g. substantial completion and/or issuance of a certificate of occupancy) have not yet been satisfied. Build to Suit Project shall also include other similar arrangements which are the functional equivalent of a project of the type described in this definition but which do not precisely satisfy the requirements of this definition (i.e. other projects which would commonly be described as a "build to suit" project or which create an obligation to own or purchase a real estate project that does not appear on the balance sheet of such member of the Consolidated Group, even if such other projects are not precisely described by the language in this definition). For purposes of establishing their liability and value hereunder, Build to Suit Projects shall be deemed to represent a financial obligation equal to the purchase price payable for such project upon completion and an asset having an imputed value equal to such purchase price.

     "BUSINESS DAY" means a day, other than a Saturday, Sunday or holiday, on which banks are open for business in Chicago, Illinois and in San Francisco, California and, where such term is used in reference to the selection or determination of the Adjusted LIBOR Rate, in London, England.

     "CAPITAL EXPENDITURE RESERVE AMOUNT" means, for any quarter, $1.25 per square foot of Leased Space as of the last day of the quarter.

     "CAPITAL STOCK" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent equity ownership interests in a Person which is not a corporation and any and all warrants or options to purchase any of the foregoing.

     "CASH EQUIVALENTS" shall mean (i) short-term obligations of, or fully guaranteed by, the United States of America, (ii) commercial paper rated A-1 or better by S&P's or P-1 or better by

Moody's, (iii) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000, or (iv) shares of any money market mutual fund rated at least AAA or the equivalent by S&P or at least Aaa or the equivalent by Moody's.

     "CODE" means the Internal Revenue Code of 1986 as amended from time to time, or any replacement or successor statute, and the regulations promulgated thereunder from time to time.

     "COMMITMENT" means the obligation of each Lender, subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties herein, to make Advances (including Advances to repay draws under Facility Letters of Credit Obligations), and to participate in Facility Letters of Credit, in an amount not exceeding in the aggregate the amount set forth opposite its signature below, or the amount stated in any subsequent amendment hereto, as such amount may be modified from time to time pursuant to the terms hereof.

     "COMPLETED BUILD TO SUIT PROJECT" means a Build to Suit Project for which the construction related conditions to the purchaser's obligation to purchase (e.g. substantial completion and/or issuance of a certificate of occupancy) have been satisfied.

     "CONSOLIDATED GROUP" means the Borrower, the General Partner and any other subsidiary partnerships or entities of either of them which are required under GAAP to be consolidated with the Borrower and the General Partner for financial reporting purposes.

     "CONSOLIDATED GROUP SHARE" means with respect to any Investment Affiliate, the percentage of the total equity ownership interests held by the Consolidated Group in the aggregate, in such Investment Affiliate, determined by calculating the greater of (i) the percentage of the issued and outstanding stock, partnership interests or membership interests in such Investment Affiliate held by the Consolidated Group in the aggregate and (ii) the percentage of the total book value of such Investment Affiliate that would be received by the Consolidated Group in the aggregate, upon liquidation of such Investment Affiliate after repayment in full of all Indebtedness of such Investment Affiliate.

     "CONSOLIDATED NET WORTH" means, as of any date of determination, the shareholders' equity as shown on the balance sheet of the General Partner as of that date.

     "CONSOLIDATED SECURED DEBT" means, as of any date of determination, (i) the aggregate principal amount of all Indebtedness of the Consolidated Group, plus the Consolidated Group Share of all Indebtedness of any Investment Affiliate, whether recourse or non-recourse, all of which Indebtedness is outstanding at such date and secured by a Lien on any asset or Capital Stock, including without limitation loans secured by mortgages, stock, or partnership interests, plus, without duplication, (ii) the aggregate principal amount of all Indebtedness of any Investment Affiliate which Indebtedness is outstanding at such date and not secured by a Lien on any asset or Capital Stock but only to the extent same is recourse to the Borrower or any other entity in the Consolidated Group, plus
(iii) the amount, if any, by which aggregate unsecured Indebtedness of Subsidiaries of the General Partner or Subsidiaries of the Borrower exceeds $5,000,000.

     "CONSOLIDATED TOTAL INDEBTEDness" means, as of any date of determination,
(i) all Indebtedness of the Consolidated Group outstanding at such date, after eliminating intercompany items, plus (ii) the Consolidated Group Share of any Indebtedness of any Investment Affiliate outstanding at such date, without duplication.

     "CONSOLIDATED UNSECURED DEBT" means, as of any date of determination, the aggregate principal amount of all Indebtedness of the Consolidated Group, plus the Consolidated Group Share of all Indebtedness of any Investment Affiliate, all of which Indebtedness is outstanding at such date, but excluding that portion of the Consolidated Secured Debt described under clause (i) of such definition.

     "CONTROLLED GROUP" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with all or any of the entities in the Consolidated Group, are treated as a single employer under Sections 414(b) or 414(c) of the Code.

     "CREDIT PARTIES" means, collectively, Borrower and each Guarantor.

     "DEBT SERVICE" means for any period, (a) Interest Expense for such period plus (b) the aggregate amount of regularly scheduled or mandatory principal payments of Indebtedness (excluding optional prepayments and balloon principal payments due on maturity in respect of any Indebtedness) required to be made during such period by the Borrower, or any entity in the Consolidated Group (and, if such period is less than a full twelve month period, annualized by taking the sum of all of the payments required to be made during such period and during any immediately subsequent periods required to create a full twelve month test period), plus (c) the Consolidated Group Share of all such regularly scheduled or mandatory principal payments required to be made during such period by any Investment Affiliate on Indebtedness (excluding optional prepayments and balloon principal payments due on maturity in respect of any Indebtedness) taken into account in calculating Interest Expense (and, if such period is less than a full twelve month period, annualized by taking the sum of all of the payments required to be made during such period and during any immediately subsequent periods required to create a full twelve month test period).

     "DEFAULT" means an event which, with notice or lapse of time or both, would become an Event of Default.

     "DEFAULT RATE" means with respect to any Advance, a rate equal to the interest rate applicable to such Advance plus three percent (3%) per annum.

     "DEFAULTING LENDER" means any Lender which fails or refuses to perform its obligations under this Agreement within the time period specified for performance of such obligation, or, if no time frame is specified, if such failure or refusal continues for a period of five Business Days after written notice from the Agent; PROVIDED that if such Lender cures such failure or refusal, such Lender shall cease to be a Defaulting Lender.

     "DOLLARS" and "$" mean United States Dollars.

     "EBITDA" means, as to any period, net income, adjusted by excluding gains and losses from property sales, debt restructurings and property write-downs (and reduced to eliminate any income from Investment Affiliates), as reported by the Consolidated Group in accordance with GAAP, plus Interest Expense, depreciation, amortization and income tax (if any) expense plus a percentage of such income (adjusted as described above) of any Investment Affiliate equal to the Consolidated Group Share in such Investment Affiliate (provided that no item of income or expense shall be included more than once in such calculation even if it falls within more than one of the foregoing categories). For purposes of this definition, items of income and expense from any Properties acquired or sold during the period in question shall be excluded.

     "EFFECTIVE DATE" means each Borrowing Date and, if no Borrowing Date has occurred in the preceding calendar month, the first Business Day of each calendar month.

     "ELIGIBLE ASSIGNEE" means (i) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000, (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States, or
(iii) a Person that is primarily engaged in the business of commercial banking and that is (A) a Subsidiary of a Lender, (B) a Subsidiary of a Person of which a Lender is a Subsidiary, or (C) a Person of which a Lender is a Subsidiary.

     "ELIGIBLE JOINT VENTURES" means those joint ventures (i) in which any entity included in the Consolidated Group either is the managing or co-managing general partner or equivalent, or has an equity interest equal or greater than fifty percent (50%), AND (ii) in which such entity included in the Consolidated Group has the ability, in its sole discretion, to sell, encumber or otherwise transfer any interest in the assets of such joint venture, AND (iii) for which no restrictions exist on the upstreaming of Net Operating Income, and (iv) which have agreed to maintain no Indebtedness.

     "ELIGIBLE LAND" means any Land for which all permits and other approvals required of any applicable governmental authority or otherwise for the development thereof have been received.

     "ENVIRONMENTAL LAWS" means any and all Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any governmental authority having jurisdiction over the Borrower, its Subsidiaries or Investment Affiliates, or their respective assets, and regulating or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect, in each case to the extent the foregoing are applicable to the operations of the Borrower, any Investment Affiliate, or any Subsidiary or any of their respective Properties or other assets.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and regulations promulgated thereunder from time to time.

     "EVENT OF DEFAULT" means any event set forth in ARTICLE X hereof.

     "EXCLUDED TAXES" means, in the case of each Lender or applicable Lending Installation and the Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by (i) the jurisdiction under the laws of which such Lender or the Agent is incorporated or organized or (ii) the jurisdiction in which the Agent's or such Lender's principal executive office or such Lender's applicable Lending Installation is located.

     "EXTENSION FEE" means 0.15% of the amount of the Aggregate Commitment for which the Maturity Date is being extended in accordance with SECTION 2.2

     "EXTENSION REQUEST" is defined in SECTION 2.2 hereof.

     "FACILITY" means the unsecured revolving credit facility described in
SECTION 2.1.

     "FACILITY FEE" is defined in SECTION 2.7.

     "FACILITY FEE RATE" means the applicable rate set forth in the table in
SECTION 2.6 used in calculating the Facility Fee, which shall vary from time to time in accordance with the Borrower's Leverage Ratio, all in the manner set forth in SECTION 2.6.

     "FACILITY LETTER OF CREDIT" means a Letter of Credit issued hereunder.

     "FACILITY LETTER OF CREDIT FEE" is defined in SECTION 3.8.

     "FACILITY LETTER OF CREDIT OBLIGATIONS" means, as at the time of determination thereof, all liabilities, whether actual or contingent, without duplication, of the Borrower with respect to Facility Letters of Credit, including the aggregate undrawn face amount of the then outstanding Facility Letters of Credit, but not including Reimbursement Obligations.

     "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

     "FINANCEABLE GROUND LEASE" means a ground lease satisfactory to the Required Lenders and the Agent's counsel in their reasonable discretion, which must provide protections for a potential leasehold mortgagee ("MORTGAGEE") which include, among other things (i) a remaining term of no less than 25 years from the Agreement Execution Date, (ii) that the lease will not be terminated until the Mortgagee has received notice of a default and has had a reasonable opportunity to cure or complete foreclosure, and fails to do so, (iii) a new lease on the same terms to the Mortgagee as tenant if the ground lease is terminated for any reason, (iv) non-merger of the fee and leasehold estates, (v) free transferability of the tenant's interest under the ground lease and (vi) that insurance proceeds and condemnation awards (from the fee interest as well as the leasehold interest) will be applied pursuant to the terms of a leasehold mortgage.

     "FIXED CHARGES" means, for any quarter, the sum of (i) Debt Service, (ii) the Capital Expenditure Reserve Amount, (iii) Preferred Dividends, and (iv) ground lease payments, each calculated on an annualized basis.

     "FUNDED PERCENTAGE" means, with respect to any Lender at any time, a percentage equal to a fraction the numerator of which is the amount of the Aggregate Commitment actually disbursed and outstanding to Borrower by such Lender at such time, and the denominator of which is the total amount of the Aggregate Commitment disbursed and outstanding to Borrower by all of the Lenders at such time.

     "FUNDS FROM OPERATIONS" shall mean GAAP net income of the Consolidated Group, plus a percentage of GAAP net income of any Investment Affiliate equal to the Consolidated Group Share of such Investment Affiliate, all of which income shall be adjusted by (i) excluding gains and losses from property sales, debt restructurings and property write-downs and adjusted for the non-cash effect of straight-lining of rents, (ii) straight-lining various ordinary operating expenses which are payable less frequently than monthly (e.g., real estate taxes) and (iii) adding back depreciation, amortization and all non-cash items. In calculating Funds From Operations, no deduction shall be made from net income for closing costs and other one-time charges associated with the formation and capitalization of such Person.

     "GAAP" means generally accepted accounting principles in the United States of America consistent with those utilized in preparing the audited financial statements of the Borrower required hereunder and applied consistently from period to period.

     "GENERAL PARTNER" means Great Lakes REIT, a Maryland real estate investment trust whose common shares of beneficial interest are listed on the New York Stock Exchange, and which is qualified as a real estate investment trust under the Code. The General Partner is the sole general partner of Borrower.

     "GROSS ASSET VALUE" means, for the Consolidated Group, for any quarter, (A) the sum of (i) total unrestricted cash and Cash Equivalents, plus the Consolidated Group Share of the unrestricted cash and Cash Equivalents of any Investment Affiliate, plus (ii) Real Estate Asset Value, plus (iii) Eligible Land, valued at the lesser of cost or market value, provided that in no event shall the aggregate amount added to Gross Asset Value pursuant to this clause
(iii) exceed ten percent (10%) of the Gross Asset Value, plus (iv) an amount equal to fifty percent (50%) of the cost of all 50% Preleased Assets Under Development and one hundred percent (100%) of the cost of all 75% Preleased Assets Under Development, provided, however, that in no event shall the aggregate amount added to Gross Asset Value pursuant to this clause (iv) exceed fifteen percent (15%) of the Gross Asset Value, less (B) the Capital Expenditure Reserve Amount for such quarter.

     "GROSS REVENUES" means total revenues, calculated in accordance with GAAP.

     "GUARANTEE OBLIGATION" means as to any Person (the "guaranteeing person"), any obligation (determined without duplication) of the guaranteeing person (or any other Person [including, without limitation, any bank under any letter of credit] if the guaranteeing person has issued a reimbursement, counter indemnity or similar obligation in favor of such other Person) guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the maximum stated amount of the primary obligation relating to such Guarantee Obligation (or, if less, the maximum stated liability set forth in the instrument embodying such Guarantee Obligation), provided, that in the absence of any such stated amount or stated liability, the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as reasonably determined by the Borrower in good faith, subject to the Agent's approval, which approval shall not be unreasonably withheld.

     "GUARANTOR" means, collectively, the General Partner, each Subsidiary listed as a Credit Party on SCHEDULE 6.1 attached hereto, and each other Person that executes and delivers the Guaranty from time to time.

     "GUARANTY" means the Guaranty or Guaranties executed and delivered in the form attached hereto as EXHIBIT A, singly or collectively as the context requires.

     "HEDGING AGREEMENTS" means interest rate protection agreements, foreign currency exchange agreements, commodity purchase or option agreements or other interest, exchange rate or commodity price hedging agreements.

     "INDEBTEDNESS" of any Person at any date means without duplication (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person for the deferred purchase price of property or services (other than current trade liabilities and other accounts payable, and accrued expenses incurred in the ordinary course of business and payable in accordance with customary practices), to the extent such obligations constitute indebtedness for the purposes of GAAP, (iii) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (iv) all obligations of such Person under financing leases and capital leases, (v) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (vi) all Guarantee Obligations of such Person (excluding in any calculation of consolidated indebtedness of the Consolidated Group, Guarantee Obligations of any member of the Consolidated Group in respect of primary obligations of any other member of the Consolidated Group so as to avoid double counting), (vii) all reimbursement obligations of such Person for letters of credit and other contingent liabilities, (viii) all liabilities secured by any Lien (other than Liens for taxes not yet due and payable) on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (ix) any repurchase obligation or liability of such Person or any of its Subsidiaries with respect to accounts or notes receivable sold by such Person or any of its Subsidiaries, (x) any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheet of such Person (e.g. "synthetic leases" and other transactions which are functional equivalents of borrowing, but not typical "operating leases" which are not substantially economically equivalent to ownership of property encumbered by debt), (xi) Senior Preferred Stock, (xii) such Person's allocable percentage of debt of any Investment Affiliates equal to the greater of (a) the percentages of the principal amount of such debt(s) for which such Person is liable as a general partner or otherwise and (b) the applicable economic interest in such Investment Affiliate(s) held by such Person, in the aggregate,
(xiii) all obligations to make advances and contributions of a liquidated amount to

Investment Affiliates, (xiv) to the extent not included in Interest Expense all obligations to make payments under any Hedging Agreements, and (xv) all obligations of such Person to purchase a Completed Build To Suit Project.

     "INSOLVENCY" means insolvency as defined in the United States Bankruptcy Code, as amended. "Insolvent" when used with respect to a Person, shall refer to a Person who satisfies the definition of Insolvency.

     "INTEREST EXPENSE" means, for any period, the sum (calculated on an annualized basis) of (i) all interest expense of the Consolidated Group determined in accordance with GAAP, plus (ii) capitalized interest not covered by an interest reserve from a loan facility, plus (iii) the allocable portion (based on liability) of any accrued or paid interest incurred on any obligation for which any entity in the Consolidated Group is wholly or partially liable under repayment, interest carry, or performance guarantees, or other relevant liabilities, plus (iv) the Consolidated Group Share of any accrued or paid interest incurred on any Indebtedness of any Investment Affiliate, whether recourse or non-recourse, provided that no expense shall be included more than once in such calculation even if it falls within more than one of the foregoing categories.

     "INVESTMENT AFFILIATE" means any Person in which any entity in the Consolidated Group, directly or indirectly, has an ownership interest but which is not a member of the Consolidated Group.

     "ISSUANCE DATE" is defined in SECTION 3.4(a)(2).

     "ISSUANCE NOTICE" is defined in SECTION 3.4(c).

     "ISSUING BANK" means, with respect to each Facility Letter of Credit, the Lender which issues such Facility Letter of Credit. The Agent shall be the sole Issuing Bank, provided that, if the Agent is unable to issue Facility Letters of Credit as a result of SECTION 3.2(i) or SECTION 3.3(ii) hereof, the Borrower may select another Lender to act as the Issuing Bank by written notice to the Agent and with the approval of such other Lender.

     "LAND" means any parcel of real property wholly-owned in fee simple of record by any entity in the Consolidated Group or any Investment Affiliate (provided, however, that any such parcel of an Investment Affiliate shall be included only to the extent of Consolidated Group Share of such Investment Affiliate), which parcel is not improved.

     "LEASED SPACE" means, as of any date of determination, the total rentable area, then leased, subleased, licensed or otherwise occupied under any written agreement at market rates (determined as of the time such agreement was entered into), in all of the Projects.

     "LENDERS" means, collectively, Bank One and the other Persons executing this Agreement in such capacity, or any Person which subsequently executes and delivers any amendment hereto and becomes a party hereto in such capacity in accordance with the terms and conditions of this Agreement and each of their respective permitted successors and assigns. Where reference is made to "the Lenders" in any Loan Document it shall be read to mean "all of the Lenders".

     "LENDING INSTALLATION" means any U.S. office of any Lender authorized to make loans similar to the Advances described herein.

     "LETTER OF CREDIT" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

     "LETTER OF CREDIT COLLATERAL ACCOUNT" is defined in Section 3.9.

     "LETTER OF CREDIT REQUEST" is defined in SECTION 3.4(a).

     "LEVERAGE RATIO" means the ratio of Consolidated Total Indebtedness to Gross Asset Value.

     "LIBOR ADVANCE" means an Advance that bears interest at the Adjusted LIBOR Rate.

     "LIBOR INTEREST PERIOD" means, with respect to a LIBOR Advance, a period of one, two, three or six months (to the extent that periods in excess of three months are generally available from the Lenders) commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such LIBOR Interest Period shall end on (but exclude) the day which corresponds numerically to such date one, two, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such LIBOR Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If a LIBOR Interest Period would otherwise end on a day which is not a Business Day, such LIBOR Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such LIBOR Interest Period shall end on the immediately preceding Business Day.

     "LIBOR RATE" means, with respect to a LIBOR Advance for the relevant LIBOR Interest Period, the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars appearing on Reuters Screen FRBD as of 11:00 a.m. (London time) two Business Days prior to the first day of such LIBOR Interest Period, and having a maturity equal to such LIBOR Interest Period, provided that, (i) if Reuters Screen FRBD is not available to the Agent for any reason, the applicable LIBOR Base Rate for the relevant LIBOR Interest Period shall instead be the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such LIBOR Interest Period, and having a maturity equal to such LIBOR Interest Period, and (ii) if no such British Bankers' Association Interest Settlement Rate is available to the Agent, the applicable LIBOR Base Rate for the relevant LIBOR Interest Period shall instead be the rate determined by the Agent to be the rate at which Bank One or one of its Affiliate banks offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such LIBOR Interest Period, in the approximate amount of Bank One's relevant LIBOR Loan and having a maturity approximately equal to such LIBOR Interest Period.

     "LIEN" means any mortgage, pledge, negative pledge, hypothecation, deposit arrangement, preference, priority, security interest, collateral assignment, statutory or consensual lien, charge, restriction or encumbrance of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code on any property leased to any Person under a lease which is not in the nature of a conditional sale or title retention agreement, or any subordination agreement in favor of another Person). For purposes of this Agreement, a Lien on the Capital Stock of any Person shall be deemed to constitute a Lien on the assets of said Person.

     "LOAN" means, with respect to a Lender, such Lender's portion of any Advance.

     "LOAN DOCUMENTS" means this Agreement, the Notes, the Guaranty and any and all other agreements or instruments now or hereafter required by Lenders hereunder and executed and delivered by the Borrower or any Guarantor from time to time and evidencing, securing or guaranteeing the Obligations, as any of the foregoing may be amended from time to time.

     "MARGIN STOCK" has the meaning ascribed to it in Regulation U of the Board of Governors of the Federal Reserve System.

     "MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, Properties or condition (financial or otherwise) of the Borrower and the Guarantors taken as a whole which could reasonably be expected to affect (i) the ability of the Borrower or the Guarantors to perform their obligations under the Loan Documents, or (ii) the validity or enforceability of any of the Loan Documents.

     "MATERIALS OF ENVIRONMENTAL CONCERN" means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, radon, polychlorinated biphenyls and urea-formaldehyde insulation.

     "MATURITY DATE" means March 23, 2004, subject to extension pursuant to the terms and conditions of SECTION 2.2 hereof, or such earlier date on which the principal balance of the Facility and all other sums due in connection with the Facility shall be due as a result of the acceleration of the Facility.

     "MONETARY DEFAULT" means any Default involving Borrower's failure to pay any of the Obligations when due.

     "MOODY'S" means Moody's Investors Service, Inc. and its successors.

     "NET OPERATING INCOME" means, as to any Property for any fiscal period, an amount equal to (a) rents and other revenues received in the ordinary course from such Property (including proceeds of rent loss insurance), less (b) all expenses paid or accrued related to the ownership, operation or maintenance of such Property, excluding capital expenditures, but including, without limitation, taxes, assessments and the like, insurance, utilities, payroll costs, maintenance, repair and landscaping expenses, management fees, leasing commissions and on-site marketing expenses.

     "NOTE" means the promissory note payable to the order of each Lender in the form attached hereto as EXHIBIT B (collectively, the "NOTES"), including any amendment, modification, renewal or replacement of such promissory note.

     "OBLIGATIONS" means all unpaid principal of and accrued and unpaid interest on the Notes, all Reimbursement Obligations, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Agent, the Issuing Bank or any indemnified party hereunder arising under the Loan Documents.

     "OTHER TAXES" is defined in SECTION 4.5(ii).

     "OUTSTANDING CREDIT EXPOSURE" means, as to any Lender at any time, the sum of (i) the aggregate principal amount of its Loans (excluding Swingline Loans) outstanding at such time, plus (ii) an amount equal to its Percentage of the Facility Letter of Credit Obligations and the aggregate principal amount of Swingline Loans outstanding at such time.

     "PARTICIPANTS" is defined in SECTION 13.2(a) hereof.

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "PERCENTAGE" means, with respect to each Lender, the applicable percentage of the then-current Aggregate Commitment represented by such Lender's then-current Commitment.

     "PERMITTED LIENS" are defined in SECTION 9.6 hereof.

     "PERSON" means an individual, a corporation, a limited or general partnership, an association, a joint venture or any other entity or organization, including a governmental or political subdivision or an agent or instrumentality thereof.

     "PLAN" means an employee benefit plan as defined in Section 3(3) of ERISA, whether or not terminated, as to which the Borrower or any member of the Controlled Group may have any liability.

     "PREFERRED DIVIDENDS" means, for any period, without duplication of such amounts as constitute intercompany debts or distributions, the sum of (a) dividends or distributions due and payable or accrued during such period on preferred stock issued by General Partner or a corporate Subsidiary of the Borrower or General Partner, and (b) distributions which are the functional equivalent of preferred dividends (I.E., which the issuer is required to make prior to distributions on another class or other classes of partnership or other equity interests) and which are due and payable or accrued during such period on preferred partnership or other equity interests issued by Borrower or any other Subsidiary of the General Partner or Borrower.

     "PRELEASED ASSETS UNDER DEVELOPMENT" means as of any date of determination, any Project or Completed Build to Suit Project which (i) is under construction for intended use and completion as a Project and is then either a Completed Build to Suit Project or is treated as an asset under development under GAAP, and (ii) has, as of such date, at least fifty percent (50%) of its projected total rentable area leased at market rates to third party tenants similar to those at Borrower's other properties, both such land and improvements under construction to be valued for purposes of this Agreement at then-current book value, as determined in accordance with GAAP; provided, however, in no event shall Preleased Assets Under Development include any Project after the date on which a certificate of occupancy or comparable authorization has been issued for such Project by the applicable governmental authority. Preleased Assets Under Development shall be comprised of two groups: "75% Preleased Assets Under Development" which shall mean, collectively, any Preleased Assets Under Development that has, as of such date, at least seventy five percent (75%) of its projected total rentable area so leased; and "50% Preleased Assets Under Development" which shall mean, collectively, any Preleased Asset Under Development that has, as of such date, less than seventy five percent (75%) but at least fifty percent (50%) of its projected total rentable area so leased.

     "PRIME RATE" means a rate per annum equal to the prime rate of interest announced from time to time by Bank One or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

     "PROJECT" means any parcel of real property (i) wholly-owned in fee simple of record by any entity in the Consolidated Group or any Investment Affiliate,
(ii) leased by any entity in the Consolidated Group or any Investment Affiliate under an Approved Ground Lease, or (iii) which is a Completed Build to Suit Project which any entity in the Consolidated Group or any Investment Affiliate is obligated to purchase, (provided, however, that any such parcel of an Investment Affiliate shall be included only to the extent of Consolidated Group Share of such Investment Affiliate), together with all improvements thereon, which is fully improved for use and operated as an office property, and with respect to which a certificate of occupancy or comparable authorization has been issued by the applicable governmental authority.

     "PROPERTY" means each parcel of real property (i) wholly-owned in fee simple of record by any entity in the Consolidated Group or any Investment Affiliate, (ii) leased by any entity in the Consolidated Group or any Investment Affiliate under an Approved Ground Lease, or (iii) which is a Completed Build to Suit Project which any entity in the Consolidated Group or any Investment Affiliate is obligated to purchase, together with all improvements, if any, thereon, provided, however, that any such parcel of an Investment Affiliate shall be included only to the extent of Consolidated Group Share of such Investment Affiliate.

     "PROPERTY OPERATING INCOME" means, with respect to any Project, for any period, revenues from rental operations net of operating expenses (computed in accordance with GAAP but without deduction for reserves) attributable to such Project PLUS depreciation, amortization and interest expense with respect to such Project for such period (but only to the extent such items were actually deducted in computing such net revenues), and, if such period is less than a year, adjusted by straight lining various ordinary operating expenses which are payable less frequently than once during every such period (e.g. real estate taxes and insurance). At the request of either Borrower or the Agent, the earnings from rental operations reported for the immediately preceding fiscal quarter shall be adjusted to include budgeted pro forma earnings (as substantiated to the reasonable satisfaction of the Agent) for an entire quarter for any Project acquired or placed in service during the then-current fiscal quarter and to exclude earnings with respect to such immediately preceding fiscal quarter from any Project not owned as of the date of determination.

     "PURCHASERS" is defined in SECTION 13.3(a) hereof.

     "QUALIFIED OFFICER" means, with respect to any entity, the chief financial officer, chief accounting officer or controller of such entity if it is a corporation or of such entity's general partner if it is a partnership or such other appropriate individual approved by the Agent.

     "RATE OPTION" means the Adjusted Alternate Base Rate or the Adjusted LIBOR Rate. The Rate Option in effect on any date shall always be the Adjusted Alternate Base Rate unless the Borrower has properly selected the Adjusted LIBOR Rate pursuant to SECTION 2.11 hereof.

     "REAL ESTATE ASSET VALUE" means, for any quarter, the sum of (i) the quotient of (x) EBITDA for such quarter from all Properties owned as of the beginning of such quarter (which EBITDA shall be calculated by annualizing actual EBITDA for such quarter, but shall exclude EBITDA, if any, attributable to Preleased Assets Under Development), divided by (y) a capitalization rate equal to 9.75%, plus (ii) the gross acquisition cost paid for any Property acquired during such quarter, less customary brokerage fees and other closing costs incurred in connection with such acquisition.

     "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

     "REIMBURSEMENT OBLIGATIONS" means at any time, the aggregate of those Obligations of the Borrower to the Lenders, the Issuing Bank and the Agent in respect of all unreimbursed payments or disbursements made by the Lenders, the Issuing Bank and the Agent under or in respect of the Facility Letters of Credit.

     "REPORTABLE EVENT" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waivers in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

     "REQUIRED LENDERS" means Lenders in the aggregate having at least 66 2/3% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 66 2/3% of the aggregate Outstanding Credit Exposure; provided that in each case, in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded and the Percentages (or, if applicable, percentage of Outstanding Credit Exposure) of Lenders shall be redetermined, for voting purposes only, to exclude the Percentages of (or, if applicable, Outstanding Credit Exposure of) such Defaulting Lenders.

     "RESERVE REQUIREMENT" means, with respect to a LIBOR Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

     "S&P" means Standard & Poor's Ratings Group and its successors.

     "SENIOR PREFERRED STOCK" means the stated value of any preferred stock issued by the General Partner which is not typical preferred stock but instead is both (i) redeemable by the holders thereof on any fixed date or upon the occurrence of any event and (ii) as to payment of dividends or amounts on liquidation, either guaranteed by any direct or indirect Subsidiary of the

General Partner or secured by any property of the General Partner or any direct or indirect Subsidiary of the General Partner.

     "SENIOR PREFERRED STOCK EXPENSE" means, for any period for any Person, the aggregate dividend payments due to the holders of Senior Preferred Stock of such Person, whether payable in cash or in kind, and whether or not actually paid during such period, in each case on an annualized basis (if such period is less than a full fiscal year).

     "SOLVENT" means, as to any Person on a particular date, that such Person
(a) has capital sufficient to carry on its existing business and transactions and all business and transactions in which it is about to engage, (b) owns property having a value, both at fair valuation and at present fair salable value, greater than the amount required to pay its probable liabilities (including, without limitation, contingencies), (c) does not intend to or believe that it will incur debts or liabilities beyond its ability to pay the same as they mature and (d) is not Insolvent.

     "SUBSIDIARY" means as to any Person, a corporation, partnership, trust or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person, and provided such corporation, partnership or other entity is consolidated with such Person for financial reporting purposes under GAAP.

     "SWINGLINE ADVANCES" means, as of any date, collectively, all Swingline Loans then outstanding under this Facility.

     "SWINGLINE COMMITMENT" means the obligation of the Swingline Lender to make Swingline Loans not exceeding $10,000,000 in the aggregate outstanding from time to time.

     "SWINGLINE LENDER" means Bank One, in its capacity as a Lender.

     "SWINGLINE LOAN" means a Loan made by the Swingline Lender under the special availability provisions described in SECTIONS 2.16 hereof.

     "TAXES" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes and Other Taxes.

     "TRANSFEREE" is defined in SECTION 13.4 hereof.

     "UNENCUMBERED ASSET" means those Projects held by any Credit Party or any Eligible Joint Venture which, as of any date of determination, (a) is not subject to any Liens other than Permitted Liens (excluding Liens described in SCHEDULE 9.6 attached hereto), (b) is not subject to any agreement (including any organizational documents or any agreement governing Indebtedness incurred in order to finance or refinance the acquisition of such asset) which prohibits or limits the ability of any Credit Party or Eligible Joint Venture, as the case may be, to create, incur, assume or suffer to exist any Lien upon any assets or Capital Stock of such Credit Party or Eligible Joint Venture, (c) is not subject to any agreement (including any agreement governing Indebtedness incurred in order to finance or refinance the acquisition of such asset) which (i) entitles any Person to the benefit of any Lien (other than Permitted Liens excluding Liens described in SCHEDULE 9.6 attached hereto) on any assets or Capital Stock of any Credit Party or Eligible Joint Venture or
(ii) would entitle any Person to the benefit of any Lien (other than Permitted Liens excluding Liens described in SCHEDULE 9.6 attached hereto) on such assets or Capital Stock upon the occurrence of any contingency (including, without limitation, pursuant to an "equal and ratable" clause), (d) is located in the United States, (e) is not the subject of any material architectural/engineering issue or any material Environmental Law issue, as evidenced by a certification of Borrower, and (f) is in material compliance with the applicable representations and warranties in ARTICLE VI below; provided that that portion of the value of any Project which would, as of the date of determination, exceed fifteen percent (15%) of the Value of Unencumbered Assets shall be excluded herefrom. Notwithstanding anything to the contrary contained in this Agreement, if the Agent reasonably determines that any Project theretofore identified by Borrower as an Unencumbered Asset may be the subject of a material architectural/engineering issue or a material Environmental Law issue, the Agent may (i) require Borrower to furnish a current detailed environmental assessment or architectural/engineering assessment, as the case may be, and, if applicable, a written estimate of any remediation costs from a qualified architect, engineer or contractor acceptable to the Agent, in which event Borrower shall promptly obtain and furnish the same at its own expense, and (ii) exclude any such Property from the Unencumbered Assets at its election. No Project of any Credit Party or Eligible Joint Venture shall be included as an Unencumbered Asset unless both such Project and all Capital Stock (excluding Capital Stock that is publicly traded) of such Credit Party or Eligible Joint Venture, as the case may be, is unencumbered (other than Permitted Liens, but excluding Liens described on SCHEDULE 9.6), and, in the case of any Credit Party other than the Borrower and any Eligible Joint Venture, such entity has no Indebtedness for borrowed money (other than any Indebtedness due to the Borrower or any other Credit Party).

     "VALUE OF UNENCUMBERED ASSETS" means, as of any date, (1) the amount determined by dividing (A) the annualized Property Operating Income from each Project which is an Unencumbered Asset as of such date based on a calculation period which shall be the immediately preceding full fiscal quarter by (B) 9.75%, less (2) the portion of the annualized Capital Expenditure Reserve Amount which is attributable to such Projects. If a Project has been acquired during such a calculation period then Borrower shall be entitled to include budgeted pro forma Property Operating Income and Capital Expenditure Reserve Amount from such Project for the entire calculation period in the foregoing calculation. If a Project is no longer owned as of the date of calculation, then no value shall be included based on capitalizing Property Operating Income from such Project and no Capital Expenditure Reserve Amount shall be deducted on account of such Project.

     The foregoing definitions shall be equally applicable to both the singular and the plural forms of the defined terms.

     1.2 FINANCIAL STANDARDS. All financial and accounting terms used and not otherwise defined herein shall be construed in accordance with GAAP. All financial and accounting computations and determinations required of a Person under this Agreement shall be made, and all financial information required under this Agreement shall be prepared, in accordance with GAAP, except as otherwise expressly provided herein.

                                   ARTICLE II

                                  THE FACILITY

     2.1 THE FACILITY.

          (a) Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower contained herein, Lenders agree, severally and not jointly, to make Advances through the Agent to Borrower from time to time prior to the Maturity Date, provided that the making of any such Advance will not cause the then Allocated Facility Amount to exceed the then-current Aggregate Commitment. The Advances may be ratable Alternate Base Rate Advances, ratable LIBOR Advances or non-pro rata Swingline Loans. Except as provided in SECTION 2.16 hereof, each Lender shall be required to fund only its Percentage of each such Advance and no Lender will be required to fund any amounts which when aggregated with such Lender's Percentage of (i) all other Advances then outstanding, (ii) all Swingline Advances and (iii) all Facility Letter of Credit Obligations would exceed such Lender's then-current Commitment. This facility ("FACILITY") is a revolving credit facility and, subject to the provisions of this Agreement, Borrower may request Advances hereunder, repay such Advances and reborrow Advances at any time prior to the Maturity Date.

          (b) The Facility created by this Agreement, and that Commitment of each Lender to lend hereunder, shall terminate on the Maturity Date, unless sooner terminated in accordance with the terms of this Agreement.

          (c) In no event shall the Aggregate Commitment exceed Two Hundred Million Dollars ($200,000,000).

     2.2 FINAL PRINCIPAL PAYMENT AND EXTENSION OPTION. Any outstanding Advances and all other unpaid Obligations shall be paid in full by the Borrower on the Maturity Date. The Maturity Date can be extended for a single extension period of one (1) year upon request ("Extension Request") delivered by the Borrower to the Agent not later than sixty (60) days, nor earlier than one hundred twenty
(120) days, prior to the Maturity Date, if, but only if (i) no Default has occurred and is continuing at the time of such Extension Request or at the time of the Maturity Date and Borrower shall have delivered to the Agent a certificate to that effect both concurrently with the delivery of the Extension Request and on the scheduled Maturity Date; (ii) the Required Lenders agree to such extension; and (iii) Borrower pays the Extension Fee at the time of the initially scheduled Maturity Date (which fee shall be paid to the Agent for distribution to the Lenders which will have continuing Commitments). Promptly upon receipt from the Borrower of any Extension Request, the Agent shall notify each Lender of the contents of such notice. Each Lender approving an Extension Request shall deliver its written consent (a "Consent Notice") to the Borrower and the Agent on or prior to the fifteenth (15th) day after the date on which such notice is sent by the Agent to the Lenders (the "Response Date"). Each Lender may give or withhold its consent to any Extension Request in its sole discretion. No extension shall be effective with respect to any Lender which (i) by notice (a "Withdrawal Notice") to the Borrower and the Agent prior to the Response Date declines to consent to such Extension Request or (ii) fails to respond to the Borrower and the Agent prior to the Response Date (each such Lender is referred to as a "Withdrawing Lender" and each Lender other than a Withdrawing Lender is referred to as a "Continuing Lender"). The Agent shall promptly notify

                                       18
the Borrower and the Lenders whether the Extension Request was approved or denied. If the consent of the Required Lenders to any such Extension Request is received by the Agent on or prior to the Response Date and the other requirements set forth above for the effectiveness of the extension are satisfied then, (i) the new Maturity Date shall become effective on the initial scheduled Maturity Date, (ii) the Agent shall promptly notify the Borrower and each Lender of the new Maturity Date, (iii) the Commitments of the Continuing Lenders shall be extended to the new Maturity Date and (iv) the Withdrawing Lenders shall be paid in full and their Commitments shall be cancelled or assumed by new lenders selected by the Borrower and the Arranger on the initial scheduled Maturity Date. Upon repayment of a Withdrawing Lender's Loans, such Lender shall be released from this Agreement, its Percentage of the Aggregate Commitment, and all of the rights and obligations under this Agreement as of the date of such release. Such Lender will remain responsible for all obligations accruing prior to the date of such release and shall be entitled to all benefits (such as indemnities from the Borrower) accruing prior to the date of such release. Concurrently with such release, the Aggregate Commitment shall be reduced by the Commitment of the Lender that is released and the Percentages shall be recalculated, unless the Borrower arranges for a new lender to assume such Lender's Commitment by assignment in accordance with the terms of this Agreement.

         2.3 Advances funded by the Lenders shall be made available to Borrower by Agent in accordance with SECTION 2.1(A) and SECTION 2.11 hereof. The obligation of each Lender to fund its Percentage of each ratable Advance shall be several, and not joint or joint and several.

         2.4 EVIDENCE OF CREDIT EXTENSIONS. The Advances of each Lender outstanding at any time shall be evidenced by the Notes. Each Note executed by the Borrower shall be in a maximum principal amount equal to each Lender's Percentage of the Aggregate Commitment. Each Lender shall record Advances and principal payments thereof on the schedule attached to its Note or, at its option, in its records, and each Lender's record thereof shall be conclusive absent Borrower furnishing to such Lender conclusive and irrefutable evidence of an error made by such Lender with respect to that Lender's records. Notwithstanding the foregoing, the failure to make, or an error in making, a notation with respect to any Advance or payment shall not limit or otherwise affect the obligations of Borrower hereunder or under the Notes to pay the amount actually owed by Borrower to Lenders.

         2.5 RATABLE LOANS. Each Advance hereunder shall consist of Loans made from the several Lenders ratably in proportion to their Percentages, except for Swingline Loans which shall be made by the Swingline Lender in accordance with SECTION 2.16. The ratable Advances may be Alternate Base Rate Advances, LIBOR Advances or a combination thereof selected by the Borrower in accordance with SECTIONS 2.10 and 2.11.

         2.6 APPLICABLE MARGINS AND FACILITY FEE RATE. The Applicable Margin over the then Alternate Base Rate or LIBOR Rate, as applicable to the Advance(s) in question, and the Facility Fee Rate, shall vary from time to time in accordance with Borrower's Leverage Ratio. The Applicable Margin and Facility Fee Rate shall be adjusted when the Borrower's actual Leverage Ratio as of the end of any fiscal quarter has been determined, effective as of the last day of such fiscal quarter, if the change in Borrower's Leverage Ratio gives rise to such an adjustment. The applicable Leverage Ratios, Applicable Margins and Facility Fee Rates are set forth in the following table:


------------------------------------- -------------------------- ------------------------- --------------------------
                                             APPLICABLE                 APPLICABLE
                                            MARGIN-LIBOR               MARGIN-BASE
LEVERAGE RATIO                                ADVANCES                RATE ADVANCES            FACILITY FEE RATE
--------------                               ----------              ---------------          -------------------

------------------------------------- -------------------------- ------------------------- --------------------------
Less than  or equal to 35%                       100                        0                         20
------------------------------------- -------------------------- ------------------------- --------------------------
Greater  than 35% but  less  than or             110                        10                        20
equal to 45%
------------------------------------- -------------------------- ------------------------- --------------------------
Greater  than 45% but not to  exceed             120                        20                        25
55%
------------------------------------- -------------------------- ------------------------- --------------------------

         All margins and fees are in basis points per annum. "Leverage Ratio" as used in this Section 2.6 does not include any adjustment to liabilities or assets based on Build to Suit Projects.

         2.7 FACILITY FEE. The Borrower agrees to pay to the Agent for the account of each Lender a facility fee (the "FACILITY FEE") calculated on a daily basis beginning on the Agreement Execution Date and each day thereafter while the Aggregate Commitments are in effect equal to the applicable per annum Facility Fee Rate in effect for such day, as shown in SECTION 2.6 hereof, converted to a per diem rate, times the then Aggregate Commitment. The Facility Fee shall be shared among the Lenders based on their respective Percentages and shall be paid quarterly in arrears on the last Business Day of each calendar quarter (commencing June 30, 2001) and upon the Maturity Date.

         2.8 OTHER FEES. The Borrower shall pay all fees payable to the Agent and the Arranger pursuant to the Borrower's prior letter agreements with them.

         2.9 MINIMUM AMOUNT OF EACH ADVANCE. Each LIBOR Advance shall be in the minimum amount of $1,000,000 (and in multiples of $250,000 if in excess thereof), and each Alternate Base Rate Advance shall be in the minimum amount of $1,000,000 (and in multiples of $250,000 if in excess thereof), provided, however, that any Alternate Base Rate Advance may be in the amount of the unused Aggregate Commitment.

         2.10     INTEREST.

                  (a) The outstanding principal balance under the Notes shall bear interest from time to time at a rate per annum equal to:

                           (i)      the Adjusted Alternate Base Rate; or

                           (ii) at the election of Borrower with respect to all or portions of the Obligations, the Adjusted LIBOR Rate.

                  (b) All interest shall be calculated for actual days elapsed on the basis of a 360-day year. Interest accrued on each Advance shall be payable in arrears on the first day of each calendar month, commencing with the first such date to occur after the date hereof, and the Maturity Date. Interest shall not be payable for the day of any payment on the amount paid if payment is received by Agent prior to noon (Chicago time). If any payment of principal or interest under the Notes shall become due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a payment of principal, such extension of time shall be included in computing interest due in connection with such payment.

         2.11     SELECTION OF RATE OPTIONS AND LIBOR INTEREST PERIODS.

                  (a) Borrower, from time to time, may select the Rate Option and, in the case of each LIBOR Advance, the commencement date (which shall be a Business Day) and the length of the LIBOR Interest Period applicable to each LIBOR Advance. Borrower shall give Agent irrevocable notice (a "Borrowing Notice") not later than 11:00 a.m. (Chicago time) (i) at least one Business Day prior to a Alternate Base Rate Advance other than a Swingline Loan, (ii) at least three (3) Business Days prior to a ratable LIBOR Advance, and (iii) not later than 11:00 a.m. (Chicago time) on the Borrowing Date for each Swingline Loan, specifying:

                           (i) the Borrowing Date, which shall be a Business Day, of such Advance,

                           (ii)     the aggregate amount of such Advance,

                           (iii)    the type of Advance selected, and

                           (iv) in the case of each LIBOR Advance, the LIBOR Interest Period applicable thereto.

         The Borrower shall also deliver together with each Borrowing Notice the compliance certificate referenced in SECTION 5.2(a), if required, and otherwise comply with the conditions set forth in SECTION 5.2 for Advances. Agent shall provide each Lender by facsimile with a copy of each Borrowing Notice (and any compliance certificate) as soon as practicable after receipt, and if timely received by Agent in accordance with this SECTION 2.11(a), Agent shall provide same by 4:00 p.m. (Chicago time) on the same Business Day received. Unless otherwise requested in writing by Borrower prior to such date, with respect to each Reimbursement Obligation, the Borrower hereby irrevocably requests an Adjusted Alternate Base Rate Advance on each Business Day on which Reimbursement Obligations are due, in the amount of such Reimbursement Obligations, and the Agent shall give the Lenders notice of each such requested Advance in the same manner as other Adjusted Alternate Base Rate Advances.

         Not later than noon (Chicago time) on each Borrowing Date, each Lender shall make available its Loan or Loans, in funds immediately available in Chicago to the Agent. Agent will promptly make the funds so received from the Lenders available to the Borrower.

                  (b) Agent shall, as soon as practicable after receipt of a Borrowing Notice requesting a LIBOR Advance, determine the Adjusted LIBOR Rate applicable to the requested ratable LIBOR Advance and inform Borrower and Lenders of the same. Each determination of the Adjusted LIBOR Rate by Agent shall be conclusive and binding upon Borrower in the absence of manifest error.

                  (c) If Borrower shall prepay a LIBOR Advance other than on the last day of the LIBOR Interest Period applicable thereto, Borrower shall be responsible to pay all amounts due to Lenders as required by SECTION 4.4 hereof.

                  (d) As of the end of each LIBOR Interest Period selected for a LIBOR Advance, the interest rate on the LIBOR Advance will become the Adjusted Alternate Base Rate, unless Borrower has once again selected a LIBOR Interest Period in accordance with the timing and procedures set forth in
SECTION 2.11(g).

                  (e) The right of Borrower to select the Adjusted LIBOR Rate for an Advance pursuant to this Agreement is subject to suspension as described in SECTION 4.3. In addition, if (i) reasonable means do not exist for determining an Adjusted LIBOR Rate, or (ii) the Adjusted LIBOR Rate would be in excess of the maximum interest rate which Borrower may by law pay, then in either of such events, Agent shall so notify Borrower and Lenders and such Advance shall bear interest at the Adjusted Alternate Base Rate.

                  (f) In no event may Borrower elect a LIBOR Interest Period which would extend beyond the scheduled Maturity Date. In no event may Borrower have more than five (5) different LIBOR Interest Periods for LIBOR Advances outstanding at any one time or have more than five (5) LIBOR Interest Periods expiring in any thirty (30) day period.

                  (g)      Conversion and Continuation.

                           (i) Borrower may elect from time to time, subject to the other provisions of this SECTION 2.11, to convert all or any part of a ratable Advance into any other type of Advance; provided that any conversion of a ratable LIBOR Advance shall be made on, and only on, the last day of the LIBOR Interest Period applicable thereto.

                           (ii) Alternate Base Rate Advances shall continue as Alternate Base Rate Advances unless and until such Alternate Base Rate Advances are converted into ratable LIBOR Advances pursuant to a Conversion/Continuation Notice from Borrower in accordance with SECTION 2.11(g)(iv). Ratable LIBOR Advances shall continue until the end of the then applicable LIBOR Interest Period therefor, at which time each such Advance shall be automatically converted into an Alternate Base Rate Advance unless the Borrower shall have given the Agent a Conversion/Continuation Notice in accordance with
                  SECTION 2.11(g)(iv) requesting that, at the end of such LIBOR Interest Period, such Advance either continue as an Advance of such type for an additional LIBOR Interest Period of the same or different duration.

                           (iii) Notwithstanding anything to the contrary contained in this SECTION 2.11(g), no Advance may be converted into a LIBOR Advance or continued (following the end of a LIBOR Interest Period) as a LIBOR Advance when any Monetary Default or Event of Default has occurred and is continuing.

                           (iv)     The Borrower shall give the Agent
                  irrevocable notice (a "Conversion/Continuation Notice") of each conversion of an Advance or continuation of a LIBOR Advance not later than 11:00 a.m. (Chicago time) on the

                  Business Day immediately preceding the date of the requested conversion, in the case of a conversion into an Alternate Base Rate Advance, or 11:00 a.m. (Chicago time) at least three (3) Business Days prior to the date of the requested conversion or continuation, in the case of a conversion into or continuation of a ratable LIBOR Advance, specifying: (1) the requested date (which shall be a Business Day) of such conversion or continuation; (2) the amount and type of the Advance to be converted or continued; and (3) the amounts and type(s) of Advance(s) into which such Advance is to be converted or continued and, in the case of a conversion into or continuation of a ratable LIBOR Advance, the duration of the LIBOR Interest Period applicable thereto.

                           (v) Agent shall provide each Lender by facsimile with a copy of each Conversion/Continuation Notice as soon as practicable after receipt, and if timely received by Agent in accordance with SECTION 2.11(g)(iv) above, Agent shall provide same by 4:00 p.m. (Chicago time) on the same Business Day it is received.

         2.12 METHOD OF PAYMENT. All payments of the Obligations hereunder shall be made, without set-off, deduction, or counterclaim, in immediately available funds by wire transfer to Agent's account designated in writing from time to time by notice to Borrower or, in the absence of such notice, to Agent at its address specified herein, or at any other Lending Installation specified in writing by Agent to Borrower, by noon (local time) on the date when due and shall be applied ratably by Agent among the Lenders, except as otherwise provided herein. Each payment received by Agent for the account of any Lender by the time of day specified herein shall be delivered on the same Business Day by Agent to such Lender in the same type of funds that Agent received at its address specified above in this SECTION 2.12 or at any Lending Installation specified in a notice received by Agent from such Lender. All payments received by the Agent from the Borrower for the account of the Lenders after the time of day specified herein shall be disbursed to the applicable Lenders no later than the next Business Day, following the day such payment is received in good funds by the Agent. If payments received by the Agent from the Borrower are not disbursed to the applicable Lenders on the date required by this Section, any Lender not receiving such disbursement will receive interest from the Agent at the Federal Funds Effective Rate for each day of delay in such disbursement. Agent is hereby authorized to charge the account, if any, of Borrower maintained with Bank One for each payment of principal, interest and fees as it becomes due hereunder.

         2.13 DEFAULT. Notwithstanding the foregoing, during the continuance of a Monetary Default, any other material Default, or any Event of Default, Borrower shall not have the right to request a LIBOR Advance, continue or select a new LIBOR Interest Period for an existing ratable LIBOR Advance or convert any Alternate Base Rate Advance to a ratable LIBOR Advance. During the continuance of a Monetary Default or any Event of Default, outstanding Advances shall bear interest at the applicable Default Rates until such Monetary Default or Event of Default ceases to exist or the Obligations are paid in full.

         2.14 LENDING INSTALLATIONS. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written notice to the Agent and Borrower, designate a Lending Installation through which Loans will be made by it and for whose account payments are to be made.

         2.15 NON-RECEIPT OF FUNDS BY AGENT. Unless Borrower or a Lender, as the case may be, has notified Agent prior to the date on which it is scheduled to make payment to Agent of (i) in the case of a Lender, an Advance, or (ii) in the case of Borrower, a payment of principal, interest or fees to the Agent for the account of the Agent or any or all of the Lenders, that it does not intend to make such payment (which notice shall not affect the obligations of Borrower or any Lender, as the case may be, hereunder), and such notice has been received by Agent, Agent may assume that such payment will be made when due. Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or Borrower, as the case may be, has not in fact made such payment to Agent, the recipient of such payment shall, on demand by Agent, repay to Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by Agent until the date Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Federal Funds Effective Rate (as determined by Agent) for such day or (ii) in the case of payment by Borrower, the interest rate applicable to the relevant Advance. Nothing in this SECTION 2.15 shall be deemed to relieve any Lender from its obligations to fulfill its Commitment or to relieve Borrower of any of its obligations under this Agreement, or to prejudice any rights which the Borrower may have against any Lender, or any Lender may have against Borrower, upon a default of such obligations. No Lender shall be responsible for any default by another Lender and each Lender shall be obligated to make the Loans provided to be made by it under, and subject to the terms of this Agreement, regardless of the failure of any other Lender to fulfill its Commitment hereunder.

         2.16 SWINGLINE LOANS. In addition to the other options available to Borrower hereunder, the amount of the Swingline Commitment, shall be available for Swingline Loans subject to the following terms and conditions. Swingline Loans shall be made available for same day borrowings provided that notice is given in accordance with SECTION 2.11(a) hereof. All Swingline Loans shall bear interest at the Adjusted Alternate Base Rate and shall be deemed to be Alternate Base Rate Advances. In no event shall the Swingline Lender be required to fund a Swingline Loan if it would increase the total aggregate outstanding Loans (including both Swingline Loans and ratable Loans) by Swingline Lender hereunder plus its Percentage of Facility Letter of Credit Obligations to an amount in excess of its Commitment. Upon request of the Swingline Lender made to all the Lenders (which request shall be made not later than five (5) Business Days after such Swingline Loan is funded by Swingline Lender), each Lender irrevocably agrees to purchase its Percentage of any Swingline Loan made by the Swingline Lender regardless of whether the conditions for disbursement are satisfied at the time of such purchase, including the existence of an Event of Default hereunder, provided no Lender shall be required to have total outstanding Loans plus its Percentage of Facility Letter of Credit Obligations in an amount greater than its Commitment. Such purchase shall take place on the date of the request by Swingline Lender so long as such request is made by noon (Chicago time), otherwise on the next Business Day following such request. All requests for purchase shall be in writing. From and after the date it is so purchased, each such Swingline Loan shall, to the extent purchased, (i) be treated as a Loan made by the purchasing Lenders and not by the selling Lender for all purposes under this Agreement and the payment of the purchase price by a Lender shall be deemed to be the making of a Loan by such Lender and shall constitute outstanding principal under such Lender's Note, and (ii) shall no longer be considered a Swingline Loan, except that all interest accruing on or attributable to such Swingline Loan for the period prior to the date of such purchase shall be paid when due by the Borrower to the Agent for the benefit of the Swingline Lender, but shall be considered an Alternate Base Rate Advance by each such Lender and all interest accruing on or attributable to such Loans for the period from and after the date of such purchase shall be paid when due by the Borrower to the Agent for the benefit of the purchasing Lenders. If prior to purchasing its Percentage of a Swingline Loan one of the events described in SECTION 10.10 shall have occurred and such event prevents the consummation of the purchase contemplated by the preceding provisions, each Lender will purchase an undivided participating interest in the outstanding Swingline Loan in an amount equal to its Percentage of such Swingline Loan. From and after the date of each Lender's purchase of its participating interest in a Swingline Loan, if the Swingline Lender receives any payment on account thereof, the Swingline Lender will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded); provided, however, that in the event that such payment was received by the Swingline Lender and is required to be returned to the Borrower, each Lender will return to the Swingline Lender any portion thereof previously distributed by the Swingline Lender to it. If any Lender fails to so purchase its Percentage of any Swingline Loan, such Lender shall be deemed to be a Defaulting Lender hereunder. No Swingline Loan shall be outstanding for more than five (5) consecutive days at a time, and Swingline Loans shall not in the aggregate be outstanding for more than ten days in any calendar month.

         2.17 APPLICATION OF MONEYS RECEIVED. All moneys collected or received by the Agent on account of the Facility directly or indirectly, shall be applied in the following order of priority:

                           (i) to the payment of all expenses then due and payable by Borrower hereunder, including, without limitation, costs incurred in the collection of such moneys;

                           (ii)     to the  reimbursement of any yield
                  protection due to any of the Lenders in accordance with
                  SECTION 4.1;

                           (iii) to the payment of all indemnity obligations then due and payable by Borrower hereunder;

                           (iv) first to the payment of any fee due pursuant to SECTION 3.8(b) in connection with the issuance of a Facility Letter of Credit to the Issuing Bank until such fee is paid in full, then next to the payment of the Facility Fee and Facility Letter of Credit Fee to the Lenders, if then due, in that order on a pro rata basis in accordance with the respective amounts of such fees due to the Lenders and then finally to the payment of all fees then due to the Agent in its capacity as Agent and not as a Lender;

                           (v) to payment of the full amount of interest and principal on the Swingline Loans;

                           (vi) first to interest until paid in full and then to principal for all Lenders (other than Defaulting Lenders) (i) in accordance with the Percentages of the Lenders or (ii) if an Event of Default exists, in accordance with the respective Funded Percentages of the Lenders;

                           (vii) any other sums due to the Agent or any Lender under any of the Loan Documents; and

                           (viii) to the payment of any sums due to each Defaulting Lender as their respective Percentages appear (provided that Agent shall have the right to set-off against such sums any amounts due from such Defaulting Lender).

         2.18 VOLUNTARY REDUCTION OF AGGREGATE COMMITMENT AMOUNT. Upon at least fifteen (15) days prior irrevocable written notice (or telephone notice promptly confirmed in writing) to the Agent, Borrower shall have the right, without premium or penalty, to terminate the Aggregate Commitment in whole or in part provided that (a) Borrower may not reduce the Aggregate Commitment below the Allocated Facility Amount at the time of such requested reduction, and (b) any such partial termination shall be in the minimum aggregate amount of Five Million Dollars ($5,000,000.00) or any integral multiple of Five Million Dollars ($5,000,000.00) in excess thereof. Any partial termination of the Aggregate Commitment shall be applied pro rata to each Lender's Commitment.

         2.19 FUTURE INCREASE IN AGGREGATE COMMITMENT. The Borrower shall have the right to increase the Aggregate Commitment up to a maximum of $200,000,000 by either adding new banks as Lenders (subject to the Agent's prior written approval of the identity of such new banks) or obtaining the agreement, which shall be at each such Lender's sole discretion, of one or more of the then-current Lenders to increase its or their Commitments. Each such increase may only be exercised prior to the Borrower's delivery of an Extension Request under Section 2.2 above. No more than two increases may be effected and each increase must be not less than $25,000,000. Such increase shall be evidenced by the execution and delivery of an Amendment in the form of EXHIBIT C attached hereto by the Borrower, the Agent and the new bank or existing Lender providing such additional Commitment, a copy of which shall be forwarded to each Lender by the Agent promptly after execution thereof. On the effective date of each such increase in the Aggregate Commitment, the Borrower and the Agent shall cause the new or existing Lenders providing such increase, by either funding more than its or their Percentage of new ratable Advances made on such date or purchasing shares of outstanding ratable Loans held by other Lenders or a combination thereof, to hold its or their Percentage of all ratable Advances outstanding at the close of business on such day. The Lenders agree to cooperate in any required sale or purchase of outstanding ratable Advances to achieve such result, provided that if any such required sale results in a prepayment of any outstanding ratable LIBOR Advances, Borrower shall make all payments required by
SECTION 4.4 to Lenders.

         2.20 TERMINATION OF EXISTING FACILITY. Borrower hereby agrees that the initial Advance hereunder shall include an amount sufficient to repay in full all of the outstanding amounts owing under that certain existing credit facility (the "Existing Facility") from Bank of America National Trust and Savings Association, as agent for the lenders thereunder, to Borrower (as same may be amended or supplemented from time to time) and that all such outstanding amounts shall be repaid simultaneously with such initial Advance.

                                   ARTICLE III

                          LETTER OF CREDIT SUBFACILITY

         3.1 OBLIGATION TO ISSUE. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Borrower herein set forth, the Issuing Bank hereby agrees to issue for the account of Borrower, one or more Facility Letters of Credit in accordance with this ARTICLE III, from time to time during the period commencing on the Agreement Execution Date and ending on a date one (1) Business Day prior to the scheduled Maturity Date.

         3.2 TYPES AND AMOUNTS. The Issuing Bank shall not have any obligation to (and without the prior approval of all of the Lenders, shall not):

                           (i) issue any Facility Letter of Credit if the aggregate maximum amount then available for drawing under Letters of Credit issued by such Issuing Bank, after giving effect to the Facility Letter of Credit requested hereunder, shall exceed any limit imposed by law or regulation upon such Issuing Bank;

                           (ii) issue any Facility Letter of Credit if, after giving effect thereto, either (1) the then applicable Allocated Facility Amount would exceed the then current Aggregate Commitment, or (2) the Facility Letter of Credit Obligations would exceed $10,000,000;

                           (iii) issue any Facility Letter of Credit having an expiration date, or containing automatic extension provisions to extend such date, to a date which is after the Business Day immediately preceding the scheduled Maturity Date; or

                           (iv) issue any Facility Letter of Credit having an expiration date which is more than twelve (12) months after the date of its issuance.

         3.3 CONDITIONS. In addition to being subject to the satisfaction of the conditions contained in ARTICLE V hereof, the obligation of the Issuing Bank to issue any Facility Letter of Credit is subject to the satisfaction in full of the following conditions:

                           (i) the Borrower shall have delivered to the Issuing Bank at such times and in such manner as the Issuing Bank may reasonably prescribe such documents and materials as may be reasonably required pursuant to the terms of the proposed Facility Letter of Credit (it being understood that if any inconsistency exists between such documents and the Loan Documents, the terms of the Loan Documents shall control) and the proposed Facility Letter of Credit shall be reasonably satisfactory to the Issuing Bank as to form and content;

                           (ii) as of the date of issuance, no order, judgment or decree of any court, arbitrator or governmental authority shall purport by its terms to enjoin or restrain the Issuing Bank from issuing the requested Facility Letter of Credit and no law, rule or regulation applicable to the Issuing Bank and no request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over the Issuing Bank shall prohibit or request that the

                  Issuing Bank refrain from the issuance of Letters of Credit generally or the issuance of the requested Facility Letter or Credit in particular; and

                           (iii) there shall not exist any Default or Event of Default.

         3.4      PROCEDURE FOR ISSUANCE OF FACILITY LETTERS OF CREDIT.

                  (a) Borrower shall give the Issuing Bank and the Agent at least five (5) Business Days' prior written notice of any requested issuance of a Facility Letter of Credit under this Agreement (a "LETTER OF CREDIT REQUEST"), a copy of which shall be sent immediately to all Lenders (except that, in lieu of such written notice, the Borrower may give the Issuing Bank and the Agent telephonic notice of such request if confirmed in writing by delivery to the Issuing Bank and the Agent (i) by close of business on such day of a telecopy of the written notice required hereunder which has been signed by an authorized officer and contains all information required to be contained in such written notice and (ii) promptly (but in no event later than the requested date of issuance) of the written notice required hereunder containing the original signature of an authorized officer); such notice shall specify:

         (1) the stated amount of the Facility Letter of Credit requested (which stated amount shall not be less than $50,000);

         (2) the effective date (which day shall be a Business Day) of issuance of such requested Facility Letter of Credit (the "ISSUANCE DATE");

         (3) the date on which such requested Facility Letter of Credit is to expire;

         (4) the purpose for which such Facility Letter of Credit is to be issued;

         (5) the Person who is to be the beneficiary under such Facility Letter of Credit to be issued; and

         (6) subject to SECTION 3.2, any special language required to be included in the Facility Letter of Credit.

At the time such request is made, the Borrower shall also provide the Agent and the Issuing Bank with a copy of the form of the Facility Letter of Credit that the Borrower is requesting be issued. Such notice, to be effective, must be received by such Issuing Bank and the Agent not later than 2:00 p.m. (Chicago time) on the last Business Day on which notice can be given under this SECTION 3.4(a).

                  (b)      Subject to the terms and conditions of this
ARTICLE III and provided that the applicable conditions set forth in ARTICLE V hereof have been satisfied, the Issuing Bank shall, on the Issuance Date, issue a Facility Letter of Credit on behalf of the Borrower in accordance with the Letter of Credit Request and the Issuing Bank's usual and customary business practices unless the Issuing Bank has actually received (i) written notice from the Borrower specifically revoking the Letter of Credit Request with respect to such Facility Letter of Credit, or (ii) written or telephonic notice from the Agent stating that the issuance of such Facility Letter of Credit would violate
SECTION 3.2 or SECTION 3.3.

                  (c) The Issuing Bank shall give the Agent (who shall promptly notify Lenders) and the Borrower written notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance of a Facility Letter of Credit (the "ISSUANCE NOTICE"), including the information described in
SECTION 3.4(a).

                  (d) The Issuing Bank shall not extend or amend any Facility Letter of Credit (other than pursuant to an automatic extension) unless the requirements of this SECTION 3.4 are met as though a new Facility Letter of Credit was being requested and issued.

         3.5      REIMBURSEMENT OBLIGATIONS; DUTIES OF ISSUING BANK.

                  (a) The Issuing Bank shall promptly notify the Borrower and the Agent (who shall promptly notify Lenders) of any draw under a Facility Letter of Credit. Any such draw shall constitute an Alternate Base Rate Advance of the Facility in the amount of the Reimbursement Obligation with respect to such Facility Letter of Credit and shall bear interest at the Adjusted Alternate Base Rate from the date of the relevant drawing(s) under the pertinent Facility Letter of Credit unless otherwise selected by Borrower in accordance with
SECTION 2.11 hereof; provided that if a Monetary Default or an Event of Default exists at the time of any such drawing(s), then the Borrower shall reimburse the Issuing Bank for drawings under a Facility Letter of Credit issued by the Issuing Bank no later than the next succeeding Business Day after Borrower receives notice of the payment by the Issuing Bank and until repaid such Reimbursement Obligation shall bear interest at the Default Rate applicable to Alternate Base Rate Advances.

                  (b) Any action taken or omitted to be taken by the Issuing Bank under or in connection with any Facility Letter of Credit, if taken or omitted in the absence of willful misconduct or gross negligence, shall not put the Issuing Bank under any resulting liability to any Lender or, provided that such Issuing Bank has complied with the procedures specified in SECTION 3.4 relieve a Lender of its obligations hereunder to the Issuing Bank. In determining whether to pay under any Facility Letter of Credit, the Issuing Bank shall have no obligation relative to the Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered in compliance, and that they appear to comply on their face, with the requirements of such Letter of Credit.

         3.6      PARTICIPATION.

                  (a) Immediately upon issuance by the Issuing Bank of any Facility Letter of Credit in accordance with the procedures set forth in SECTION 3.4, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Issuing Bank, without recourse, representation or warranty, except as otherwise provided herein, an undivided interest and participation equal to such Lender's Percentage in such Facility Letter of Credit (including, without limitation, all obligations of the Borrower with respect thereto) and all related rights hereunder and under the Guaranty and other Loan Documents. Each Lender's obligation to make further Loans to Borrower (other than any payments such Lender is required to make under subparagraph (b) below) or to purchase an interest from the Issuing Bank in any subsequent letters of credit issued by the Issuing Bank on behalf of Borrower shall be reduced by such Lender's Percentage of the undrawn portion of each Facility Letter of Credit outstanding.

                  (b) In the event that the Issuing Bank makes any payment under any Facility Letter of Credit and the Borrower shall not have repaid such amount to the Issuing Bank pursuant to SECTION 3.7 hereof, the Issuing Bank shall promptly notify the Agent, which shall promptly notify each Lender of the same, and each Lender shall promptly and unconditionally pay to the Agent for the account of the Issuing Bank the amount of such Lender's Percentage of the unreimbursed amount of such payment, and the Agent shall promptly pay such amount to the Issuing Bank. Notwithstanding the foregoing, unless Borrower shall notify Agent of Borrower's intent to repay the Reimbursement Obligation on the date of the related drawing under any Facility Letter of Credit, such Reimbursement Obligation shall simultaneously with such drawing be converted to and become an Alternate Base Rate Advance under SECTION 2.11. Each Lender's payments of its Percentage of such Reimbursement Obligation as aforesaid shall be deemed to be a Loan by such Lender as a part of the Alternate Base Rate Advance into which such Reimbursement Obligation is converted and shall constitute outstanding principal under such Lender's Note. The failure of any Lender to make available to the Agent for the account of the Issuing Bank its Percentage of the unreimbursed amount of any such payment shall not relieve any other Lender of its obligation hereunder to make available to the Agent for the account of such Issuing Bank its Percentage of the unreimbursed amount of any payment on the date such payment is to be made, but no Lender shall be responsible for the failure of any other Lender to make available to the Agent its Percentage of the unreimbursed amount of any payment on the date such payment is to be made. Any Lender which fails to make any payment required pursuant to this SECTION 3.6(b) shall be deemed to be a Defaulting Lender hereunder.

                  (c) Whenever the Issuing Bank receives a payment on account of a Reimbursement Obligation, including any interest thereon, the Issuing Bank shall promptly pay to the Agent and the Agent shall promptly pay to each Lender which has funded its participating interest therein, in immediately available funds, an amount equal to such Lender's Percentage thereof. The timing of the Agent's payments to the Lenders, and provision for interest on payments not made timely, shall be the same as apply under Section 2.12 with respect to other payments made by the Borrower.

                  (d) Upon the request of the Agent or any Lender, the Issuing Bank shall furnish to such Agent or Lender copies of any Facility Letter of Credit to which the Issuing Bank is party and such other documentation as may reasonably be requested by the Agent or Lender.

                  (e) The obligations of a Lender to make payments to the Agent for the account of the Issuing Bank with respect to a Facility Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, set-off, qualification or exception whatsoever other than a failure of any such Issuing Bank to comply with the terms of this Agreement relating to the issuance of such Facility Letter of Credit, and such payments shall be made in accordance with the terms and conditions of this Agreement under all circumstances.

         3.7      PAYMENT OF REIMBURSEMENT OBLIGATIONS.

                  (a) The Borrower agrees to pay to the Agent for the account of the Issuing Bank the amount of all Advances for Reimbursement Obligations, interest and other amounts payable to the Issuing Bank under or in connection with any Facility Letter of Credit when due, irrespective of any claim, set-off, defense or other right which the Borrower may have at any time against any Issuing Bank or any other Person, under all circumstances, including without limitation any of the following circumstances:

                           (i) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

                           (ii) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against a beneficiary named in a Facility Letter of Credit or any transferee of any Facility Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, the Issuing Bank, any Lender, or any other Person, whether in connection with this Agreement, any Facility Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Borrower and the beneficiary named in any Facility Letter of Credit);

                           (iii) any draft, certificate or any other document presented under the Facility Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect of any statement therein being untrue or inaccurate in any respect;

                           (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; or

                           (v) the occurrence of any Default or Event of Default.

                  (b) In the event any payment by the Borrower received by the Issuing Bank or the Agent with respect to a Facility Letter of Credit and distributed by the Agent to the Lenders on account of their participations is thereafter set aside, avoided or recovered from the Agent or Issuing Bank in connection with any receivership, liquidation, reorganization or bankruptcy proceeding, each Lender which received such distribution shall, upon demand by the Agent, contribute such Lender's Percentage of the amount set aside, avoided or recovered together with interest at the rate required to be paid by the Issuing Bank or the Agent upon the amount required to be repaid by the Issuing Bank or the Agent.

         3.8      COMPENSATION FOR FACILITY LETTERS OF CREDIT.

                  (a) The Borrower shall pay to the Agent, for the ratable account of the Lenders, based upon the Lenders' respective Percentages, a per annum fee (the "FACILITY LETTER OF CREDIT FEE") with respect to each Facility Letter of Credit that is equal to the Applicable Margin applicable to LIBOR Advances in effect from time to time. The Facility Letter of Credit Fee relating to any Facility Letter of Credit shall be due and payable in arrears in equal installments on the first Business Day of each month following the issuance of any Facility Letter of Credit and, to the extent any such fees are then due and unpaid, on the Maturity Date. The Agent shall promptly remit such Facility Letter of Credit Fees, when paid, to the other Lenders in accordance with their Percentages thereof. The Borrower shall not have any liability to any Lender for the failure of the Agent to promptly deliver funds to any such Lender and shall be deemed to have made all such payments on the date the respective payment is made by the Borrower to the Agent, provided such payment is received by the time specified in SECTION 2.12 hereof.

                  (b) The Issuing Bank also shall have the right to receive solely for its own account an issuance fee of 0.15% of the face amount of each Facility Letter of Credit, payable by the Borrower on the Issuance Date for each such Facility Letter of Credit. The Issuing Bank shall also be entitled to receive its reasonable out-of-pocket costs and the Issuing Bank's standard charges of issuing, amending and servicing Facility Letters of Credit and processing draws thereunder.

         3.9 LETTER OF CREDIT COLLATERAL ACCOUNT. The Borrower hereby agrees that it will, until all of the Obligations are paid and performed in full, maintain a special collateral account (the "LETTER OF CREDIT COLLATERAL ACCOUNT") at the Agent's office at the address specified pursuant to ARTICLE XV, in the name of the Borrower but under the sole dominion and control of the Agent, for the benefit of the Lenders, and in which the Borrower shall have no interest other than as set forth in SECTION 11.1. In addition to the foregoing, the Borrower hereby grants to the Agent, for the benefit of the Lenders, a security interest in and to the Letter of Credit Collateral Account and any funds that may hereafter be on deposit in such account, including income earned thereon. The Lenders acknowledge and agree that the Borrower has no obligation to fund the Letter of Credit Collateral Account unless and until so required under SECTION 11.1 hereof and, if the Borrower does deposit any funds therein prior to being so required, the Borrower may withdraw such funds so long as no Monetary Default or Event of Default then exists.

                                   ARTICLE IV

                             CHANGE IN CIRCUMSTANCES

         4.1 YIELD PROTECTION. If, on or after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation or the Issuing Bank with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

                           (i) subjects any Lender or any applicable Lending Installation or the Issuing Bank to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender or the Issuing Bank in respect of its LIBOR Loans, Facility Letters of Credit or participations therein, or

                           (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation or the Issuing Bank (other than reserves and assessments taken into account in determining the interest rate applicable to LIBOR Advances), or

                           (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation or the Issuing Bank of making, funding or maintaining its LIBOR Loans, or of issuing or participating in

                  Facility Letters of Credit, or reduces any amount receivable by any Lender or any applicable Lending Installation or the Issuing Bank in connection with its LIBOR Loans, Facility Letters of Credit or participations therein, or requires any Lender or any applicable Lending Installation or the Issuing Bank to make any payment calculated by reference to the amount of LIBOR Loans, Facility Letters of Credit or participations therein held or interest or fees received by it, by an amount deemed material by such Lender or the Issuing Bank as the case may be, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation or the Issuing Bank, as the case may be, of making or maintaining its LIBOR Loans or Commitment or of issuing or participating in Facility Letters of Credit or to reduce the return received by such Lender or applicable Lending Installation or the Issuing Bank, as the case may be, in connection with such LIBOR Loans, Commitment, Facility Letters of Credit or participations therein, then, within 15 days after written demand by such Lender or the Issuing Bank, as the case may be, describing the basis for such demand the Borrower shall pay such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such increased cost or reduction in amount received.

         4.2 CHANGES IN CAPITAL ADEQUACY REGULATIONS. If a Lender determines that the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporate entity controlling such Lender is increased as a result of a Change (as defined below), then, within fifteen (15) days after written demand by such Lender, Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans, its interest in the Facility Letters of Credit or its obligation to make Loans hereunder or participate in or issue Facility Letters of Credit hereunder (after taking into account such Lender's policies as to capital adequacy). "CHANGE" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines (as defined below) or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "RISK-BASED CAPITAL GUIDELINES" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards", including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement. Without in any way affecting the Borrower's obligation to pay compensation actually claimed by a Lender under this SECTION 4.2, the Borrower shall have the right to replace any Lender which has demanded such compensation with a replacement Lender acceptable to Agent; provided, however, that no Monetary Default, other material Default or any Event of Default shall then exist, and that Borrower notifies such Lender that it has elected to replace such Lender and notifies such Lender and the Agent of the identity of the proposed replacement Lender not more than sixty
(60) days after the date of such Lender's most recent demand for compensation under this SECTION 4.2. The Lender being replaced shall assign its Percentage of the Aggregate Commitment and its rights and obligations under this Facility to the replacement

Lender in accordance with the requirements of SECTION 13.3 hereof and the replacement Lender shall assume such Percentage of the Aggregate Commitment and the related obligations under this Facility, all pursuant to an assignment agreement substantially in the form of EXHIBIT D hereto. The purchase by the replacement Lender shall be at par (plus all accrued and unpaid interest and any other sums owed to such Lender being replaced hereunder) which shall be paid to the Lender being replaced upon the execution and delivery of the assignment.

         4.3 AVAILABILITY OF LIBOR ADVANCES. If any Lender determines that maintenance of any of its Loans bearing interest at the Adjusted LIBOR Rate at a suitable Lending Installation would violate any applicable law, rule, regulation or directive of any Governmental Authority having jurisdiction, the Agent shall suspend by written notice to Borrower the availability of outstanding LIBOR Advances and require any LIBOR Advances to be repaid. If the Required Lenders determine that deposits of a type or maturity appropriate to match fund LIBOR Advances are not available, the Agent shall suspend by written notice to Borrower the availability of LIBOR Advances from and after the date of any such determination. If the Required Lenders determine that an interest rate applicable to a LIBOR Advance does not accurately reflect the cost of making a LIBOR Advance, and, if for any reason whatsoever the provisions of SECTION 4.1 are inapplicable, the Agent shall suspend by written notice to Borrower the availability of LIBOR Advances from and after the date of any such determination.

         4.4 FUNDING INDEMNIFICATION. If any payment of a LIBOR Advance occurs on a date which is not the last day of the LIBOR Interest Period, whether because of acceleration, prepayment or otherwise, or a LIBOR Advance is not made on the date specified by Borrower for any reason other than default by one or more of the Lenders, Borrower will indemnify and hold harmless each Lender from and against any loss, damage, expense or cost incurred by such Lender resulting therefrom, including, without limitation, any loss, damage, expense or cost in liquidating or employing deposits acquired to fund or maintain the LIBOR Advance.

         4.5      TAXES.

                           (i) All payments by the Borrower to or for the account of any Lender or the Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 4.5) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made,
                  (b) the Borrower shall make such deductions, (c) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) the Borrower shall furnish to the Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

                           (ii) In addition, the Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any

                  Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note ("OTHER TAXES").

                           (iii) The Borrower hereby agrees to indemnify the Agent and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this SECTION 4.5) paid by the Agent or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date the Agent or such Lender makes demand therefor pursuant to SECTION 4.6.

                           (iv) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a "NON-U.S. LENDER") agrees that it will, not more than ten Business Days after the date of this Agreement, (i) deliver to each of the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to each of the Borrower and the Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of the Borrower and the Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, UNLESS an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

                           (v) For any period during which a Non-U.S. Lender has failed to provide the Borrower with an appropriate form pursuant to clause (iv), above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this SECTION 4.5 with respect to Taxes imposed by the United States.

                           (vi) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the

                  Borrower (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate following receipt of such documentation.

                           (vii) If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent). The obligations of the Lenders under this SECTION 4.5(vii) shall survive the payment of the Obligations and termination of this Agreement.

         4.6 LENDER STATEMENTS; SURVIVAL OF INDEMNITY. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its LIBOR Advances to reduce any liability of Borrower to such Lender under SECTIONS 4.1, 4.2 and 4.5 or to avoid the unavailability of a LIBOR Advance, so long as such designation is not disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender as to the amount due, if any, under SECTIONS 4.1, 4.2, 4.4 or 4.5 hereof. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a LIBOR Advance shall be calculated as though each Lender funded its LIBOR Advance through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Adjusted LIBOR Rate applicable to such Advance, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement shall be payable on demand after receipt by Borrower of the written statement. The obligations of Borrower under SECTIONS 4.1, 4.2, 4.4 and 4.5 hereof shall survive payment of the Obligations and termination of this Agreement.

         4.7      REMOVAL OR REPLACEMENT OF A LENDER.

                  (a) Anything contained in this Agreement to the contrary notwithstanding, in the event that:

                           (i) (1) any Lender (an "Increased-Cost Lender") shall give notice to Borrower that such Lender is entitled to receive payments under Section 4.5, (2) the circumstances which entitle such Lender to receive such payments shall remain in effect, and (3) such Lender shall fail to withdraw such notice within ten Business Days after Borrower's request for such withdrawal; or

                           (ii) any Lender shall be a Defaulting Lender; then, and in each such case, Borrower shall have the right, at its option, to remove or replace the applicable Increased-Cost Lender or Defaulting Lender (the "Terminated Lender") to the extent permitted by this Section 4.7.

                  (b) Borrower may, by giving written notice to the Agent and any Terminated Lender:

                           (i) elect to (a) terminate the Commitment, if any, of such Terminated Lender upon receipt by such Terminated Lender of such notice and (b) prepay on the date of such termination any outstanding Loans made by such Terminated Lender, at par, together with accrued and unpaid interest thereon and any other amounts payable to such Terminated Lender hereunder pursuant to Section 4.5 or otherwise; PROVIDED that, in the event such Terminated Lender has any Loans outstanding at the time of such termination, the written consent of Agent and Required Lenders (which consent shall not be unreasonably withheld or delayed) shall be required in order for Borrower to make the election set forth in this clause (i); or

                           (ii) elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans, at par, and its Commitment, if any, in full to one or more Eligible Assignees (each a "Replacement Lender") in accordance with the provisions of Section 13.3 (it being understood that neither Agent nor such Terminated Lender shall have any obligation to solicit or otherwise identify any potential Replacement Lender); PROVIDED that, on the date of such assignment, Borrower shall pay any amounts payable to such Terminated Lender pursuant to Section 4.5 or otherwise as if it were a prepayment; and PROVIDED, FURTHER that, if such Terminated Lender fails to enter into an Assignment Agreement with any applicable Replacement Lender in accordance with the provisions of Section 13.3 as contemplated by the foregoing provisions of this Section 4.8, it shall be deemed to have so entered into such Assignment Agreement;

         PROVIDED that Borrower may not make either of the elections set forth in clauses (i) or (ii) above with respect to any Terminated Lender that has issued any Facility Letter of Credit unless, prior to the effectiveness of such election, Borrower shall have caused each outstanding Facility Letter of Credit issued by such Terminated Lender to be cancelled or replaced.

                  (c) Upon the prepayment of all amounts owing to any Terminated Lender and the termination of such Terminated Lender's Commitment, if any, pursuant to clause (i) of Section 4.7(b), (i) this Agreement shall be deemed modified to reflect any corresponding changes in the Commitments and (ii) such Terminated Lender shall no longer constitute a "Lender" for purposes of this Agreement; PROVIDED that any rights of such Terminated Lender to indemnification under this Agreement shall survive as to such Terminated Lender.

                                    ARTICLE V

                              CONDITIONS PRECEDENT

         5.1 CONDITIONS PRECEDENT TO CLOSING. The Lenders shall not be required to make the initial Advance hereunder unless (i) the Borrower shall have paid all fees then due and payable to the Lenders, the Arranger and the Agent hereunder and pursuant to Agent's and Arranger's letter agreements with the Borrower, (ii) all of the conditions set forth in SECTION 5.2 are satisfied, and (iii) the Borrower shall have furnished to the Agent, in form and substance satisfactory to the Lenders and their counsel and with sufficient copies for the Lenders, the following:

                  (a)      CERTIFICATES OF LIMITED PARTNERSHIP/INCORPORATION.
A copy of the Certificate of Limited Partnership for the Borrower and a copy of the articles of incorporation or other applicable organizational documents of each of General Partner and the other Guarantors, each certified by the appropriate Secretary of State or equivalent state official.

                  (b) AGREEMENTS OF LIMITED PARTNERSHIP/BYLAWS. A copy of the Agreement of Limited Partnership for the Borrower and a copy of the bylaws, partnership agreement, operating agreement or other applicable governing instrument of each of the General Partner and the other Guarantors, including all amendments thereto, each certified by the Secretary or other appropriate officer of the Person in question as being in full force and effect on the Agreement Execution Date.

                  (c) GOOD STANDING CERTIFICATES. A certified copy of a certificate from the Secretary of State or equivalent state official of the states where each of the Borrower, General Partner and each other Guarantor are organized, dated as of the most recent practicable date, showing the good standing or partnership qualification (if issued) of each of Borrower, General Partner and each other Guarantor.

                  (d) FOREIGN QUALIFICATION CERTIFICAtes. A certified copy of a certificate from the Secretary of State or equivalent state official of the state where each of the Borrower, General Partner and the other Guarantors maintain its principal place of business, dated as of the most recent practicable date, showing the qualification to transact business in such state as a foreign entity, for each of Borrower, General Partner and the other Guarantors, except where the failure to be so qualified or to obtain such authority would not have a Material Adverse Effect.

                  (e) RESOLUTIONS. A copy of a resolution or resolutions adopted by the Board of Directors or other applicable governing body of each of the General Partner and the other Guarantors, certified by the Secretary or other appropriate officer of the Person in question as being in full force and effect on the Agreement Execution Date, authorizing the execution, delivery and performance of the Loan Documents to which the Borrower or such Person, as applicable, is a party and the consummation of the transactions provided for therein.

                  (f) INCUMBENCY CERTIFICATE. A certificate for each of the General Partner and the other Guarantors, signed by the Secretary or other appropriate officer of the Person in question and dated the Agreement Execution Date, as to the incumbency, and containing the specimen signature or signatures, of the Persons authorized to execute and deliver the Loan Documents to be executed and delivered by such entity.

                  (g) LOAN DOCUMENTS. Originals of the Loan Documents (in such quantities as the Lenders may reasonably request), duly executed by authorized officers of the appropriate entity.

                  (h) OPINION OF BORROWER'S COUNSEL. A written opinion, dated the Agreement Execution Date, from outside counsel for the Borrower and Guarantors which counsel is reasonably satisfactory to Agent, substantially in the form attached hereto as EXHIBIT E.

                  (i) COMPLIANCE CERTIFICATE. An original compliance certificate in the form attached hereto as EXHIBIT F, duly executed by a Qualified Officer of Borrower.

                  (j) FINANCIAL AND RELATED INFORMATION. The following information:

                           (i) A certificate, signed by an executive officer of the General Partner on behalf of the Borrower, stating that on the Agreement Execution Date no Default or Event of Default has occurred and is continuing and that all representations and warranties of the Borrower contained herein are true and correct as of the Agreement Execution Date as and to the extent set forth herein;

                           (ii) The most recent consolidated annual and quarterly financial statements of the Borrower and a certificate from a Qualified Officer of the Borrower that no change in the Borrower's financial condition that could have a Material Adverse Effect has occurred since the date of the most recent financial statements delivered to the Agent;

                           (iii) Evidence of sufficient Unencumbered Assets, which evidence may include pay-off letters (together with evidence of payment or a direction of Borrower to use a portion of the proceeds of the Advances to repay such Indebtedness), mortgage releases and/or title policies, to assist the Agent in determining the Borrower's compliance with the covenants set forth in ARTICLE VII and ARTICLE IX herein;

                           (iv) Written money transfer addressed to the Agent and signed by a Qualified Officer of Borrower, together with such other related money transfer authorizations as the Agent may have reasonably requested; and

                           (v) Operating statements for the Unencumbered Assets and other evidence of income and expenses to assist the Agent in determining Borrower's compliance with the covenants set forth in ARTICLES VII, VIII and IX herein.

                  (k) OTHER EVIDENCE AS ANY LENDER MAY REQUIRE. Such other documents and evidence as the Agent and any Lender may reasonably request to fully effectuate and establish the consummation of the transactions contemplated hereby, the taking of all necessary actions in any proceedings in connection herewith and compliance with the conditions set forth in this Agreement.

         5.2 CONDITIONS PRECEDENT TO SUBSEQUENT ADVANCES. Advances after the initial Advance shall be made from time to time as requested by Borrower, and the obligation of each

Lender to make any Loan for any such Advance (including Swingline Loans) are subject to the following terms and conditions:

                  (a) prior to and at the time of each such Advance, no Default or Event of Default shall have occurred and be continuing under this Agreement or any of the Loan Documents and, if required by Agent, Borrower shall deliver a compliance certificate of Borrower to such effect; and

                  (b)      The representations and warranties contained in
ARTICLE VI are true and correct as and to the extent set forth therein as of such Borrowing Date or date of conversion and/or continuation, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date.

                  (c) As to each Person that executes and delivers a Guaranty after the Agreement Execution Date (or that is required to do so), the Borrower has delivered to the Agent the items described in subsections (a) through (g) of SECTION 5.1 hereof.

                  (d) As of the date of such Advance, the making of the Advance will not cause Consolidated Unsecured Debt (after giving effect to such Advance) to exceed 50% of the Value of Unencumbered Assets (as measured in Borrower's most recent compliance certificate delivered to Agent).

         Each Borrowing Notice, Conversion/Continuation Notice and Letter of Credit Request shall constitute a representation and warranty by the Borrower that the conditions contained in SECTIONS 5.2(a) through (d) have been satisfied.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

         Borrower hereby represents and warrants that:

         6.1 EXISTENCE. Attached hereto as SCHEDULE 6.1 (as updated from time to time in accordance with this Agreement) is a table showing, for each Credit Party, its organizational form (e.g., corporation, partnership, limited liability company, etc.), state of organization, state in which its principal place of business is located, and owner(s) of its Capital Stock and their percentage ownership interests. Each Credit Party is an entity of the type indicated for such Credit Party on SCHEDULE 6.1 (as updated from time to time) duly organized and validly existing under the laws of the state of its organization as indicated on SCHEDULE 6.1 (as updated from time to time), with its principal place of business in the state indicated for such Credit Party on
SCHEDULE 6.1 (as updated from time to time), and is duly qualified as a foreign entity, properly licensed (if required), in good standing and has all requisite authority to conduct its business in each jurisdiction in which it owns any Property and, except where the failure to be so qualified or to obtain such authority would not have a Material Adverse Effect, in each other jurisdiction in which the nature of its business or activities requires such qualification or authority. Each Subsidiary of each Credit Party, if any, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite authority to conduct its business in each jurisdiction in which it owns any Property, and except where the failure to be so qualified or to obtain such authority would not have a Material Adverse Effect, in each other jurisdiction in which the nature of its business or activities requires such qualification.

         6.2 CORPORATE/PARTNERSHIP POWERS. The execution, delivery and performance of the Loan Documents required to be delivered by each Credit Party hereunder are within the power and authority of such entity and have been duly authorized by all requisite action, and are not in conflict with the terms of any organizational instruments of such entity, or any instrument or agreement to which such Credit Party is a party or by which such Credit Party or any of its respective assets may be bound or affected.

         6.3 POWER OF OFFICERS. The officers of each Credit Party executing the Loan Documents required to be delivered by such entities or by the Borrower hereunder have been duly elected or appointed and were fully authorized to execute the same at the time each such agreement, certificate or instrument was executed.

         6.4 GOVERNMENT AND OTHER APPROVALS. No approval, consent, exemption or other action by, or notice to or filing with, any governmental authority is necessary in connection with the execution, delivery or performance of any of the Loan Documents by any of the Credit Parties. No other consent to or approval of the transactions contemplated hereunder is required from any ground lessor, mortgagee, beneficiary under a deed of trust or any other Person, except as has been delivered to the Lenders on or before the Agreement Execution Date.

         6.5 SOLVENCY. Immediately after the Agreement Execution Date and immediately following the making of each Advance and after giving effect to the application of the proceeds of such Advance, each of the Credit Parties will be Solvent.

         6.6 COMPLIANCE WITH LAWS AND AGREEMENTS. There is no judgment, decree or order or any law, rule or regulation of any court or governmental authority binding on any of the Credit Parties or any of their respective assets which would be violated or contravened by the execution, delivery or performance of the Loan Documents. The Credit Parties and their respective Property and other assets are in substantial compliance with applicable laws, and with all material leases, licenses and other agreements to which any Credit Party is a party or by which such Credit Party or any of its assets is bound. No other party to any such lease, license or other agreement is in default thereunder in any material respect.

         6.7 ENFORCEABILITY OF AGREEMENT. This Agreement and each of the other Loan Documents is (or, when fully executed and delivered, will be) the legal, valid and binding agreement of each of the Credit Parties thereto, enforceable against each such Credit Party in accordance with its respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors generally.

         6.8 TITLE TO PROPERTY. Borrower or its Subsidiaries has fee simple title (subject only to Permitted Liens) to the Property and assets reflected in Borrower's consolidated financial statements most recently delivered to the Agent as owned by it or any such Subsidiary, free and clear of Liens except for the Permitted Liens. Neither the execution, delivery nor performance of the Loan Documents required by the Credit Parties will result in the creation of any Lien on the Property or such assets. Borrower and its Subsidiaries either own, or have entered into valid leases, licenses and other agreements for, all assets, services and facilities necessary for the conduct of their respective businesses and the operation of their respective assets.

         6.9 LITIGATION. There are no suits, arbitrations, claims, disputes or other proceedings (including, without limitation, any civil, criminal, administrative or environmental proceedings), pending or, to the best of Borrower's knowledge after due inquiry, threatened against or affecting the Borrower, any of the other Credit Parties or any of the Property, the adverse determination of which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, except as disclosed on SCHEDULE 6.9 hereto.

         6.10 EVENTS OF DEFAULT. No Default or Event of Default has occurred and is continuing or would result from the incurring of obligations by any of the Credit Parties under any of the Loan Documents or any other document to which any of the Credit Parties is a party.

         6.11 INVESTMENT COMPANY ACT OF 1940. None of the Credit Parties is an investment company within the meaning of the Investment Company Act of 1940 and none of the Credit Parties will become such an investment company.

         6.12 PUBLIC UTILITY HOLDING COMPANY ACT. None of the Credit Parties is a "holding company" or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company," or of a "subsidiary company" of a "holding company," within the definitions of the Public Utility Holding Company Act of 1935, as amended.

         6.13 REGULATION U. The proceeds of the Advances will not be used, directly or indirectly, to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

         6.14 NO MATERIAL ADVERSE CHANGE. There has been no change in the business, Properties or condition (financial or otherwise) of the Borrower or Guarantors from the date of the financial and/or operating statements most recently submitted to the Lenders which could reasonably be expected to have a Material Adverse Effect.

         6.15 FINANCIAL INFORMATION. All financial statements and operating statements furnished to the Lenders by or at the direction of any of the Credit Parties and all other financial information and data furnished by any of the Credit Parties to the Lenders are complete and correct in all material respects as of the date thereof, and such statements have been prepared in accordance with GAAP and fairly present the consolidated financial condition and results of operations of the Credit Parties and the Property as of such date. None of the Credit Parties has any contingent obligations, liabilities for taxes or other outstanding financial obligations which are material in the aggregate, except as disclosed in such statements, information and data.

         6.16 FACTUAL INFORMATION. All factual information heretofore or contemporaneously furnished by or on behalf of any of the Credit Parties to the Lenders for purposes of or in connection with this Agreement and the other Loan Documents and the transactions contemplated therein is, and all other such factual information hereafter furnished by or on behalf of any of the Credit Parties to the Lenders will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information not misleading at such time.

         6.17 ERISA. (i) None of the Credit Parties is an entity deemed to hold "plan assets" within the meaning of ERISA or any regulations promulgated thereunder of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan within the meaning of Section 4975 of the Code, and (ii) the execution of this Agreement and the other Loan Documents and the transactions contemplated hereunder and thereunder do not give rise to a prohibited transaction within the meaning of Section 406 of ERISA or
Section 4975 of the Code.

         6.18 TAXES. All required tax returns have been filed by each of the Credit Parties with the appropriate authorities except to the extent that extensions of time to file have been requested, granted and have not expired or except to the extent such taxes are being contested in good faith by appropriate proceedings and for which adequate reserves, in accordance with GAAP, are being maintained.

         6.19     ENVIRONMENTAL MATTERS.  Except as disclosed in SCHEDULE 6.19:

                           (i) To the knowledge of Borrower, no Property contains any Materials of Environmental Concern in amounts or concentrations which constitute a violation of, and no Materials of Environmental Concern are managed in violation of, any Environmental Laws or could reasonably be expected to give rise to liability thereunder.

                           (ii) None of Borrower, its Subsidiaries or Investment Affiliates has received any written notice alleging that any or all of the Property or any or all of the operations at the Property are not in compliance with all applicable Environmental Laws, or alleging the existence of any contamination at or under such Property in amounts or concentrations which constitute a violation of, or could reasonably be expected to give rise to liability under, any Environmental Law.

                           (iii) To the best of Borrower's knowledge after due inquiry, no notice, violation, non-compliance or liability referred to in SECTION 6.19(ii) above is threatened, and no condition, fact or circumstance exists that could reasonably be expected to result in such notice, violation, non-compliance or liability.

                           (iv) To the knowledge of Borrower, during the ownership of the Property by any or all of Borrower, its Subsidiaries and Investment Affiliates, no Materials of Environmental Concern have been released, transported or disposed of, or otherwise migrated, from the Property in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any applicable Environmental Laws, nor during the ownership of the Property by any or all of Borrower, its Subsidiaries and Investment Affiliates have any Materials of Environmental Concern been generated, treated, stored, abandoned or disposed of at, on or under any of such Property in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Laws. To the best knowledge of Borrower after due inquiry, no such release, transport, disposal, migration, generation, treatment, abandonment or storage from, at, on or under any of the Property occurred, prior to ownership thereof by Borrower, its Subsidiaries and Investment Affiliates, in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any applicable Environmental Laws.

                           (v) No judicial proceedings or governmental or administrative action is pending, or, to the best knowledge of Borrower after due inquiry, threatened, under any Environmental Law to which Borrower, any of its Subsidiaries or any Investment Affiliate is named as a party with respect to any of the Property, nor are there any consent or other decrees, orders, or other administrative or judicial decisions or requirements outstanding under any Environmental Law with respect to such Property.

         6.20 INSURANCE. Borrower has obtained, and fully paid all premiums due on, the following policies or binders of insurance on the
Properties:

                           (i) Property insurance (including coverage for flood and other water damage for any Properties located within a 100-year flood plain) in the amount of 100 percent of the replacement cost of the improvements at the Properties;

                           (ii) Loss of rental income insurance in the amount not less than one year's Gross Revenues from the Properties; and

                           (iii) Commercial general liability insurance in the amount of at least $5,000,000 per occurrence.

                          All insurance must be carried by companies with a Best
Insurance Reports Policyholder's and Financial Size Rating of "A-IX" or better.

         6.21 NO BROKERS. None of the Credit Parties has dealt with any brokers, finders or other intermediaries in connection with this Facility, and no fees, commissions or other compensation are payable by or to any such Person in connection with this Agreement or the Advances. Lenders shall not be responsible for the payment of any fees or commissions to any brokers, finders or other intermediaries and Borrower shall indemnify, defend and hold Lenders harmless from and against any claims, liabilities, obligations, damages, costs and expenses (including attorneys' fees and disbursements) made against or incurred by Lenders as a result of claims made or actions instituted by any brokers, finders or other intermediaries claiming by, through or under any of the Credit Parties in connection with the Facility.

         6.22 NO VIOLATION OF USURY LAWS. No aspect of any of the transactions contemplated herein or in any of the other Loan Documents violates or will violate any applicable usury laws or laws regarding the validity of agreements to pay interest.

         6.23 NOT A FOREIGN PERSON. None of the Credit Parties is a "foreign person" within the meaning of Section 1445 or Section 7701 of the Code.

         6.24 NO TRADE NAME. Except as otherwise set forth on SCHEDULE 6.24 attached hereto, none of the Credit Parties uses any trade name and has not and does not do business under any name other than their actual names set forth herein.

     6.25 SUBSIDIARIES. SCHEDULE 6.25 (as updated from time to time in accordance with this Agreement) hereto contains an accurate list of all of the Subsidiaries of each of the Credit Parties, and of all of the Investment Affiliates of each of the Credit Parties, setting forth their respective jurisdictions of formation, the percentage of their respective Capital Stock owned by each Credit Party and the Property owned by them. All of the issued and outstanding shares of Capital Stock of all of the direct and indirect Subsidiaries and Investment Affiliates of Borrower have been duly authorized and issued and are fully paid and non-assessable. All of such Capital Stock owned directly or indirectly by Borrower is free and clear of Liens, except as otherwise specifically noted on SCHEDULE 6.25 (as updated from time to time).

     6.26 PROPERTIES. SCHEDULE 6.26 hereto (as updated from time to time in accordance with the terms of this Agreement) contains a complete and accurate description, as of the Agreement Execution Date and the date of each update of
SCHEDULE 6.26 submitted by Borrower from time to time in accordance with the terms of this Agreement, of each Property, including the name of the entity that owns each such Property, and whether such Property is Eligible Land, Land, a Project, and/or an Unencumbered Asset. As of the Agreement Execution Date, the Borrower represents that those Properties described on SCHEDULE 6.26 attached hereto constitute all of the Unencumbered Assets as of such date. With respect to each Property, Borrower hereby represents and warrants as follows:

          (a) Except as expressly described on SCHEDULE 6.26, no portion of any improvement on any such Property is located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended, or any successor law, or, if located within any such area, Borrower has obtained and will maintain the insurance prescribed in SECTION 6.20 hereof.

          (b) To the Borrower's knowledge, except as expressly described on
SCHEDULE 6.26, each such Property and the development, use and occupancy thereof are in material compliance with all applicable zoning ordinances (without reliance upon adjoining or other properties), building codes, land use and Environmental Laws, and other laws regulating the development, use and occupancy of real property ("APPLICABLE LAWS").

          (c) Except as expressly described on SCHEDULE 6.26, each such Property is served by all utilities required for the current and contemplated uses thereof. All utility service is provided by public utilities and such Property has accepted or is equipped to accept such utility service.

          (d) Except as expressly described on SCHEDULE 6.26, all public roads and streets necessary for service of and access to each such Property for the current or contemplated use thereof have been completed, are serviceable and all-weather and are physically and legally open for use by the public.

          (e) Except as expressly described on SCHEDULE 6.26, each such Property is served by public water and sewer systems.

          (f) Except as expressly described on SCHEDULE 6.26, each such Property is free of any patent or, to the best knowledge of Borrower and its Subsidiaries, latent structural or other material defect or deficiency. Each such Property is free of damage and waste that would materially and adversely affect its value, is in good repair and there is no deferred maintenance other than ordinary wear and tear. Each such Property is free from damage caused by fire or other casualty. There is no pending or, to the best knowledge of Borrower after due inquiry, threatened condemnation proceedings affecting any such Property, or any material part thereof.

          (g) Except as expressly described on SCHEDULE 6.26, all liquid and solid waste disposal, septic and sewer systems located on each such Property are in a good and safe condition and repair and are in compliance with all Applicable Laws with respect to such systems.

          (h) Except as expressly described on SCHEDULE 6.26, all improvements on each such Property, lie within the boundaries and building restrictions of the legal description of record of such Property no such improvements encroach upon any adjoining property, and no improvements on adjoining properties encroach upon such Property or easements benefiting such Property. All amenities, access routes or other items that benefit such Property are under direct control of Borrower or one of its Subsidiaries, constitute permanent easements that benefit all or part of such Property or are public property, and such Property, by virtue of such easements or otherwise, is contiguous to a physically open, dedicated all weather public street, and has the necessary permits for ingress and egress.

          (i) Except as expressly described on SCHEDULE 6.26, there are no delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, or other outstanding charges affecting any such Property except to the extent such items are being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided.

          (j) Except as expressly described on SCHEDULE 6.26, with respect to each parcel of Eligible Land, each required performance bond, surety or other security has been issued to and in favor of and unconditionally accepted by each relevant governmental authority, all plans, specifications and drawings for improvements have been approved by all relevant governmental authorities, and all necessary easements, licenses, permits and other authorizations have been granted for the development thereof (including, without limitation, demolition, grading and construction permits).

     Any breach of the representations or warranties in clauses (a) through (j) of this SECTION 6.26 shall disqualify such Property from being an Unencumbered Asset but shall not per se constitute an Event of Default or Default under this Agreement.

     6.27 RELATIONSHIP OF THE BORROWER. The Credit Parties are engaged as an integrated group in the business of owning, developing operating and selling real estate. The Credit Parties require financing on such a basis that funds can be made available from time to time to such entities, to the extent required for the continued successful operation of their integrated operations. The Advances to be made to the Borrower under this Agreement are for the purpose of financing the integrated operations of the Credit Parties, and each of the Credit Parties expects to derive benefit, directly or indirectly, from the Advances, both individually and as a member of the integrated group, since the financial success of the operations of Borrower and each Guarantor is dependent upon the continued successful performance of the integrated group as a whole.

     6.28 NO SIDE DEALS. None of the Borrower or its Subsidiaries or Affiliates have entered into any written or oral agreements, arrangements or understandings with any Lender or any Affiliate of any Lender relating to the Facility or the Loan Documents, except as otherwise disclosed in this Agreement.

                                   ARTICLE VII

                               FINANCIAL COVENANTS

     The Borrower covenants and agrees that, so long as the Commitment of any Lender shall remain in effect and until full and final payment of all Obligations, without the prior written consent of the Required Lenders, it shall not, and shall cause the other Credit Parties not to:

     7.1 MINIMUM CONSOLIDATED NET WORTH. As of the end of any fiscal quarter, permit Consolidated Net Worth to be less than the sum of (i) $175,000,000, PLUS
(ii) an amount equal to seventy-five percent (75%) of the aggregate proceeds received by Borrower (net of customary related fees and expenses) in connection with any equity offering (including the issuance of shares in the General Partner or units in the Borrower) after the Agreement Execution Date.

     7.2 MAXIMUM ADJUSTED LEVERAGE RATIO. As of the end of any fiscal quarter, permit the sum of (i) Consolidated Total Indebtedness PLUS (ii) the purchase price for all Build to Suit Projects to exceed 55% of the sum of (i) Gross Asset Value plus (ii) the imputed value of all Build to Suit Projects.

     7.3 MINIMUM CONSOLIDATED INTEREST COVERAGE RATIO. As of the end of any fiscal quarter, permit the ratio of EBITDA to Interest Expense to be less than 2.00:1.

     7.4 MINIMUM FIXED CHARGE COVERAGE RATIO. As of the end of any fiscal quarter, permit the ratio of EBITDA to Fixed Charges to be less than 1.75:1.

     7.5 MAXIMUM UNENCUMBERED ASSET COVERAGE RATIO. As of the end of any fiscal quarter, permit Consolidated Unsecured Debt to exceed 50% of the Value of Unencumbered Assets.

     7.6 MINIMUM UNENCUMBERED ASSET INCOME TO UNSECURED INTEREST. As of the last day of any fiscal quarter, permit the ratio obtained by dividing (a) the aggregate Property Operating Income from all Unencumbered Assets qualifying for inclusion in the calculation of Value of Unencumbered Assets for such quarter by
(b) Interest Expense on all Consolidated Unsecured Debt for such quarter to be less than 2.00 to 1.

     7.7 MAXIMUM SECURED DEBT TO GROSS ASSET VALUE. As of the end of any fiscal quarter, permit Consolidated Secured Debt to exceed 35% of Gross Asset Value.

     7.8 MAXIMUM DIVIDEND PAYOUT RATIO. Pay out any distributions to the shareholders of the General Partner which would cause the aggregate amount of distributions in any period of four consecutive fiscal quarters to be in excess of 90% of its Funds From Operations for such period; except that net gain realized upon a sale of a Property may also be distributed even if such distribution would not otherwise be permitted under the terms of this sentence, but only if after giving effect to any such distribution none of the other covenants in this Agreement would be violated.

     Compliance with each of the foregoing financial covenants shall be measured and certified as of December 31, 2000 and on the last day of each fiscal quarter in accordance with SECTION 8.2 hereof.

                                  ARTICLE VIII

                              AFFIRMATIVE COVENANTS

     The Borrower covenants and agrees that so long as the Commitment of any Lender shall remain available and until the full and final payment of all Obligations incurred under the Loan Documents it will:

     8.1 NOTICES. Promptly give written notice to Agent of:

          (a) all litigation or arbitration proceedings affecting the Borrower or any of the other Credit Parties where the amount claimed is $5,000,000 or more;

          (b) any Default or Event of Default, specifying the nature and the period of existence thereof and what action has been taken or been proposed to be taken with respect thereto;

          (c) all claims filed against any of the Property which, if adversely determined, could have a Material Adverse Effect;

          (d) the occurrence of any other event which might have a Material Adverse Effect;

          (e) any Reportable Event or any "prohibited transaction" (as such term is defined in Section 4975 of the Code) in connection with any Plan or any trust created thereunder, which may, singly or in the aggregate materially impair the ability of any of the Credit Parties to repay any of its obligations under the Loan Documents, describing the nature of each such event and the action, if any, such Credit Party proposes to take with respect thereto;

          (f) any notice from any federal, state, local or foreign authority regarding any Hazardous Material, asbestos, or other environmental condition, proceeding, order, claim or violation affecting any of the Properties.

     8.2 FINANCIAL STATEMENTS, REPORTS, ETC. The Borrower shall maintain, for itself and each entity in the Consolidated Group, a system of accounting established and administered in accordance with GAAP, and furnish to the
Lenders:

          (i) as soon as available, but in any event not later than 45 days after the close of each fiscal quarter, for the Consolidated Group an unaudited consolidated balance sheet as of the close of each such period and the related unaudited consolidated statements of income and retained earnings and of cash flows of the Consolidated Group for such period and the portion of the fiscal year through the end of such period, setting forth in each case in comparative form the corresponding figures for the previous year, all certified by a Qualified Officer of the General Partner;

          (ii) As soon as available, but in any event not later than 45 days after the close of each fiscal quarter, for the Consolidated Group, related reports in form and substance satisfactory to the Lenders, all certified by a Qualified Officer of the General Partner, including updates of SCHEDULES 6.1, 6.25 and 6.26 of this Agreement, a statement of Funds From Operations, a description of Unencumbered Assets, a listing of capital expenditures (in the level of detail as currently disclosed in Borrower's "Supplemental Information"), a report listing and describing all newly formed or acquired Subsidiaries and all newly acquired Properties, including their cost and Indebtedness assumed in connection with such acquisition, if any, summary information for all Property, including, without limitation, occupancy rates (including Leased Space), square footage, property type, date acquired or built, Gross Revenues, Property Operating Income, operating expenses, capital expenditures, the status of development, and such other information as may be requested (including, without limitation, operating statements) to evaluate the quarterly compliance certificate delivered as provided below;

          (iii) As soon as available but in no event later than the fifth Business Day after the date such reports are to be filed with the Securities Exchange Commission, copies of any Forms 10K, 10Q, 8K, and any other annual, quarterly, monthly or other reports, copies of all registration statements and any other public information which the Consolidated Group files with the Securities Exchange Commission or other governmental authority, and to the extent any of such reports contains information furnished under other subsections of this SECTION 8.2, the information need not be separately furnished;

          (iv) As soon as available, but in any event not later than 90 days after the close of each fiscal year of the Consolidated Group, a consolidated and, if available, consolidating balance sheet of the Consolidated Group as of the end of that fiscal year and related consolidated and, if available, consolidating statements of income, retained earnings, cash flows and shareholders' equity for that fiscal year, in each case with accompanying notes and schedules, prepared in accordance with GAAP and audited by a firm of independent certified public accountants of recognized standing selected by Borrower and acceptable to the Agent, which accountants shall have issued an unqualified audit report thereon;

          (v) As soon as available, but in any event not later than 90 days after the close of each fiscal year of the Consolidated Group, reports in form and substance reasonably satisfactory to the Lenders, certified by a Qualified Officer of the General Partner containing Property Operating Income for each individual Property;

          (vi) Within thirty (30) days after the beginning of each fiscal year of Consolidated Group, a projection in reasonable detail and in form and substance satisfactory to the Agent, on an annual basis, of the assets, liabilities, cash flow and earnings of the Consolidated Group for that fiscal year and the following fiscal year;

          (vii) As soon as available, but in any event not later than three Business Days after receipt thereof by any entity in the Consolidated Group, all quarterly financial statements, operating reports and other financial and operating information regarding Investment Affiliates and/or Property owned by any Investment Affiliate;

          (viii) As soon as available, but in any event not later than 120 days after the close of each fiscal year of each Investment Affiliate, a balance sheet of such Investment Affiliate as of the end of that fiscal year and related statements of income, retained earnings, cash flow and shareholders' equity for that fiscal year, with accompanying notes and schedules, prepared in accordance with GAAP and in a form acceptable to Agent;

          (ix) Not later than forty-five (45) days after the end of each of the first three fiscal quarters, and not later than ninety (90) days after the end of the fiscal year, a compliance certificate in substantially the form of EXHIBIT F hereto signed by a Qualified Officer of the General Partner confirming that the Borrower is in compliance with all of the covenants of the Loan Documents, showing the calculations and computations necessary to determine compliance with the financial covenants contained in this Agreement (including such schedules and backup information as may be necessary to demonstrate such compliance) and stating that no Default or Event of Default exists, or if any Default or Event of Default exists, stating the nature and status thereof;

          (x) As soon as possible and in any event within 10 Business Days after any Reportable Event has occurred with respect to any Plan, a statement, signed by a Qualified Officer of the General Partner, describing said Reportable Event and within 20 days after such Reportable Event, a statement signed by such officer describing the action which Borrower proposes to take with respect thereto; and (b) within 10 Business Days of receipt, any notice from the Internal Revenue Service, PBGC or Department of Labor with respect to a Plan regarding any excise tax, proposed termination of a Plan, prohibited transaction or fiduciary violation under ERISA or the Code which could result in any liability to Borrower or any member of the Controlled Group in excess of $100,000; and (c) within 10 Business Days of filing, any Form 5500 filed by Borrower with respect to a Plan, or any member of the Controlled Group which includes a qualified accountant's opinion.

          (xi) As soon as possible and in any event within 10 days after receipt by the Borrower, a copy of (a) any notice or claim to the effect that any entity in the Consolidated Group or Investment Affiliate is or may be liable to any Person as a result of the release by such entity, or any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any of its Subsidiaries or Investment Affiliates, which, in either case, could be reasonably likely to have a Material Adverse Effect;

          (xii) Promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports, notices and proxy statements so furnished, provided that to the extent any of such information has been furnished under other subsections of this SECTION 8.2, such information need not be separately furnished;

          (xiii) As soon as possible, and in any event within 10 days after the Borrower knows of any fire or other casualty or any pending or threatened condemnation or eminent domain proceeding with respect to all or any material portion of any of the Property, a statement signed by a Qualified Officer of General Partner, describing such fire, casualty or condemnation and the action Borrower intends to take with respect thereto; and

          (xiv) Such supplements to the foregoing documents and other information (including, without limitation, non-financial information) as the Agent or any Lender may from time to time reasonably request.

     8.3 EXISTENCE AND CONDUCT OF OPERATIONS. Except as otherwise expressly permitted herein (including any transaction allowed under SECTION 9.8 hereof), the Borrower shall, and shall cause each of the other Credit Parties to, maintain and preserve its existence and all rights, privileges and franchises now enjoyed and necessary for the operation of its business, including remaining in good standing in each jurisdiction in which business is currently operated, except where the failure to be qualified or authorized as a foreign entity would not reasonably be expected to have a Material Adverse Effect; provided, however, that Borrower shall be permitted to dissolve GLR No. 1, Inc., GLR No. 2, Inc. and/or GLR No. 3 (none of which currently has any material assets), provided that any material assets owned by any such entity at the time of its dissolution shall be conveyed to either Borrower or a Guarantor. The Borrower shall, and shall cause each of the other Credit Parties to, carry on and conduct their respective businesses in substantially the same manner and in substantially the same fields of enterprise as presently conducted. The Borrower shall, and shall cause each of the other Credit Parties to, do all things necessary to remain duly incorporated and/or duly qualified, validly existing and in good standing as a real estate investment trust, corporation, general partnership, limited liability company or limited partnership, as the case may be, in its jurisdiction of incorporation/formation. The Borrower shall, and shall cause each of the other Credit Parties to, maintain all requisite authority to conduct its business in each jurisdiction in which any of the Properties are located and, except where the failure to be so qualified would not have a Material Adverse Effect, in each jurisdiction required to carry on and conduct its businesses in substantially the same manner as it is presently conducted, and, specifically, neither the Borrower nor its Subsidiaries will undertake any business other than the acquisition, development, ownership, management, operation and leasing of office properties and ancillary businesses specifically related thereto, except that the Borrower and its Subsidiaries and Investment Affiliates may invest in other assets subject to the following limitations with respect to the following specified categories of assets:

----------------------------------------------------------------- ----------------------------------
(i)    Land(1)                                                              Not to exceed
                                                                      10% of Gross Asset Value
----------------------------------------------------------------- ----------------------------------


                                       51

----------------------------------------------------------------- ----------------------------------
(ii)   property   holdings  other  than  office  properties  and            Not to exceed
       ancillary  businesses  (excluding cash, Cash Equivalents,      10% of Gross Asset Value
       and Indebtedness of any Subsidiary to the Borrower)(2)
----------------------------------------------------------------- ----------------------------------
(iii)  stock holdings other than in Subsidiaries(1)                         Not to exceed
                                                                       5% of Gross Asset Value
----------------------------------------------------------------- ----------------------------------
(iv)   mortgages(1)                                                         Not to exceed
                                                                      10% of Gross Asset Value
----------------------------------------------------------------- ----------------------------------
(v)    joint ventures and partnerships (both consolidated and               Not to exceed
       unconsolidated)(3)                                             10% of Gross Asset Value
----------------------------------------------------------------- ----------------------------------
(vi)   projects under development(4)                                        Not to exceed
                                                                      15% of Gross Asset Value
----------------------------------------------------------------- ----------------------------------
(vii)  properties ground leased under Approved Ground Leases                Not to exceed
       (other than the currently-existing Firstar ground lease)       20% of Gross Asset Value
 ----------------------------------------------------------------- ----------------------------------
(viii) total investment in all of categories (i) - (vii) above(5)           Not to exceed
                                                                      25% of Gross Asset Value
----------------------------------------------------------------- ----------------------------------

(1)valued at the lower of acquisition cost or market value.
(2)calculated as the quotient of (x) annualized Net Operating Income generated from such investment, divided by (y) 15%.
(3)valued in accordance with GAAP
(4)valued at the acquisition price in the applicable purchase contract in the case of Build to Suit Projects not yet acquired (which shall constitute investments for purposes of this covenant) and in accordance with GAAP for other projects under development.
(5)calculated so that no asset shall be included more than once even if such asset falls within more than one of the foregoing categories.

Notwithstanding anything to the contrary contained in this SECTION 8.3, (a) category (iii) above shall not be deemed to include an interest in a joint venture or partnership, and (b) category (v) above shall not be deemed to include any Eligible Joint Venture which is a Guarantor.

     8.4 MAINTENANCE OF PROPERTIES. The Borrower shall, and shall cause the other Credit Parties to, maintain, preserve, protect and keep the Properties in good and safe repair, working order and condition, and make all necessary and proper repairs, renewals and replacements.

     8.5 INSURANCE. The Borrower shall, and shall cause the other Credit Parties to, provide a certificate of insurance from all insurance carriers which have issued policies with respect to any Properties within thirty (30) days after the end of each fiscal year, evidencing that the insurance required to be furnished to Lenders pursuant to SECTION 6.20 hereof is in full force and effect. All such policies of insurance shall contain provisions to the effect that they may not be canceled or materially changed without at least 30 days prior notice to Agent. Borrower shall timely pay, or cause to be paid, all premiums on all insurance policies required under this Agreement from time to time. Borrower shall, and shall cause the other Credit Parties to, promptly notify the insurance carrier or agent therefor (with a copy of such notification being provided simultaneously to Agent) if there is any occurrence which, under the terms of any insurance policy then in effect with respect to any of the Properties, requires such notification. Promptly following the occurrence of any event entitling Borrower to seek payment under an insurance policy with respect to any Property, Borrower shall recalculate and submit to Agent a new compliance certificate in the form of EXHIBIT F attached hereto.

     8.6 PAYMENT OF OBLIGATIONS. The Borrower shall, and shall cause the other Credit Parties to, pay all taxes, assessments, governmental charges and other obligations when due, except such as may be contested in good faith by appropriate proceedings, and for which adequate reserves have been provided in accordance with sound accounting principles.

     8.7 COMPLIANCE WITH LAWS. The Borrower shall, and shall cause the other Credit Parties to, comply in all material respects with all applicable laws, rules, regulations, orders and directions of any governmental authority having jurisdiction over Borrower, any of the other Credit Parties, or any of their respective businesses or assets.

     8.8 ADEQUATE BOOKS. The Borrower shall, and shall cause the other Credit Parties to, maintain adequate books, accounts and records in order to provide financial statements in accordance with GAAP and, if requested by any Lender, permit employees or representatives of such Lender at any reasonable time and upon reasonable notice (i) to inspect and audit the assets of the Credit Parties or any of them, (ii) to examine or audit the inventory, books, accounts and records of each of them and make copies and memoranda thereof, and (iii) to consult with appropriate personnel of each of them regarding the foregoing.

     8.9 ERISA. The Borrower shall, and shall cause the other Credit Parties to, comply in all material respects with all requirements of ERISA applicable with respect to each Plan.

     8.10 MAINTENANCE OF STATUS. General Partner shall at all times continue to have its common stock listed on the New York Stock Exchange (NYSE), and Borrower shall take all necessary steps to maintain General Partner's status as a real estate investment trust in compliance with all applicable provisions of the Code.

     8.11 USE OF PROCEEDS. The Borrower shall use the proceeds of the Facility solely for the general business purposes of the Borrower, including, without limitation, working capital needs, closing costs, and interim funding for acquisitions and development of office properties.

     8.12 PRE-ACQUISITION ENVIRONMENTAL INVESTIGATIONS. The Borrower shall, and shall cause each of the Credit Parties to, obtain, prior to the acquisition of each parcel of real property that it intends to acquire, an environmental report of the scope described in EXHIBIT G attached hereto and made a part hereof.

     8.13 NEW SUBSIDIARIES. The Borrower shall, from time to time, promptly cause each Person that becomes a wholly-owned Subsidiary of General Partner or Borrower after the Agreement Execution Date to duly execute and deliver to the Agent a Guaranty of the Obligations. Such duly executed Guaranty, together with the related documentation required to be furnished pursuant to SECTION 5.2(c) hereof, shall be delivered to the Agent no later than 45 days after the end of the fiscal quarter during which such Person became a Subsidiary of General Partner or Borrower. Notwithstanding the foregoing requirements of this SECTION 8.13, neither the Subsidiaries formed or to be formed by Borrower known as GLR Milwaukee Center, LLC and GLR 777 Eisenhower, LLC (the "New Project LLCs") nor the Subsidiaries ("Managing Subsidiaries") formed or to be formed to be the managing members of those New Project LLCs shall be required to become Guarantors so long as (i) the New Project LLCs shall have no material assets other than the single Project that each is formed to own, and
(ii) the Managing Subsidiaries have no material assets other than any ownership interest in the New Project LLCs.

     8.14 DISTRIBUTIONS. Neither the General Partner nor the Borrower shall make any distributions which would cause a violation of any of the following covenants:

          (a) The General Partner shall not pay any distributions to its shareholders and the Borrower shall not pay any distribution to the partners of the Borrower if such distribution would cause a violation of SECTION 7.8 hereof; provided, however, the Borrower may make distributions to the General Partner which correspond in amount and timing to distributions which the General Partner is permitted by SECTION 7.8 to make to its shareholders and other distributions to the General Partner for "REIT Expenses" as defined in Borrower's Agreement of Limited Partnership delivered pursuant to SECTION 5.1(b) hereof;

          (b) If an Event of Default specified in SECTION 10.1 or SECTION 10.3, or an Event of Default relating to a breach of the financial covenants contained in ARTICLE VII above, shall have occurred and be continuing, the Borrower and the General Partner shall make no distributions other than the minimum distributions required under the Code to maintain the tax status of the General Partner as a REIT, as evidenced by a certification of the principal financial or accounting officer of the General Partner containing calculations in reasonable detail satisfactory in form and substance to Agent; and

          (c) Notwithstanding the foregoing, at any time when an Event of Default shall have occurred and the maturity of the Obligations has been accelerated, the Borrower and General Partner shall not make any distributions whatsoever, directly or indirectly.

     8.15 SENIOR MANAGEMENT OF BORROWER. In the event that less than three of the following senior managers: Richard A. May, Patrick Hunt, Richard Rasley, Raymond Braun and James Hicks are actively involved in the management of Borrower, then Borrower will replace, at a minimum, all but one of the senior managers who have left with individuals who are satisfactory to the Required Lenders (whose approval shall not be unreasonably withheld or delayed more than two Business Days) within 120 days after the date on which the third such senior manager ceases to be actively involved in the management of Borrower.

                                   ARTICLE IX

                               NEGATIVE COVENANTS

     The Borrower covenants and agrees that, so long as the Commitment of any Lender shall remain in effect and until full and final payment of all Obligations incurred under the Loan Documents, without the prior written consent of the Required Lenders, it shall not, and shall cause the other Credit Parties not to:

     9.1 CHANGE IN BUSINESS. Except as otherwise permitted under SECTION 8.3, engage in any business activities or operations other than acquisition, development, ownership, management, operation and leasing of office property and ancillary businesses specifically related thereto.


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


     9.2 CONTROL OF GENERAL PARTNER. At any time fail to have the General Partner's management and trustees directly or indirectly control ownership of a minimum of 3% of the sum of (i) common shares of the General Partner and (ii) equivalent operating partnership units exchangeable for common shares of the General Partner.

     9.3 CHANGE OF BORROWER OWNERSHIP. Allow (i) the General Partner to own less than fifty-one percent (51%) of the partnership interests in Borrower, (ii) the Borrower to be controlled by a Person other than the General Partner, or (iii) any pledge of, other encumbrance on, or conversion to limited partnership interests of, any of the general partnership interests in the Borrower.

     9.4 USE OF PROCEEDS. Apply or permit to be applied any proceeds of any Advance directly or indirectly, to the funding of any purchase of, or offer for, any share of capital stock of any publicly held corporation constituting (alone or together with other shares owned by Borrower or its Subsidiaries) a controlling interest in such corporation, or as part of a series of transactions to acquire such controlling interest, unless the board of directors of such corporation has consented to such purchase or offer and the Required Lenders have consented to such use of the proceeds of the Facility.

     9.5 TRANSFERS OF UNENCUMBERED ASSETS. Sell or otherwise dispose of (other than the creation or continuance of Permitted Liens) any Properties or other assets or any interest therein, if such Property or other assets, together with all other assets which have been transferred or disposed of from the date hereof to such date, exceeds twenty percent (20%) of the Gross Asset Value of the Consolidated Group as of the date hereof.

     9.6 LIENS. Create, incur, or suffer to exist any Lien in, of or on any of the Properties except:

               (i) Liens for taxes, assessments or governmental charges or levies on their Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves shall have been set aside on their books;

               (ii) Liens which arise by operation of law, such as carriers', warehousemen's, landlords', materialmen and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 30 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books;

               (iii) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

               (iv) Utility easements, building restrictions, zoning restrictions, easements and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere


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

          with the use thereof in the business of the Borrower or any of the other Credit Parties;

               (v) Liens of any Subsidiary in favor of the Borrower;

               (vi) Liens arising in connection with any Indebtedness permitted hereunder to the extent such Liens will not result in a violation of any of the provisions of this Agreement; and

               (vii) Liens described in SCHEDULE 9.6 attached hereto.

     Liens permitted pursuant to this SECTION 9.6 shall be deemed to be "PERMITTED LIENS".

     9.7 REGULATION U. Use any of the proceeds of the Advances to purchase or carry any Margin Stock.

     9.8 MERGERS AND DISPOSITIONS. Enter into any or allow any Subsidiary to enter into any merger, consolidation, pool, business combination, reorganization or liquidation, or transfer or otherwise dispose of all or a substantial portion of its properties, except for: (i) such transactions that occur between wholly-owned Subsidiaries; (ii) transactions where (a) Borrower or General Partner is the surviving entity, (b) there is no change in business conducted,
(c) such transaction is not accomplished through a takeover which is opposed by the board of directors or other equivalent governing body of the other party to the transaction; and (d) no Default or Event of Default under the Loan Documents results from such transaction; or (iii) transactions otherwise approved in advance by the Required Lenders. Borrower will notify the Agent (who will promptly notify Lenders) of any dispositions or mergers involving assets valued in excess of 10% of the Consolidated Group's then-current Gross Asset Value and certify compliance with covenants after giving effect to such proposed disposition or merger, regardless of whether any consent is required.

     9.9 NEGATIVE PLEDGE. Enter into or maintain any agreement with any third party which prohibits the creation, assumption or maintenance of any Lien securing a charge or obligation on any of its real or personal property, whether now owned or hereafter acquired (other than with respect to this Facility and other than such agreements relating solely to those assets constituting collateral for the Consolidated Secured Debt).

     9.10 VARIABLE RATE DEBT. The Borrower and its Subsidiaries shall not at any time permit the outstanding principal balance of Indebtedness which bears interest at an interest rate that is not fixed through the maturity date of such Indebtedness to exceed an amount equal to the greater of (a) $150,000,000 and
(b) the Aggregate Commitment plus $25,000,000, unless all of such Indebtedness in excess of such amount is subject to a swap, rate cap or other interest rate management program reasonably approved by the Agent that effectively converts the interest rate on such excess to a fixed rate.

     9.11 BORROWER'S PARTNERSHIP AGREEMENT. Allow any material change in the Borrower's partnership agreement, other than (i) the creation of new classes or series of operating partnership units, (ii) the admission of additional limited partners, and (iii) changes in the ordinary course of business, without the prior consent of the Agent.



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

     9.12 GENERAL PARTNER'S ASSETS. Allow the General Partner to invest in or own any material assets directly other than its partnership interest in Borrower, except investments in which the General Partner owns a general or limited partner interest in any entity in which the Borrower owns the remaining partnership interests.

                                    ARTICLE X

                                    DEFAULTS

     The occurrence of any one or more of the following events shall constitute an Event of Default:

     10.1 NONPAYMENT OF PRINCIPAL. The Borrower fails to pay any principal portion of the Obligations when due, whether on the Maturity Date or otherwise.

     10.2 CERTAIN COVENANTS. The Borrower, General Partner and/or Consolidated Group, as the case may be, is not in compliance with any one or more of the provisions of ARTICLE VII or ARTICLE IX (excluding SECTION 9.1) hereof.

     10.3 NONPAYMENT OF INTEREST AND OTHER OBLIGATIONS. The Borrower fails to pay any interest or other portion of the Obligations, other than payments of principal, and such failure continues for a period of five (5) Business Days after the date such payment is due.

     10.4 CROSS DEFAULT. Any monetary default occurs (after giving effect to any applicable cure period) under any Indebtedness (which includes liability under guaranties) of any entity in the Consolidated Operating Group, singly or in the aggregate, in excess of Five Million Dollars ($5,000,000), other than Indebtedness arising from the purchase of personal property or the provision of services, the amount of which is being contested by Borrower in good faith by appropriate proceedings; or any non-monetary default occurs (after giving effect to any applicable cure period) under any Indebtedness (which includes liability under guaranties) of any entity in the Consolidated Operating Group, singly or in the aggregate, in excess of Twenty-Five Million Dollars ($25,000,000).

     10.5 LOAN DOCUMENTS. Any Loan Document is not in full force and effect in accordance with its terms, or a default has occurred and is continuing thereunder after giving effect to any cure or grace period in any such document.

     10.6 REPRESENTATION OR WARRANTY. At any time or times hereafter any representation or warranty set forth in ARTICLE VI or ARTICLE VII of this Agreement or in any other Loan Document or in any statement, report or certificate now or hereafter made by any entity in the Consolidated Operating Group to the Lenders or the Agent is not true and correct in any material respect.

     10.7 COVENANTS, AGREEMENTS AND OTHER CONDITIONS. The Borrower fails to perform or observe any of the covenants, agreements and conditions contained in this Agreement or any of the other Loan Documents not specifically referred to in any other Section of this ARTICLE X, in accordance with the terms hereof or thereof, and such Default continues unremedied for a period of thirty (30) days after written notice from Agent, provided, HOWEVER, that if such Default is susceptible of cure but cannot by the use of reasonable efforts be cured within such thirty (30) day period, such Default shall not constitute an Event of Default under this SECTION 10.7 so long



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

as (i) the Borrower has commenced a cure within such thirty-day period in a manner satisfactory to the Agent and (ii) thereafter, Borrower is proceeding to cure such default continuously and diligently and in a manner reasonably satisfactory to Agent and (iii) such default is cured to Agent's satisfaction not later than sixty (60) days after the expiration of such thirty (30) day period.

     10.8 NO LONGER GENERAL PARTNER. The General Partner shall no longer be the sole general partner of Borrower.

     10.9 MATERIAL ADVERSE CHANGE. Any of the Borrower or the Guarantors have suffered a Material Adverse Effect or is Insolvent.

     10.10 BANKRUPTCY.

          (a) The Borrower, any Guarantor or any Subsidiary having more than $10,000,000 of Equity Value (as defined below) (a "Material Subsidiary") shall
(i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it as a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate action to authorize or effect any of the foregoing actions set forth in this SECTION 10.10(a), (vi) fail to contest in good faith any appointment or proceeding described in SECTION 10.10(b) or
(vii) not pay, or admit in writing its inability to pay, its debts generally as they become due. As used herein, the term "EQUITY VALUE" of a Subsidiary shall mean (1) Property Operating Income of such Subsidiary's Properties owned as of the Agreement Execution Date capitalized at a 9.75% rate, plus (2) the purchase price of any of such Subsidiary's Properties acquired after the Agreement Execution Date less (3) any Indebtedness of such Subsidiary

          (b) A receiver, trustee, examiner, liquidator or similar official shall be appointed for any of the Borrower, any Guarantor or any Material Subsidiary, any substantial portion of any of their Properties or other material assets, or a proceeding described in SECTION 10.10(a)(iv) shall be instituted against any of the Borrower or any such Guarantor or Material Subsidiary and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) consecutive days.

     10.11 LEGAL PROCEEDINGS. Any of the Borrower or the Guarantors is enjoined, restrained or in any way impaired by any court order or judgment or if a notice of lien, levy, or assessment is filed of record with respect to all or any part of their Properties or other material assets by any governmental department, office, agency or authority, which, alone or in the aggregate, could reasonably be expected to have a Materially Adverse Effect, or any proceeding is filed or commenced seeking to enjoin, restrain or otherwise impair any of said Persons from conducting all or a substantial part of their respective business affairs, and such proceeding is not vacated, stayed, dismissed, set aside, removed or otherwise or remedied within ninety (90) days after the occurrence thereof.

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

     10.12 ERISA. The Borrower or any Guarantor shall have been notified by the sponsor of a Plan that (i) it has incurred withdrawal liability to such Plan in an amount which, when aggregated with all other amounts then required to be paid to Plans by the Borrower or any Guarantor as withdrawal liability (determined as of the date of such notification), exceeds $2,000,000 or requires payments exceeding $1,000,000 per annum, or (ii) such Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and the other members of the Consolidated Group (taken as a whole) to all Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Plans for the respective plan years of each such Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $1,000,000.

     10.13 FAILURE TO SATISFY JUDGMENTS. Any of the Borrower, any Guarantor or any Material Subsidiary shall fail within sixty (60) days to pay, bond or otherwise discharge any judgments or orders for the payment of money in an amount which, when added to all other judgments or orders outstanding against the Borrower, any Guarantor or any Material Subsidiary would exceed Ten Million Dollars ($10,000,000) in the aggregate, which have not been stayed pending appeal, unless the liability is insured against and the insurer has not challenged coverage of such liability.

     10.14 ENVIRONMENTAL REMEDIATION. Failure to remediate within the time period required by law or governmental order, (or within a reasonable time in light of the nature of the problem if no specific time period is so established), environmental problems in violation of applicable law related to any Property or Properties where the estimated costs of remediation are in the aggregate in excess of Five Million Dollars ($5,000,000), in each case after all administrative hearings and appeals have been concluded.

     10.15 FAILURE TO MAINTAIN REIT STATUS. General Partner shall fail to have its common shares of beneficial interest listed on the New York Stock Exchange
(NYSE) or any other national securities exchange or fail to maintain its status as a real estate investment trust in compliance with all applicable provisions of the Code.

                                   ARTICLE XI

                  ACCELERATION, WAIVERS AMENDMENTS AND REMEDIES

     11.1 ACCELERATION. If any Event of Default described in SECTION 10.10 hereof occurs, the obligation of the Lenders to make Advances hereunder and of the Issuing Bank to issue Facility Letters of Credit shall automatically terminate and the Obligations shall immediately become due and payable. If any other Event of Default described in ARTICLE X hereof shall have occurred and be continuing, the Agent may (and upon demand of the Required Lenders, shall) notify Borrower that such obligation to make Advances and to issue Facility Letters of Credit has terminated and the Obligations shall immediately become due and payable.

     In addition to the foregoing, following the occurrence of and during the continuance of an Event of Default and so long as any Facility Letter of Credit has not been fully drawn and has not been cancelled or expired by its terms, upon written demand by the Required Lenders, the Borrower shall deposit in the Letter of Credit Collateral Account cash in an amount equal to the aggregate undrawn face amount of all outstanding Facility Letters of Credit and all fees and




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

other amounts due or which may become due with respect thereto. The Borrower shall have no control over funds in the Letter of Credit Collateral Account, which funds shall be invested by the Agent from time to time in its discretion in certificates of deposit of Bank One having a maturity not exceeding thirty
(30) days. Such funds shall be promptly applied by the Agent to reimburse the Issuing Bank for drafts drawn from time to time under the Facility Letters of Credit. Such funds, if any, remaining in the Letter of Credit Collateral Account following the payment of all Obligations in full shall, unless the Agent is otherwise directed by a court of competent jurisdiction, be promptly paid over to the Borrower.

     11.2 PRESERVATION OF RIGHTS; AMENDMENTS. No delay or omission of the Lenders in exercising any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or Event of Default or an acquiescence therein, and the making of an Advance notwithstanding the existence of a Default or Event of Default or the inability of the Borrower to satisfy any conditions precedent to such Advance shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment, release or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Agent and the number of Lenders required hereunder and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative, and may be exercised concurrently or successively, and all shall be available to the Lenders until the Obligations have been paid in full.

                                   ARTICLE XII

                                    THE AGENT

     12.1 APPOINTMENT. Bank One is hereby irrevocably appointed Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the agent of such Lender. The Agent agrees to act as such upon the express conditions contained in this ARTICLE XII. The Agent shall not have any duties or responsibilities except those expressly set forth herein and shall not have a fiduciary relationship in respect of any Lender by reason of this Agreement. Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of Section 9-105 of the Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

     12.2 POWERS. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto (but subject to SECTION 14.13 below). The Agent shall have no implied duties, obligations or liabilities to the Lenders, or any obligation to



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

the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent. Only Agent may perform the duties reserved to it under the Loan Documents and no Lender shall act or purport to act on behalf of the other Lenders or Agent on any such matters. Without limiting the generality of the foregoing:

          (a) Agent shall have the exclusive right to collect from Borrower and any Guarantor, or third parties, on account of the Facility, including, principal, interest, fees, protective advances and prepayment premiums (if any), whether such sums are received directly from Borrower, Guarantor, or any other Persons, or are obtained by right of offset by Agent of any kind, or by enforcement of the Loan Documents. Agent will receive and hold all collections with respect to the Loan for the benefit of the Lenders in accordance with their Percentages or as otherwise provided herein.

          (b) If any Lender shall receive any payments or property in connection with the Facility (whether or not voluntary), from any Person other than Agent, such Lender shall transfer to Agent all such payments or property within one Business Day of receipt.

          (c) No Lender shall independently initiate any judicial action or other proceeding against Borrower or any Guarantor with respect to the Facility.

     12.3 GENERAL IMMUNITY. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower or the Lenders for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct.

     12.4 NO RESPONSIBILITY FOR LOANS, RECITALS, ETC. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document; (iii) the satisfaction of any condition specified in ARTICLE V, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith.

     12.5 ACTION ON INSTRUCTIONS OF LENDERS. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders (or, in the case of any waiver or amendment listed in SECTION 14.13(a) hereof, all of the Lenders) and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Notes. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first receive such advise or concurrence, if it so requests, of the Required Lenders and shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

     12.6 EMPLOYMENT OF AGENTS AND COUNSEL. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or



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

attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to engage and rely upon advice of legal counsel (including the Borrower's counsel), independent accountants and other professionals and experts selected by the Agent concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document. The Borrower and the Lenders agree that the Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Agent is entitled under Articles XII and XIV.

     12.7 RELIANCE ON DOCUMENTS. The Agent shall be entitled to rely upon any Note, writing, notice, consent, certificate, facsimile, affidavit, letter, telegram, statement, paper, document or other communication believed by it to be genuine and correct and to have been signed, sent or otherwise communicated by the proper person or persons.

     12.8 AGENT'S REIMBURSEMENT AND INDEMNIFICATION. The Lenders agree to reimburse and indemnify upon demand the Agent ratably in accordance with their respective Percentages (i) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses (including reasonable attorneys' fees) incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration, modification and enforcement of the Loan Documents, if not paid by Borrower, and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent. Each Lender shall indemnify the Agent and the other Lenders with respect to claims, liabilities, damages, costs, losses and expenses (including, without limitation, attorneys' fees) arising from or relating to the failure of such indemnifying Lender to satisfy its obligations under this Agreement and the other Loan Documents.

     12.9 RIGHTS AS A LENDER. With respect to the Commitment, Advances made by it, the Note issued to it and otherwise, the Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its capacity as a Lender. The Agent, in its capacity as a Lender, may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person. The Lenders acknowledge that Agent and its Affiliates now or in the future may have banking or other financial relationships, including being an agent on other loans, with Borrower and its Affiliates, as though Bank One were not Agent hereunder and without notice to or consent of the Lenders. Each Lender hereby expressly waives any objection to such actual or potential conflict of interest. The Lenders acknowledge that in the course of such activities, Bank One or its Affiliates may receive



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

information regarding Borrower or its Affiliates and acknowledge that Agent shall be under no obligation to provide such information to them, whether or not confidential.

     12.10 LENDER CREDIT DECISION. Each Lender acknowledges that neither the Agent nor any of its agents has made any representation or warranty to such Lender and that no action or statement hereafter made or taken by the Agent or any of its agents shall be deemed to be representation or warranty by the Agent to such Lenders. Each Lender further acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis and decisions in taking or not taking action under this Agreement and the other Loan Documents.

     12.11 SUCCESSOR AGENT. Each Lender agrees that Bank One shall serve as Agent at all times during the term of this Facility, except that Bank One may resign as Agent at any time, in its sole discretion, upon thirty (30) days' prior written notice to the Lenders and Borrower. Bank One (or any successor Agent) may be removed as Agent for good cause by written notice received by Agent from the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving notice of resignation or receiving notice of removal, then the retiring Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent. Such successor Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent (including the right to receive any fees for performing such duties which accrue thereafter), and the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. After any retiring Agent's resignation hereunder as Agent, the provisions of this ARTICLE XII shall continue in effect for its benefit and that of the other Lenders in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents.

     12.12 NOTICE OF DEFAULTS. If a Lender becomes aware of a Default or Event of Default, such Lender shall notify the Agent of such fact. Upon receipt of such notice that a Default or Event of Default has occurred, the Agent shall notify promptly each of the Lenders of such fact. Except for Defaults in the payment of principal, interest and fees payable to Agent for the account of the Lenders and such other Obligations for which Agent is expressly responsible for determining Borrower's compliance, Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless Agent shall have received written notice from a Lender or Borrower referring to the Loan, describing such Default or Event of Default and stating that such notice is a "notice of default". Agent will promptly notify the Lenders of any such payment Defaults or Defaults in such other Obligations and of its receipt of any such notice. Agent shall take action with respect to such Default or Event of Default in accordance with the provisions of this Agreement and the Loan Documents.

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

     12.13 REQUESTS FOR APPROVAL. If the Agent requests in writing the consent or approval of a Lender, whether or not such consent or approval is required hereunder (and no such requirement shall be inferred from any such request), such Lender shall respond and either approve or disapprove definitively in writing to the Agent within seven (7) Business Days (or sooner if such notice specifies a shorter period based on Agent's good faith determination that circumstances warrant an earlier response) after such written request from the Agent. If any Lender does not so respond, that Lender shall be deemed to have disapproved the request. Upon request, the Agent shall notify the Lenders which Lenders, if any, failed to respond to a request for approval.

     12.14 COPIES OF DOCUMENTS. Agent shall promptly deliver to each of the Lenders copies of all notices of default and other formal notices sent to or received by the Agent pursuant to SECTION 15.1 of this Agreement. Within fifteen
(15) Business Days after a request by a Lender to the Agent for other documents furnished to the Agent by the Borrower, the Agent shall provide copies of such documents to such Lender except where this Agreement obligates Agent to provide copies in a shorter period of time.

     12.15 DEFAULTING LENDERS. At such time as a Lender becomes a Defaulting Lender, such Defaulting Lender's right to vote on matters which are subject to the consent or approval of the Required Lenders, such Defaulting Lender or all Lenders shall be immediately suspended until such time as the Lender is no longer a Defaulting Lender. If a Defaulting Lender has failed to fund its Percentage of any Advance and until such time as such Defaulting Lender subsequently funds its Percentage of such Advance, all Obligations owing to such Defaulting Lender hereunder shall be subordinated in right of payment, as provided in the following sentence, to the prior payment in full of all principal of, interest on and fees relating to the Loans funded by the other Lenders in connection with any such Advance in which the Defaulting Lender has not funded its Percentage (such principal, interest and fees being referred to as "Senior Loans" for the purposes of this section). All amounts paid by the Borrower and otherwise due to be applied to the Obligations owing to such Defaulting Lender pursuant to the terms hereof shall be distributed by the Agent to the other Lenders in accordance with their respective Percentages (recalculated for the purposes hereof to exclude the Defaulting Lender) until all Senior Loans have been paid in full. At that point, the "Defaulting Lender" shall no longer be deemed a Defaulting Lender. After the Senior Loans have been paid in full equitable adjustments will be made in connection with future payments by the Borrower to the extent a portion of the Senior Loans had been repaid with amounts that otherwise would have been distributed to a Defaulting Lender but for the operation of this SECTION 12.15. This provision governs only the relationship among the Agent, each Defaulting Lender and the other Lenders; nothing hereunder shall limit the obligation of the Borrower to repay all Loans in accordance with the terms of this Agreement. The provisions of this SECTION
12.15 shall apply and be effective regardless of whether a Default occurs and is continuing, and notwithstanding (i) any other provision of this Agreement to the contrary, (ii) any instruction of the Borrower as to its desired application of payments or (iii) the suspension of such Defaulting Lender's right to vote on matters as provided above.

     12.16 BORROWER'S DEFAULT; ENFORCEMENT. Upon the occurrence of an Event of Default under any Loan Document, the Required Lenders shall have the right, upon written notice to Agent, to require that Agent exercise the rights of the Lenders as directed by the Required Lenders; provided, however, that the Lenders shall indemnify, exonerate and hold Agent harmless from and against any and all claims, losses, liabilities, damages and costs (including reasonable legal fees) incurred by Agent as a result of any such exercise of rights at the direction of the Lenders and not resulting from the gross negligence or willful misconduct of Agent.

     12.17 WORKOUT. If Borrower is in material default under the Loan Documents and has not cured the default within any applicable cure period, Agent may declare by written notice to the Lenders that the Loan is "in workout" (the "NOTICE OF WORKOUT"). The Lenders acknowledge that workouts of defaulted loans usually are resolved by either a borrower cure of the default; or a restructure of or other modification to the loan; or by exercising remedies; and that it is in the interest of the Lenders to attain a resolution within a reasonable period of time. Therefor the Lenders agree that if, after 90 days from the date of Agent's Notice of Workout, there has been neither a cure of the default(s), nor a restructure nor other modification executed, nor exercise of the Lenders' remedies hereunder, then (unless otherwise directed by the Required Lenders) Agent on behalf of the Lenders shall sue Borrower and any Guarantors for collection of amounts owing to the Lenders, subject to and in accordance with advice of Agent's counsel. Notwithstanding any action by Agent under this
SECTION 12.17 Agent shall follow the direction of the Required Lenders under
SECTION 12.16 above at any time. Nevertheless, unless and until the Required Lenders shall direct Agent to the contrary, Agent shall have the right but not the obligation to take such action as it may deem appropriate to preserve the rights of the Lenders to recover any amounts owing under the Loan Documents, without the consent of the Required Lenders.

     12.18 BANKRUPTCY OF BORROWER. In the event of a bankruptcy by Borrower, the Lenders shall act through Agent to petition the court, make any motion for relief from the automatic stay, participate in any appropriate creditors' committee, vote on a plan of reorganization or pursue other remedies or actions in accordance with the approval of the Required Lenders or all of the Lenders, as circumstances dictate.

     12.19 RELATIONSHIP OF PARTIES. This Agreement is not intended to establish a partnership or joint venture between Agent and the Lenders. The provisions of the Loan Documents regarding the relationships among Agent and the Lenders and this ARTICLE XII is intended solely to facilitate co-lending relationships among the Lenders for the Facility. No security or investment contract under any federal or state law is intended to be created among the Lenders or between Agent and the Lenders. The execution of this Agreement, the performance of the terms thereof, and the Lenders' purchase of and ownership interest in the Facility and the Loan Documents shall not constitute any Lender as owner, purchaser or seller of any security (as that term is defined in the Securities Act of 1933 or the Securities Exchange Act of 1934) issued, owned, purchased or sole by Bank One or any of its Subsidiaries or Affiliates, either as principal or as agent for Borrower. Each Lender is purchasing and acquiring legal and equitable ownership of its Percentage and is not making a loan to Bank One, and no debtor-creditor relationship exists between them as a result of this Agreement.

     12.20 COUNSEL. The Lenders acknowledge that Agent's counsel has represented and shall represent only Agent, in its capacity as Agent and Lender, in connection with the Loan Documents and this Agreement. Each other Lender shall retain independent legal counsel regarding all such matters, documents and agreements. After an Event of Default, the Lenders shall enter into a joint privilege agreement regarding the exchange of information that is or may be subject to attorney-client privilege or related privileges. Agent's counsel shall prepare such



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

joint privilege agreement, subject to the approval of all of the Lenders which approval shall not be unreasonably withheld by any Lender.

                                  ARTICLE XIII

                BENEFIT OF AGREEMENT; PARTICIPATIONS; ASSIGNMENTS

     13.1 SUCCESSORS AND ASSIGNS. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of Borrower and the Lenders and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights or obligations under the Loan Documents without the consent of all the Lenders and any assignment by any Lender must be made in compliance with SECTION 13.3. The Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with
SECTION 13.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

     13.2 PARTICIPATIONS.

          (a) PERMITTED PARTICIPANTS: EFFECT. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("PARTICIPANTS"), in an amount not less than $5,000,000 with $1,000,000 increments thereafter, participating interests in any Advance owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and Borrower and the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

          (b) VOTING RIGHTS. Each Lender shall retain the sole right to vote its Percentage of the Aggregate Commitment, without the consent of any Participant, for the approval or disapproval of any amendment, modification or waiver of any provision of the Loan Documents, provided that such Lender may grant such Participant the right to approve any amendment, modification or waiver which forgives principal, interest or fees or reduces the interest rate or fees payable hereunder, postpones any date fixed for any regularly-scheduled payment of principal of or interest on the Obligations, releases collateral beyond any releases expressly provided for herein or extends the Maturity Date.

          (c) BENEFITS OF SET-OFF. The Borrower agrees that each Participant which has previously advised the Borrower in writing of its purchase of a participation in a Lender's interest in its Loans shall be deemed to have the right of setoff provided in SECTION 14.15 in



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respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents. Each Lender shall retain the right of setoff provided in SECTION 14.15 with respect to the amount of participating interests sold to each Participant, provided that such Lender and Participant may not each setoff amounts against the same portion of the Obligations, so as to collect the same amount from the Borrower twice. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in SECTION 14.15, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with SECTION 14.15 as if each Participant were a Lender.

     13.3 ASSIGNMENTS.

          (a) PERMITTED ASSIGNMENTS. Any Lender may, with the prior written consent of Agent and Borrower (which consents shall not be unreasonably withheld or delayed), in accordance with applicable law, at any time assign to one or more Eligible Assignees (collectively, "PURCHASERS"), in an amount not less than $5,000,000 with $1,000,000 increments thereafter, all or any part of its rights and obligations under the Loan Documents, except that no consent of Borrower shall be required if any Monetary Default, other material Default or Event of Default has occurred and is continuing and that no consent of Agent or Borrower shall ever be required for (i) any assignment to a Person directly or indirectly controlling, controlled by or under direct or indirect common control with the assigning Lender or (ii) the pledge or assignment by a Lender of such Lender's Note and other rights under the Loan Documents to any Federal Reserve Bank in accordance with applicable law. Such assignments and assumptions shall be substantially in the form of EXHIBIT D hereto. The Borrower shall execute any and all documents which are customarily required by such Lender (including, without limitation, a replacement promissory note or notes in the forms provided hereunder) in connection with any such assignment, but Borrower shall not be obligated to pay any fees and expenses incurred by any Lender in connection with any assignment pursuant to this Section. Any Lender selling all or any part of its rights and obligation hereunder in a transaction requiring the consent of the Agent shall pay to the Agent a fee of $3,500.00 per assignee to reimburse Agent for its involvement in such assignment (except in connection with an assignment to a branch office or Affiliate of such Lender).

          (b) EFFECTIVE DATE OF ASSIGNMENT. Upon delivery to the Agent of a notice of assignment executed by the assigning Lender and the Purchaser, together with any consents and fee required by SECTION 13.3.(a), such assignment shall become effective on the effective date specified in such notice of assignment. The notice of assignment shall contain an undertaking by the Purchaser to be bound as a Lender by this Agreement and the other Loan Documents with the same force and effect as if it were an original signatory hereto, and a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and the Loan under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA, all in form and content satisfactory to the Agent. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by Borrower, the



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Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Commitment and Advances assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this SECTION 13.3.2, the transferor Lender, the Agent and Borrower shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

     13.4 DISSEMINATION OF INFORMATION. Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "TRANSFEREE") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of Borrower and the Guarantors. Each Transferee shall agree to keep confidential any such information which is not publicly available.

     13.5 TAX TREATMENT. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with all applicable provisions of the Code with respect to withholding and other tax matters.

                                   ARTICLE XIV

                               GENERAL PROVISIONS

     14.1 SURVIVAL OF REPRESENTATIONS. All representations and warranties contained in this Agreement shall survive delivery of the Notes and the making of the Advances herein contemplated.

     14.2 GOVERNMENTAL REGULATION. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

     14.3 TAXES. Any recording and other taxes (excluding franchise, income or similar taxes) or other similar assessments or charges payable or ruled payable by any governmental authority incurred in connection with the consummation of the transactions contemplated by this Agreement shall be paid by the Borrower, together with interest and penalties, if any.

     14.4 HEADINGS. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

     14.5 NO THIRD PARTY BENEFICIARIES. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

     14.6 EXPENSES: INDEMNIFICATION. Subject to the provisions of this Agreement, Borrower will pay upon demand (a) all out-of-pocket costs and expenses incurred by the Agent or the Arranger (including the reasonable fees, out-of-pocket expenses and other reasonable expenses of counsel, which counsel may be employees of Agent or Arranger) in connection with



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

the preparation, execution and delivery of this Agreement, the Notes, the Loan Documents and any other agreements or documents referred to herein or therein and any amendments thereto, (b) all out-of-pocket costs and expenses incurred by the Agent and the Lenders (including the reasonable fees, out-of-pocket expenses and other reasonable expenses of counsel for the Agent and each of the other Lenders) in connection with the enforcement and protection of the rights of the Lenders under this Agreement, the Notes, the Loan Documents or any other agreement or document referred to herein or therein; provided, however, that the expenses of counsel for which Borrower is obligated under this subsection (b) shall be limited to the reasonable non-duplicative expenses of (A) a single outside law firm representing Agent, and (B) a single outside law firm representing all of the other Lenders as a group (which may or may not be the same law firm representing Agent), and (c) all reasonable and customary costs and expenses of periodic audits by the Agent's personnel of the Borrower's books and records provided that prior to an Event of Default, Borrower shall not be required to pay for more than one such audit during any year. The Borrower further agrees to indemnify the Lenders, their directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and reasonable expenses (including, without limitation, all expenses of litigation or preparation therefor, whether or not any Lender is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Advance hereunder, except that the foregoing indemnity shall not apply to a Lender to the extent that any losses, claims, etc. are the result of such Lender's gross negligence or willful misconduct. The obligations of the Borrower under this Section shall survive the termination of this Agreement.

     14.7 SEVERABILITY OF PROVISIONS. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

     14.8 NONLIABILITY OF THE LENDERS. The relationship between the Borrower and the Lenders shall be solely that of borrower and lender. Neither the Agent nor the Lenders shall have any fiduciary responsibilities to the Borrower. Neither the Agent nor the Lenders undertake responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations.

     14.9 CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

     14.10 CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION


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

IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE LENDERS TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE LENDERS OR ANY AFFILIATE OF THE LENDERS INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

     14.11 WAIVER OF JURY TRIAL. EACH OF THE BORROWER, AGENT AND LENDERS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH THIS AGREEMENT, THE NOTES, OR ANY OF THE OTHER LOAN DOCUMENTS, THE LOAN, OR ANY OTHER STATEMENTS OR ACTIONS OF ANY PARTY HERETO. EACH SUCH ENTITY ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS DISCUSSED THIS WAIVER WITH SUCH LEGAL COUNSEL. BORROWER FURTHER ACKNOWLEDGES THAT (i) IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER, (ii) THIS WAIVER HAS BEEN REVIEWED BY BORROWER AND BORROWER'S COUNSEL AND IS A MATERIAL INDUCEMENT FOR AGENT AND LENDERS TO MAKE THE LOAN, ENTER INTO THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS, AND (iii) THIS WAIVER SHALL BE EFFECTIVE AS TO EACH OF SUCH OTHER LOAN DOCUMENTS AS IF FULLY INCORPORATED THEREIN.

     14.12 SUCCESSORS AND ASSIGNS. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights or obligations under the Loan Documents. Any assignee or transferee of the Notes agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of the Notes, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Notes or of any note or notes issued in exchange therefor.

     14.13 ENTIRE AGREEMENT; MODIFICATION OF AGREEMENT. The Loan Documents, together with certain letters from Agent and the Arranger to Borrower, accepted by Borrower, embody the entire agreement among the Borrower, the Agent, and Lenders and supersede all prior conversations, agreements, understandings, commitments and term sheets among any or all of such parties with respect to the subject matter hereof. Any provisions of this Agreement and the Guaranties and any other Loan Documents may be amended or waived, or any liability thereunder released, if, but only if, such amendment or waiver is in writing and is signed by the Borrower, and Agent if the rights or duties of Agent in its capacity as Agent are affected thereby, and

          (a) each of the Lenders, if such amendment or waiver

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               (i) reduces or forgives any payment of principal or interest on the Obligations or any fees payable by Borrower to such Lender hereunder; or

               (ii) postpones the date fixed for any payment of principal of or interest on the Obligations or any fees payable by Borrower to such Lender hereunder; or

               (iii) changes the amount of such Lender's Commitment (other than pursuant to an assignment permitted under SECTION 13.3) or the unpaid principal amount of such Lender's Note; or

               (iv) extends the Maturity Date; or

               (v) Modifies Sections 7.2 (Maximum Consolidated Leverage Ratio) or 7.5 (Maximum Unencumbered Asset Coverage Ratio) or the definitions referenced therein; or

               (vi) changes the definition of Required Lenders or modifies any requirement for consent by each of the Lenders under this SECTION 14.13(a); or

               (vii) releases any Guarantor from the obligations of any Guaranty; or

               (viii) increases the Aggregate Commitment above $200,000,000.

          (b) the Required Lenders, as to all such material amendments or material waivers not otherwise listed in SECTION 14.13(a) above.

          (c) the Agent, as to all other matters of an administrative nature.

     Any amendment hereto pursuant to SECTION 2.19 hereof increasing the Aggregate Commitment shall only require the consent of the Borrower, the Agent and the Lender providing such new or increased Commitment.

     14.14 DEALINGS WITH THE BORROWER. The Lenders and their affiliates may accept deposits from, extend credit to and generally engage in any kind of banking, trust or other business with any of the Borrower or the Guarantors or any of their Affiliates regardless of the capacity of the Lenders hereunder.

     14.15 SET-OFF.

          (a) If an Event of Default shall have occurred, each Lender shall have the right, at any time and from time to time without notice to the Borrower, any such notice being hereby expressly waived, to set-off and to appropriate or apply any and all deposits of money or property or any other indebtedness at any time held or owing by such Lender to or for the credit or the account of the Borrower against and on account of all outstanding Obligations and all Obligations which from time to time may become due hereunder and all other obligations and liabilities of the Borrower under this Agreement, irrespective of whether or not such Lender shall have made any demand hereunder and whether or not said obligations and liabilities shall have matured.



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

          (b) Each Lender agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal, interest or fees due with respect to any Note held by it which is greater than the proportion received by any other Lender in respect of the aggregate amount of principal, interest or fees due with respect to any Note held by such other Lender, the Lender receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Lenders and such other adjustments shall be made as may be required so that all such payments of principal, interest or Fees with respect to the Notes held by the Lenders shall be shared by the Lenders pro rata according to their respective Commitments.

     14.16 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower and each of the Lenders shown on the signature pages hereof.

     14.17 DISCRETION. In exercising any discretion reserved herein to the Agent, the Required Lenders or the Lenders, the Agent, the Required Lenders or the Lenders, as the case may be, shall exercise such discretion in a manner which is commercially reasonable by the standards of the commercial lending industry with respect to credits comparable to the Facility.

                                   ARTICLE XV

                                     NOTICES

     15.1 GIVING NOTICE. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confined in the case of telexes).

     15.2 CHANGE OF ADDRESS. Each party may change the address for service of notice upon it by a notice in writing to the other parties hereto.


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     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

BORROWER:               GREAT LAKES REIT, L.P.

                        By:  Great Lakes REIT, its general partner

                        By:
                             -------------------------------------------------
                        Title:
                             -------------------------------------------------


                        Address for Notices:
                        823 Commerce Drive
                        Suite 300
                        Oak Brook, Illinois 60523
                        Attention:  Jim Hicks
                        Telephone:  (630) 368-2914
                        Telecopy:  (630) 368-2929
                        E-Mail:  jhicks@greatlakesreit.com






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LENDERS:                BANK ONE, NA, for itself and as Agent


                        By:
                             -------------------------------------------------
                        Title: Vice President

                        Commitment:  $25,000,000
                        Percentage of Aggregate Commitment:
                        16.6666666667%

                        Address for Notices:
                        1 Bank One Plaza
                        Chicago, Illinois 60670
                        Attention: Scott Solis, Corporate Real Estate
                        Telephone:  (312) 732-7412
                        Telecopy (312) 732-5939
                        E-Mail:  scott_solis@bankone.com

                        CITIZENS BANK OF RHODE ISLAND


                        By:
                             -------------------------------------------------
                        Title:
                             -------------------------------------------------

                        Commitment:  $25,000,000
                        Percentage of Aggregate Commitment:
                        16.6666666667%

                        Address for Notices:
                        1 Citizens Plaza
                        4th Floor, RC 0440
                        Providence, RI 02903
                        Attn: Craig Schermerhorn
                        Telephone: (401) 455-5425
                        Telecopy: (401) 282-4485
                        E-Mail:  craig.schermerhorn@citizensbank.com

                        LASALLE BANK NATIONAL ASSOCIATION

                        By:
                             -------------------------------------------------
                        Title:
                             -------------------------------------------------

                        Commitment:  $25,000,000
                        Percentage of Aggregate Commitment:
                        16.6666666667%

                        Address for Notices:
                        135 South LaSalle St.
                        Suite 1225
                        Chicago, IL  60603
                        Attn: Crystal DiDomenico
                        Telephone: (312) 904-8509
                        Telecopy: (312) 904-6691
                        E-Mail:  crystal.didomenico@abnamro.com

                        U.S. BANK NATIONAL ASSOCIATION


                        By:
                             -------------------------------------------------
                        Title:
                             -------------------------------------------------

                        Commitment:  $25,000,000
                        Percentage of Aggregate Commitment:
                        16.6666666667%

                        Address for Notices:
                        701 Lee St.
                        Suite 800
                        Des Plaines, IL 60137
                        Attn: James West
                        Telephone: (847) 390-5612
                        Telecopy: (847) 390-5698
                        E-Mail:  james.west@usbank.com

                        WELLS FARGO BANK NATIONAL ASSOCIATION


                        By:
                             -------------------------------------------------
                        Title:
                             ------------------------------------------------

                        Commitment:  $25,000,000
                        Percentage of Aggregate Commitment:
                        16.6666666667%

                        Address for Notices:
                        225 West Wacker Dr.
                        Suite 2550
                        Chicago, IL 60606
                        Attn: Evy Horaitis
                        Telephone: (312) 269-4815
                        Telecopy: (312) 782-0969
                        E-Mail:  horaitek@wellsfargo.com

                        CHEVY CHASE BANK, FSB


                        By:
                             -------------------------------------------------
                        Title:
                             -------------------------------------------------

                        Commitment:  $15,000,000
                        Percentage of Aggregate Commitment:  10%

                        Address for Notices:
                        8401 Connecticut Ave.
                        9th Floor
                        Chevy Chase, MD  20815
                        Attn: Jordan O'Neill
                        Telephone: (301) 986-7003
                        Telecopy: (301) 986-7516
                        E-Mail:  jordan@chevychasebank.com

                        THE NORTHERN TRUST COMPANY


                        By:
                             -------------------------------------------------
                        Title:
                             -------------------------------------------------

                        Commitment:  $10,000,000
                        Percentage of Aggregate Commitment:
                        6.6666666667%

                        Address for Notices:
                        50 South LaSalle St.
                        Chicago, IL 60075
                        Attn: Bob Wiarda
                        Telephone: (312) 444-3380
                        Telecopy: (312) 444-7028
                        E-Mail: rww1@ntrs.com

                                    EXHIBIT A

                                FORM OF GUARANTY

     This Guaranty made as of ___________________, by _____________________________ ("Guarantor"), to and for the benefit of Bank One, NA, individually as a lender ("Bank One") and as agent ("Agent") for itself and the other Lenders, as defined in the Credit Agreement (as defined below), and their respective successors and assigns.

                                    RECITALS

     A. Great Lakes REIT, L.P. a Delaware limited partnership ("Borrower") has requested that the Lenders make an unsecured revolving credit facility available to Borrower in the aggregate principal amount of up to $200,000,000 ("Facility"), and that Agent act as administrative agent with respect thereto.

     B. The Lenders have agreed to make available the Facility to Borrower, and Agent has agreed to act in said agency capacity, pursuant to the terms and conditions set forth in an Unsecured Revolving Credit Agreement dated March 23, 2001, between Borrower, Agent and the Lenders ("Credit Agreement"), and Guarantor desires that the Lenders continue to make Advances under the Credit Agreement and that Agent continue to act in said agency capacity. All capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

     C. Borrower has executed and delivered to the Lenders one or more promissory notes each dated March 23, 2001 as evidence of its indebtedness to the Lenders with respect to the Facility (the promissory notes described above, together with any amendments or allonges thereto, or restatements, replacements or renewals thereof, and/or new promissory notes to new Lenders under the Credit Agreement, are collectively referred to herein as the "Notes").

     D. Guarantor is deriving and will continue to derive substantial financial benefit from the Facility evidenced by the Notes, the Credit Agreement and the other Loan Documents.

     E. The execution and delivery of this Guaranty by Guarantor is required pursuant to the express terms of the Credit Agreement as a condition to any further Advances under the Facility.

                                   AGREEMENTS

     NOW, THEREFORE, in consideration of the matters described in the foregoing Recitals, which Recitals are incorporated herein and made a part hereof, and for other good and valuable consideration, Guarantor hereby agrees as follows:

     1. Guarantor hereby jointly and severally, absolutely, unconditionally, and irrevocably guarantees to Agent and the Lenders:

          (a) the full and prompt payment of the principal of and interest on the Notes when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, and the prompt payment of all other sums which may now be or may hereafter become due and owing under the Notes, the Credit Agreement and/or the other Loan Documents;

          (b) the payment of all Enforcement Costs (as hereinafter defined); and

          (c) the full, complete, and punctual observance, performance, and satisfaction of all of the obligations, duties, covenants, and agreements of Borrower under the Credit Agreement and the Loan Documents.

     All amounts due, debts, liabilities, and payment obligations described in subparagraphs (a) and (b) of this Paragraph 1 are referred to herein as the "Facility Indebtedness. " All obligations described in subparagraph (c) of this Paragraph 1 are referred to herein as the "Obligations."

     2. In the event of any default by Borrower in making payment of the Facility Indebtedness, or in performance of the Obligations, Guarantor agrees, on demand by Agent, to pay all the Facility Indebtedness and to perform all the Obligations as are or then or thereafter become due and owing or are to be performed under the terms of the Notes, the Credit Agreement and/or the other Loan Documents, and to pay any reasonable expenses incurred by Agent or the Lenders in protecting, preserving or defending its interest in any collateral for the Facility, or otherwise in connection with the Facility or under any of the Loan Documents, including, without limitation, all reasonable attorneys' fees and costs. Agent shall have the right, at its option, either before, during or after pursuing any other right or remedy against Borrower or Guarantor, to perform any and all of the Obligations by or through any agent, contractor or subcontractor, or any of their agents, of its selection, all as Agent in its sole discretion deems proper, and Guarantor shall indemnify and hold Agent and the Lenders free and harmless from and against any and all loss, damage, cost, expense, injury, or liability Agent or the Lenders may suffer or incur in connection with the exercise of its rights under this Guaranty or the performance of the Obligations, except to the extent the same arises as a result of the gross negligence or willful misconduct of Agent.

     All of the remedies set forth herein and/or provided by any of the Loan Documents or law or equity shall be equally available to Agent for the benefit of itself and the Lenders, and the choice by Agent of one such alternative over another shall not be subject to question or challenge by Guarantor or any other person, nor shall any such choice be asserted as a defense, set-off or failure to mitigate damages in any action, proceeding or counteraction by Agent for the benefit of itself and/or the Lenders to recover or seeking any other remedy under this Guaranty, nor shall such choice preclude Agent from subsequently electing to exercise a different remedy. The parties have agreed to the alternative remedies hereinabove specified in part because they recognize that the choice of remedies in the event of a failure hereunder will necessarily and should properly be a matter of business judgment, which, with hindsight after the passage of time and events, may or may not prove to have been the best choice to maximize recovery by Agent for the benefit of itself and the Lenders at the lowest cost to Borrower and/or Guarantor. It is the intention of the parties that such choice by Agent be given conclusive effect regardless of such subsequent developments.

     3. Guarantor does hereby waive (i) notice of acceptance of this Guaranty by Agent or the Lenders and any and all notices and demands of every kind which may be required to be given by any statute, rule or law, (ii) any defense, right of set-off or other claim which Guarantor may have against the Borrower or which Guarantor or Borrower may have against Agent or any of the Lenders or any holder of any Note, (iii) presentment for payment, demand for payment, notice of nonpayment, dishonor, protest and notice of protest, diligence in collection and any and all formalities which otherwise might be legally required to charge Guarantor with liability, (iv) any failure by Agent or any of the Lenders to inform Guarantor of any facts Agent or any of the Lenders may now or hereafter know about Borrower, the Facility, or the transactions contemplated by the Credit Agreement, it being understood and agreed that Agent and the Lenders have no duty so to inform and that Guarantor is fully responsible for being and remaining informed by Borrower of all circumstances bearing on the existence or creation or risk of nonpayment of the Facility Indebtedness or the risk of nonperformance of the Obligations, and (v) any and all right to cause a marshaling of assets of the Borrower or any other action by any court or governmental body with respect thereto, or to cause Agent or any of the Lenders to proceed against any other security given to Agent or any of the Lenders in connection with the Facility Indebtedness or the Obligations. Credit may be granted or continued from time to time by Lenders to Borrower without notice to or authorization from Guarantor, regardless of the financial or other condition of Borrower at the time of any such grant or continuation. Guarantor acknowledges that no representations of any kind whatsoever have been made by Agent or any of the Lenders to Guarantor. No modification or waiver of any of the provisions of this Guaranty shall be binding upon Agent or the Lenders except as expressly set forth in a writing duly signed and delivered on behalf of Agent and the Lenders.

     4. Guarantor further agrees that Guarantor's liability as guarantor shall in nowise be impaired by any renewals or extensions which may be made from time to time, with or without the knowledge or consent of Guarantor of the time for payment of interest or principal under the Notes or by any forbearance or delay in collecting interest or principal under the Notes, or by any waiver under the Credit Agreement or any other Loan Documents, or by failure or election not to pursue any other remedies against Borrower, or by any change or modification in the Notes, the Credit Agreement or any other Loan Documents, or by the acceptance of any additional security or any increase, substitution or change therein, or by the release of any security or any withdrawal thereof or decrease therein, or by the application of payments received from any source to the payment of any obligation other than the Facility Indebtedness, even though Agent or the Lenders might lawfully have elected to apply such payments to any part or all of the Facility Indebtedness, it being the intent hereof that Guarantor shall remain liable as principal for payment of the Facility Indebtedness and performance of the Obligations until all indebtedness has been paid in full and the other terms, covenants and conditions of the Credit Agreement and other Loan Documents and this Guaranty have been performed, notwithstanding any act or thing which might otherwise operate as a legal or equitable discharge of a surety. Guarantor further understands and agrees that Agent and the Lenders may at any time enter into agreements with Borrower to amend and modify the Notes, Credit Agreement or other Loan Documents, and may waive or release any provision or provisions thereof, and, with reference to such instruments, may make and enter into any such agreement or agreements as Agent, the Lenders and Borrower may deem proper and desirable, without in any manner impairing this Guaranty or any of Agent's or the Lenders' rights hereunder or any of the Guarantor's obligations hereunder.

     5. This is an absolute, unconditional, complete, present and continuing guaranty of payment and performance, and not of collection only. Guarantor agrees that this Guaranty may be enforced by Agent and the Lenders without the necessity at any time of resorting to or exhausting any other security or collateral given in connection herewith or with the Facility or any of the Loan Documents, or resorting to any other guaranties, and Guarantor hereby waives the right to require Agent or the Lenders to join Borrower in any action brought hereunder or to commence any action against or obtain any judgment against Borrower or to pursue any other remedy or enforce any other right. Guarantor further agrees that nothing contained herein or otherwise shall prevent Agent and the Lenders from pursuing concurrently or successively all rights and remedies available to it at law and/or in equity or under any of the Loan Documents, and the exercise of any of its rights or the completion of any of its remedies shall not constitute a discharge of any of Guarantor's obligations hereunder, it being the purpose and intent of Guarantor that the obligations of Guarantor hereunder shall be primary, absolute, independent and unconditional under any and all circumstances whatsoever. Neither Guarantor's obligations under this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by any impairment, modification, change, release or limitation of the liability of Borrower under the Notes, the Credit Agreement or any other Loan Documents or by reason of Borrower's bankruptcy or by reason of any creditor or bankruptcy proceeding instituted by or against Borrower. This Guaranty shall continue to be effective and be deemed to have continued in existence or be reinstated (as the case may be) if at any time payment of all or any part of any sum payable pursuant to the Notes, the Credit Agreement or any other Loan Document is rescinded or otherwise required to be returned by the payee upon the insolvency, bankruptcy, or reorganization of the payer, all as though such payment had not been made, regardless of whether Agent or any of the Lenders contested the order requiring the return of such payment. The obligations of Guarantor pursuant to the preceding sentence shall survive any termination, cancellation or release of this Guaranty.

     6. This Guaranty shall be assignable by Agents and/or any of the Lenders to any assignee of all or a portion of Agents and/or such Lender's rights under the Loan Documents.

     7. If: (i) this Guaranty, any Note, the Credit Agreement or any other Loan Document is placed in the hands of an attorney for collection or is collected through any legal proceeding; (ii) an attorney is retained to represent Agent and/or any of the Lenders in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors' rights and involving a claim under this Guaranty, any Note, the Credit Agreement or any Loan Document; (iii) an attorney is retained to provide advice or other representation with respect to the Loan Documents in connection with an enforcement action or potential enforcement action; or (iv) an attorney is retained to represent Agent and/or any of the Lenders in any other legal proceedings whatsoever in connection with this Guaranty, any Note, the Credit Agreement, any of the other Loan Documents or any property subject thereto, then Guarantor shall pay upon demand all reasonable attorney's fees, costs and expenses for the Agent and each of the other Lenders, including, without limitation, court costs, filing fees, recording costs and all other costs and expenses whatsoever incurred in connection therewith (all of which are referred to herein as "Enforcement Costs"), in addition to all other amounts due hereunder; provided, however, that the expenses of counsel for which Borrower is obligated under this subsection (b) shall be limited to the reasonable non-duplicative expenses of (A) a single outside law firm representing Agent, and (B) a single outside law firm representing all of the other Lenders as a group (which may or may not be the same law firm representing Agent).

     8. The parties hereto intend that each provision in this Guaranty comports with all applicable local, state and federal laws and judicial decisions. However, if any provision or provisions, or if any portion of any provision or provisions, in this Guaranty is found by a court of competent jurisdiction to be in violation of any applicable local, state or federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions of this Guaranty to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of all parties hereto that such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Guaranty shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained therein, and that the rights, obligations and interest of Agent, the Lenders and the holder(s) of the Notes under the remainder of this Guaranty shall continue in full force and effect.

     9. Any indebtedness of Borrower to Guarantor now or hereafter existing is hereby subordinated to the Facility Indebtedness. Guarantor agrees that until the entire Facility Indebtedness has been paid in full, (i) Guarantor will not seek, accept or retain for Guarantor's own account, any payment from Borrower on account of such subordinated debt, and (ii) any such payments to Guarantor on account of such subordinated debt shall be collected and received by Guarantor in trust for Agent and the Lenders and shall be paid over to Agent on account of the Facility Indebtedness without impairing or releasing the obligations of Guarantor hereunder.

     10. Guarantor waives and releases any claim (within the meaning of 11 U.S.C. Section 101) which Guarantor may have against Borrower arising from a payment made by Guarantor under this Guaranty and agrees not to assert or take advantage of any subrogation rights of Guarantor, Agent or the Lenders or any right of Guarantor, Agent or the Lenders to proceed against (i) Borrower for reimbursement, or (ii) any other guarantor or any collateral security or guaranty or right of offset held by Agent or the Lenders for the payment of the Facility Indebtedness and performance of the Obligations, nor shall Guarantor seek or be entitled to seek any contribution or reimbursement from Borrower or any other guarantor in respect of payments made by Guarantor hereunder. It is expressly understood that the waivers and agreements of Guarantor set forth above constitute additional and cumulative benefits given to Agent and the Lenders for their security and as an inducement for their continuing extension of credit to Borrower.

     11. Any amounts received by Agent or Lender from any source on account of any indebtedness may be applied by Agent toward the payment of such indebtedness, and in such order of application, as Agent may from time to time elect.

     12. This Guaranty shall be governed by the internal laws of the State of Illinois, without regard to its choice of law rules or conflict of laws principles. The Guarantor hereby submits to personal jurisdiction in the State of Illinois for the enforcement of this Guaranty and waives any and all personal rights to object to such jurisdiction for the purposes of litigation to enforce this Guaranty. Guarantor hereby consents to the jurisdiction of either the Circuit Court of Cook County, Illinois, or the United States District Count for the Northern District of Illinois, in any action, suit, or proceeding which Agent or the Lenders may at any time wish to file in connection with this Guaranty or any related matter. Guarantor hereby agrees that an action, suit, or proceeding to enforce this Guaranty may be brought in any state or federal court in the State of Illinois and hereby waives any objection which Guarantor may have to the laying of the venue of any such action, suit, or proceeding in any such court; provided, however, that the provisions of this Paragraph shall not be deemed to preclude Agent or the Lenders from filing any such action, suit, or proceeding in any other appropriate forum.

     13. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed or delivered to such party at its address set forth below or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted. Notice may be given as follows:

To the Guarantor:

                           c/o Great Lakes REIT
                           823 Commerce Drive, Ste. 300
                           Oak Brook, Illinois 60523
                           Attention:  Jim Hicks
                           Telecopy:  (630) 368-2929

                           With a copy to:

                           Ungaretti & Harris
                           3500 Three First National Plaza
                           Chicago, Illinois 60602
                           Attention: Richard Ungaretti, Esq.
                           Telecopy: (312) 977-4405

To the Agent or the Lenders:

                           c/o Bank One, NA, as agent
                           1 Bank One Plaza
                           Chicago, Illinois  60670
                           Attention:  Corporate Real Estate
                           Telecopy:   (312) 732-5939

                           With a copy to:

                           Sonnenschein Nath & Rosenthal
                           8000 Sears Tower
                           Chicago, Illinois  60606
                           Attention:  Patrick G. Moran, Esq.

or at such other address as the party to be served with notice may have furnished in writing to the party seeking or desiring to serve notice as a place for the service of notice.

     [14. Guarantors and Lender agree that such Guarantor's obligations hereunder shall not exceed the maximum amount not subject to avoidance under Title 11 of the United State Code, as same may be amended from time to time, or any applicable state law (the "Bankruptcy Code"). To that end, to the extent such obligations would otherwise be subject to avoidance under the Bankruptcy Code if such Guarantor is not deemed to have received valuable consideration, fair value or reasonably equivalent value for its obligations hereunder, any such Guarantor's obligations hereunder shall be reduced to that amount which, after giving effect thereto, would not render such Guarantor insolvent, or leave such Guarantor with an unreasonably small capital to conduct its business, or cause the Guarantor to have incurred debts (or intended to have incurred debts) beyond its ability to pay such debts as they mature, as such terms are determined, and at the time such obligations are deemed to have been incurred, under the Bankruptcy Code. In the event any Guarantor shall make any payment or payments under this Guaranty, each other Guarantor shall contribute to such paying Guarantor an amount equal to such non-paying Guarantor's pro rata share (based on their respective maximum liabilities hereunder) of such payment or payments made by such paying Guarantor, provided that such contribution right shall be subordinate and junior in right of payment to all the Facility Indebtedness and performance of all of the Obligations to Lender.][SECTION 14 TO BE INCLUDED ONLY IN GUARANTEES OF SUBSIDIARY GUARANTORS.]

     15. All obligations under this Guaranty are joint and several to the Guarantor and any other party which now or hereafter guaranties the payment of any portion of the Facility Indebtedness or the performance of the Obligations. This Guaranty shall be binding upon the heirs, executors, legal and personal representatives, successors and assigns of Guarantor and shall inure to the benefit of Agent's and Lender's successors and assigns.

     16. This Guaranty shall be construed and enforced under the internal laws of the State of Illinois.

     17. EACH GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH THIS GUARANTY, OR ANY OF THE OTHER LOAN DOCUMENTS, THE LOAN, OR ANY OTHER STATEMENTS OR ACTIONS OF ANY PARTY HERETO. EACH GUARANTOR ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS GUARANTY AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS DISCUSSED THIS WAIVER WITH SUCH LEGAL COUNSEL. GUARANTOR FURTHER ACKNOWLEDGES THAT (i) IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER, (ii) THIS WAIVER HAS BEEN REVIEWED BY GUARANTOR AND GUARANTOR'S COUNSEL AND IS A MATERIAL INDUCEMENT FOR ADMINISTRATIVE AGENT AND LENDERS TO MAKE THE LOAN, ENTER INTO THE CREDIT AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS, AND (iii) THIS WAIVER SHALL BE EFFECTIVE AS TO EACH OF SUCH OTHER LOAN DOCUMENTS AS IF FULLY INCORPORATED THEREIN.

     IN WITNESS WHEREOF, Guarantor has delivered this Guaranty as of the date first written above.


[________________________________________]

By:_______________________________________
   Its:___________________________________

STATE OF                            )
                                    )  SS.
COUNTY OF                           )

     I, the undersigned, a Notary Public, in and for said County, in the State
aforesaid, DO HEREBY CERTIFY, that           , the         of             ,
personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he signed and delivered the said instrument as his own free and voluntary act and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

GIVEN under my hand and Notarial Seal, this    day of                  , 200_.

Notary Public

                                    EXHIBIT B

                                  FORM OF NOTE

March 23, 2001


     On or before the Maturity Date, as defined in that certain Unsecured Revolving Credit Agreement dated as of March 23, 2001 (the "AGREEMENT") between GREAT LAKES REIT, L.P. ("BORROWER"), Bank One, NA, a national bank organized under the laws of the United States of America, individually and as Agent for the Lenders (as such terms are defined in the Agreement), and the other Lenders listed on the signature pages of the Agreement, Borrower promises to pay to the order of _________________________ (the "Lender"), or its successors and assigns, the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to the Agreement, without setoff or counterclaim, in immediately available funds at the office of the Agent in Chicago, Illinois, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay this Note ("NOTE") in full on or before the Maturity Date in accordance with the terms of the Agreement.

     The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Advance and the date and amount of each principal payment hereunder.

     This Note is issued pursuant to, and is entitled to the security under and benefits of, the Agreement and the other Loan Documents, to which Agreement and Loan Documents, as they may be amended from time to time, reference is hereby made for, INTER ALIA, a statement of the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

     If there is an Event of Default or Default under the Agreement or any other Loan Document and Lender exercises its remedies provided under the Agreement and/or any of the Loan Documents, then in addition to all amounts recoverable by the Lender under such documents, Lender shall be entitled to receive reasonable attorneys fees and expenses incurred by Lender in exercising such remedies.

     Borrower and all endorsers severally waive presentment, protest and demand, notice of protest, demand and of dishonor and nonpayment of this Note (except as otherwise expressly provided for in the Agreement), and any and all lack of diligence or delays in collection or enforcement of this Note, and expressly agree that this Note, or any payment hereunder, may be extended from time to time, and expressly consent to the release of any party liable for the obligation secured by this Note, the release of any of the security of this Note, the acceptance of any other security therefor, or any other indulgence or forbearance whatsoever, all without notice to any party and without affecting the liability of the Borrower and any endorsers hereof.

     This Note shall be governed and construed under the internal laws of the State of Illinois.

     BORROWER AND LENDER, BY ITS ACCEPTANCE HEREOF, EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS PROMISSORY NOTE OR ANY OTHER LOAN DOCUMENT OR RELATING THERETO OR ARISING FROM THE LENDING RELATIONSHIP WHICH IS THE SUBJECT OF THIS NOTE AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

                                GREAT LAKES REIT, L.P.


                                By:   Great Lakes REIT, its general partner


                                By:_____________________________


                                Its:_____________________________

                                    EXHIBIT C

                                  AMENDMENT TO
                      UNSECURED REVOLVING CREDIT AGREEMENT

     This Amendment to the Unsecured Revolving Credit Agreement (the "Agreement") is made as of __________, ____, by and among Great lakes REIT, L.P. ("Borrower"), Bank One, NA, as "Agent", and one or more new or existing "Lenders" shown on the signature pages hereof.

                                 R E C I T A L S

     A. The Borrower, Agent and certain other Lenders have entered into an Unsecured Revolving Credit Agreement dated as of March 23, 2001 (as amended, the "Credit Agreement"). All capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Credit Agreement.

     B. Pursuant to the terms of the Credit Agreement, the Lenders agreed to provide Borrower with a revolving credit facility in an initial aggregate principal amount of up to $200,000,000. The Borrower, the Agent and the Lenders now desire to amend the Credit Agreement in order to, among other things, (i) increase the Aggregate Commitment to $_______________; and (ii) admit [name of new banks] as "Lenders" under the Credit Agreement.

     NOW, THEREFORE, in consideration of the foregoing Recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   AGREEMENTS

     1. The foregoing Recitals to this Amendment hereby are incorporated into and made part of this Amendment.

     2. From and after __________, ____ (the "Effective Date") (i) [name of new banks] shall be considered as "Lenders" under the Credit Agreement and the Loan Documents, and (ii) [name of existing lenders] shall each be deemed to have increased its Commitment to the amount shown next to their respective signatures on the signature pages of this Amendment, each having a Commitment in the amount shown next to their respective signatures on the signature pages of this Amendment. The Borrower shall, on or before the Effective Date, execute and deliver a Note to each new Lender and shall deliver to Agent such consents of Guarantors, opinions and resolutions as Agent may require.

     3. From and after the Effective Date, the Aggregate Commitment shall equal ____________ Dollars ($__________________.

     4. For purposes of Section 15.1 of the Credit Agreement (Notices), the address(es) and facsimile number(s) for [name of new banks] shall be as specified below their respective signature(s) on the signature pages of this Amendment.

     5. The Borrower hereby represents and warrants that, as of the Effective Date, there is no Default or Event of Default, the representations and warranties contained in Article VI of the Credit Agreement are true and correct as of such date and the Borrower has no offsets or claims against any of the Lenders.

     6. As expressly modified as provided herein, the Credit Agreement shall continue in full force and effect.

     7. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart.

     IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first written above.

GREAT LAKES REIT, L.P.


By:  Great Lakes REIT, its General Partner

By:
   --------------------------------------------------
Name:
     ------------------------------------------------
Title:
      -----------------------------------------------


BANK ONE, NA, not Individually but as
Agent, as aforesaid

By:
   --------------------------------------------------
Name:
     ------------------------------------------------
Title:
      -----------------------------------------------


[NAME OF NEW LENDER]
By:                                          Amount of Commitment: $
     ---------------------------------------                       ------------
Print Name:
             -------------------------------
Title:
        ------------------------------------


[Address of New Lender]
Phone:
Facsimile:
Attention:

                                    EXHIBIT D

                          FORM OF ASSIGNMENT AGREEMENT

     This Assignment Agreement (this "Assignment Agreement") between _____________________ (the "Assignor") and ________________________(the
"Assignee") is dated as of ________________, 200_. The parties hereto agree as follows:

     1. PRELIMINARY STATEMENT. The Assignor is a party to the Unsecured Revolving Credit Agreement (which, as it may have been amended, modified, renewed or extended through the Effective Date is herein called the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

     2. ASSIGNMENT AND ASSUMPTION. The Assignor hereby sells and assigns to the Assignee without recourse, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement such that after giving effect to such assignment the Assignee shall have purchased pursuant to this Assignment Agreement the percentage interest specified in Item 3 of Schedule 1 of all outstanding rights and obligations under the Credit Agreement and the other Loan Documents. The aggregate Commitment (or Loans, if the applicable Commitment has been terminated) purchased by the Assignee hereunder is set forth in Item 4 of
Schedule 1.

     3. EFFECTIVE DATE. The effective date of this Assignment Agreement (the "Effective Date") shall be the later of the date specified in Item 6 of Schedule 1 or two (2) Business Days (or such shorter period agreed to by the Agent) after a Notice of Assignment substantially in the form of Exhibit "I" attached hereto has been delivered to the Agent. In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date under SECTIONS 4 AND 5 hereof are not made on the proposed Effective Date, unless otherwise agreed to in writing by Assignor and Assignee. The Assignor will notify the Assignee of the proposed Effective Date no later than the Business Day prior to the proposed Effective Date. As of the Effective Date, (i) the Assignee shall have the rights and obligations of a Lender under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder and (ii) the Assignor shall relinquish its rights and be released from its corresponding obligations under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder.

     4. PAYMENTS OBLIGATIONS. On and after the Effective Date, the Assignee shall be entitled to receive from the Agent all payments of principal, interest and fees with respect to the interest assigned hereby. The Assignee shall advance funds directly to the Agent with respect to all Loans and reimbursement payments made on or after the Effective Date with respect to the interest assigned hereby. [In consideration for the sale and assignment of Loans hereunder, (i) the Assignee shall pay the Assignor, on the Effective Date, an amount equal to the principal amount of the portion of all Alternate Base Rate Loans assigned to the Assignee hereunder and (ii) with respect to each ratable LIBOR Advance made by the Assignor and assigned to the Assignee hereunder which is outstanding on the Effective Date, (a) on the last day of the LIBOR Interest Period therefor or (b) on such earlier date agreed to by the Assignor and the Assignee or (c) on the date on which any such Loan either becomes due (by acceleration or otherwise) or is prepaid (the date as described in the foregoing clauses (a), (b) or (c) being hereinafter referred to as the "Fixed Due Date"), the Assignee shall pay the Assignor an amount equal to the principal amount of the portion of such Loan assigned to the Assignee which is outstanding on the Fixed Due Date. If the Assignor and the Assignee agree that the applicable Fixed Due Date for such Loan shall be the Effective Date, they shall agree, solely for purposes of dividing interest paid by the Borrower on such Loan, to an alternate interest rate applicable to the portion of such Loan assigned hereunder for the period from the Effective Date to the end of the related LIBOR Interest Period (the "Agreed Interest Rate") and any interest received by the Assignee in excess of the Agreed Interest Rate, with respect to such Loan for such period, shall be remitted to the Assignor. In the event a prepayment of any Loan which is existing on the Effective Date and assigned by the Assignor to the Assignee hereunder occurs after the Effective Date but before the applicable Fixed Due Date, the Assignee shall remit to the Assignor any excess of the funding indemnification amount paid by the Borrower under SECTION 4.4 of the Credit Agreement an account of such prepayment with respect to the portion of such Loan assigned to the Assignee hereunder over the amount which would have been paid if such prepayment amount were calculated based on the Agreed Interest Rate and only covered the portion of the Interest Period after the Effective Date. The Assignee will promptly remit to the Assignor (i) the portion of any principal payments assigned hereunder and received from the Agent with respect to any such Loan prior to its Fixed Due Date and (ii) any amounts of interest on Loans and fees received from the Agent which relate to the portion of the Loans assigned to the Assignee hereunder for periods prior to the Effective Date, in the case of ratable Alternate Base Rate Loans or Fees, or the Fixed Due Date, in the case of LIBOR Loans, and not previously paid by the Assignee to the Assignor.]* In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

     5. FEES PAYABLE BY THE ASSIGNEE. The Assignee shall pay to the Assignor a fee on each day on which a payment of interest or Facility Fees is made under the Credit Agreement with respect to the amounts assigned to the Assignee hereunder (other than a payment of interest or Facility Fees attributable to the period prior to the Effective Date or, in the case of LIBOR Loans, the Fixed Due Date, which the Assignee is obligated to deliver to the Assignor pursuant to
SECTION 4 hereof). The amount of such fee shall be the difference between (i) the interest or fee, as applicable, paid with respect to the amounts assigned to the Assignee hereunder and (ii) the interest or fee, as applicable, which would have been paid with respect to the amounts assigned to the Assignee hereunder if each interest rate was calculated at the rate of ___% rather than the actual percentage used to calculate the interest rate paid by the Borrower or if the Facility Fee was calculated at the rate of % rather than the actual percentage used to calculate the Facility Fee paid by the Borrower, as applicable. In addition, the Assignee agrees to pay ___% of the fee required to be paid to the Agent in connection with this Assignment Agreement. [THIS SENTENCE CAN BE REVISED APPROPRIATELY BASED ON HOW THE FEE IS BEING PAID.]

*Each Assignor may insert its standard provisions in lieu of the payment terms included in SECTIONS 4 and 5 of this Exhibit.

     6. REPRESENTATIONS OF THE ASSIGNOR; LIMITATIONS ON THE ASSIGNOR'S LIABILITY. The Assignor represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder, that such interest is free and clear of any adverse claim created by the Assignor and that it has all right, power and authority to enter into this Assignment Agreement. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of any Loan Document, including without limitation, documents granting the Assignor and the other Lenders a security interest in assets of the Borrower or any guarantor, (ii) any representation, warranty or statement made in or in connection with any of the Loan Documents, (iii) the financial condition or creditworthiness of the Borrower or any guarantor, (iv) the performance of or compliance with any of the terms or provisions of any of the Loan Documents, (v) inspecting any of the Property, books or records of the Borrower, its Subsidiaries or Investment Affiliates, (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans or (vii) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

         7. REPRESENTATIONS OF THE ASSIGNEE. The Assignee represents and warrants that it has all right, power and authority to enter into this Assignment Agreement. The Assignee further (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (ii) agrees that it will, independently and without reliance upon the Agent, the Arranger, the Assignor or any other Lender and based on such documents and information at it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender,
(v) agrees that its payment instructions and notice instructions are as set forth in the attachment to Schedule 1, (vi) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA, [AND (vii) ATTACHES THE FORMS PRESCRIBED BY THE INTERNAL REVENUE SERVICE OF THE UNITED STATES CERTIFYING THAT THE ASSIGNEE IS ENTITLED TO RECEIVE PAYMENTS UNDER THE LOAN DOCUMENTS WITHOUT DEDUCTION OR WITHHOLDING OF ANY UNITED STATES FEDERAL INCOME TAXES].**

**TO BE INSERTED IF THE ASSIGNEE IS NOT INCORPORATED UNDER THE LAWS OF THE UNITED STATES, OR A STATE THEREOF.

         8. INDEMNITY. The Assignee agrees to indemnify and hold the Assignor harmless against any and all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment Agreement.

         9. SUBSEQUENT ASSIGNMENTS. After the Effective Date, the Assignee shall have the right pursuant to SECTION 13.3.(a) of the Credit Agreement to assign the rights which are assigned to the Assignee hereunder to any entity or person, provided that (i) any such subsequent assignment does not violate any of the terms and conditions of the Loan Documents or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Loan Documents has been obtained and (ii) unless the prior written consent of the Assignor is obtained, the Assignee is not thereby released from its obligations to the Assignor hereunder, if any remain unsatisfied, including, without limitation, its obligations under SECTIONS 4, 5 AND 8 hereof.

         10. REDUCTIONS OF AGGREGATE COMMITMENT. If any reduction in the Aggregate Commitment occurs between the date of this Assignment Agreement and the Effective Date, the percentage interest specified in Item 3 of SCHEDULE 1 shall remain the same, but the dollar amount purchased shall be recalculated based on the reduced Aggregate Commitment.

         11. ENTIRE AGREEMENT. This Assignment Agreement and the attached Notice of Assignment embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

         12. GOVERNING LAW. This Assignment Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Illinois.

         13. NOTICES. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto until notice of a change is delivered) shall be the address set forth in the attachment to Schedule 1.

         IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.

                                    [NAME OF ASSIGNOR]


                                    By:
                                    --------------------------------------------
                                    Title:
                                    --------------------------------------------


                                    [NAME OF ASSIGNEE]

                                    By:
                                    --------------------------------------------
                                    Title:
                                    --------------------------------------------

                                  SCHEDULE 1 TO
                              ASSIGNMENT AGREEMENT

1.       Description and Date of Credit Agreement:

2.       Date of Assignment Agreement:               , 200
                                        -------------     --

3.       Amounts (As of Date of Item 2 above):

         a.       Aggregate Commitment
                  (Loans)* under
                  Credit Agreement                        $
                                                          ----------------

         b.       Assignee's Percentage
                  of the Aggregate Commitment
                  purchased under this
                  Assignment Agreement**                  ____________%

4.       Amount of Assignee's Commitment (Loan Amount)*
         Purchased under this Assignment Agreement:       $
                                                          ----------------

5.       Amount of Assignor's Commitment (Loan Amount)
         After Purchase under this Assignment Agreement
                                                          -----------------

6.       Proposed Effective Date:
                                                          -----------------


Accepted and Agreed:

[NAME OF ASSIGNOR]                  [NAME OF ASSIGNEE]


By:_______________________________  By:_________________________________________

Title:____________________________  Title:______________________________________







* If a Commitment has been terminated, insert outstanding Loans in place of Commitment

**       Percentage taken to 10 decimal places

                           ATTACHMENT TO SCHEDULE 1 TO
                              ASSIGNMENT AGREEMENT

                           Attach Assignor's Administrative Information Sheet,
                  which must include notice address and account information for the Assignor and the Assignee

                                 EXHIBIT "I" TO
                              ASSIGNMENT AGREEMENT

                              NOTICE OF ASSIGNMENT

                                                                          , 200

To:      [NAME OF ADMINISTRATIVE AGENT]

From:    [NAME OF ASSIGNOR] (the "Assignor")

         [NAME OF ASSIGNEE] (the "Assignee")

         1. We refer to that Unsecured Revolving Credit Agreement (the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

         2. This Notice of Assignment (this "Notice") is given and delivered to the Agent pursuant to SECTION 13.3.(a) of the Credit Agreement.

         3. The Assignor and the Assignee have entered into an Assignment Agreement, dated as of , 20__(the "Assignment"), pursuant to which, among other things, the Assignor has sold, assigned, delegated and transferred to the Assignee, and the Assignee has purchased, accepted and assumed from the Assignor the percentage interest specified in Item 3 of Schedule 1 of all outstandings, rights and obligations under the Credit Agreement. From and after such purchase, the Assignee's Commitment shall be the amount specified in Item 4 of Schedule 1 and the Assignor's Commitment shall be the amount specified in Item 5 of
Schedule 1. The Effective Date of the Assignment shall be the later of the date specified in Item 5 of Schedule 1 or two (2) Business Days (or such shorter period as agreed to by the Agent) after this Notice of Assignment and any fee required by SECTION 13.3.(a) of the Credit Agreement have been delivered to the Agent, provided that the Effective Date shall not occur if any condition precedent agreed to by the Assignor and the Assignee or set forth in SECTION 13 of the Credit Agreement has not been satisfied.

         4. The Assignor and the Assignee hereby give to the Agent notice of the assignment and delegation referred to herein. The Assignor will confer with the Agent before the date specified in Item 6 of Schedule 1 to determine if the Assignment Agreement will become effective on such date pursuant to SECTION 3 hereof, and will confer with the Agent to determine the Effective Date pursuant to SECTION 3 hereof if it occurs thereafter. The Assignor shall notify the Agent if the Assignment Agreement does not become effective on any proposed Effective Date as a result of the failure to satisfy the conditions precedent agreed to by the Assignor and the Assignee. At the request of the Agent, the Assignor will give the Agent written confirmation of the satisfaction of the conditions precedent.

         5. The Assignor or the Assignee shall pay to the Agent on or before the Effective Date the processing fee of $3,500 required by SECTION 13.3.(a) of the Credit Agreement.

         6. If Notes are outstanding on the Effective Date, the Assignor and the Assignee request and direct that the Agent prepare and cause the Borrower to execute and deliver new Notes or, as appropriate, replacements notes, to the Assignor and the Assignee. The Assignor and, if applicable, the Assignee each agree to deliver to the Agent the original Note received by it from the Borrower upon its receipt of a new Note in the appropriate amount.

         7. The Assignee advises the Agent that notice and payment instructions are set forth in the attachment to Schedule 1.

         8. The Assignee hereby represents and warrants that none of the funds, monies, assets or other consideration being used to make the purchase pursuant to the Assignment are "plan assets" as defined under ERISA and that its rights, benefits, and interests in and under the Loan Documents will not be "plan assets" under ERISA.

         9. The Assignee authorizes the Agent to act as its agent under the Loan Documents in accordance with the terms thereof. The Assignee acknowledges that the Agent has no duty to supply information with respect to the Borrower or the Loan Documents to the Assignee until the Assignee becomes a party to the Credit Agreement.*

*May be eliminated if Assignee is a party to the Credit Agreement prior to the Effective Date.

NAME OF ASSIGNOR                    NAME OF ASSIGNEE

By:                                 By:
   -------------------------------     -----------------------------------------

Title:                              Title:
      ----------------------------        --------------------------------------

ACKNOWLEDGED AND CONSENTED TO
BY BANK ONE, NA,
as Agent

By:
   ---------------------------------
Title:
      ------------------------------


                 [ATTACH PHOTOCOPY OF SCHEDULE 1 TO ASSIGNMENT]

                                    EXHIBIT E

                          OPINION OF BORROWER'S COUNSEL

March 23, 2001


The Agent and the Lenders who are parties to the Credit Agreement described below


Gentlemen/Ladies:

         We are acting as special counsel to Great Lakes REIT, L.P., a Delaware limited partnership (the "Borrower"), Great Lakes REIT, Inc., a Maryland real estate investment trust (the "General Partner"), GLR No. 1, Inc., an Illinois corporation, GLR No. 2, Inc., an Illinois corporation, and GLR No. 3, a Maryland real estate investment trust and GLR-1600 Corporate Center, LLC, a Delaware limited liability company, (collectively, the "Consolidated Group"), and have represented the Consolidated Group in connection with the execution and delivery of an Unsecured Revolving Credit Agreement dated as of March 23, 2001 (the "Agreement") among the Borrower, Bank One, NA, and certain other banks, as lenders, and Bank One, NA, as agent, providing for loans in an aggregate principal amount from time to time not exceeding $200,000,000 at any one time outstanding, and certain other agreements executed in connection therewith. All capitalized terms used in this opinion and not otherwise defined shall have the meanings attributed to them in the Agreement.

         We have examined the Borrower's certificate of limited partnership, limited partnership agreement and resolutions of the General Partner, articles of incorporation, declaration of trust, limited partnership agreement or by-laws, as the case may be, and resolutions of each Guarantor, the Agreement, the Notes, the Guaranties, the Officer's Certificate of the Borrower attached hereto as Exhibit A (the "Officer's Certificate") and such other certificates of the Borrower and the Guarantors and public officials and matters of fact and law as we deem necessary or appropriate to render this opinion.

         Based on the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

         1. The Borrower is a duly formed limited partnership, and each of the Guarantors is duly formed as a corporation or real estate investment trust, as the case may be; and the Borrower and the Guarantors are validly existing and in good standing under the laws of their states of incorporation or formation, and they each have all requisite authority and power to enter into, and perform their respective obligations under, the Loan Documents. The Borrower is qualified to conduct business in the States of Colorado, Illinois, Michigan, Minnesota and Ohio. The General Partner is qualified to do business in the States of Michigan and Ohio.

         2. The execution and delivery of the Agreement and the Notes by the Borrower and the performance by the Borrower of its obligations under the Agreement and the Notes have been duly authorized by all necessary corporate action and/or proceedings on the part of the Borrower and will not:

                  (a) violate (i) any law, rule or regulation of the State of Illinois or of the United States of America or (ii) the Borrower's limited partnership certificate or limited partnership agreement or the General Partner's declaration of trust or by-laws or (iii) any order, writ, decree or judgment binding upon the Borrower or the General Partner or their respective properties or assets; or

                  (b) result in a breach of or constitute a default under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien, charge or other encumbrance on any property or asset of the Borrower or the General Partner pursuant to, any indenture, note, mortgage, deed of trust, security or pledge agreement, guarantee or loan or other agreement to which the Borrower or the General Partner is a party or by which it or any of its respective properties or assets is bound.

         The opinion set forth in clauses (a)(iii) and (b) above is limited to orders, writs, decrees and judgments and indentures, notes, mortgages, deeds of trust, security or pledge agreements, guarantees or loan or other agreements that have been identified to us in the Officer's Certificate, and we express no opinion in clauses (a)(iii) and (b) with respect to any violation of any order, writ, decree or judgment or indenture, mortgage, deed of trust, security or pledge agreement, guarantee or loan or other agreement not so identified to us or arising under or based upon any covenant of a financial or numerical nature or requiring computation. We have no reason to believe that the information certified in the Officer's Certificate is not correct.

         3. The execution and delivery of the Guaranties by each Guarantor and the performance by each Guarantor of its obligations under the Guaranties have been duly authorized by all necessary corporate action and/or proceedings on the part of each Guarantor and will not:

                  (a) violate (i) any law, rule or regulation of the State of Illinois or of the United States of America or (ii) such Guarantor's articles of incorporation or declaration of trust, as the case may be, or by-laws or (iii) any order, writ, decree or judgment binding upon the Guarantor or its respective properties or assets; or

                  (b) result in a breach of or constitute a default under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien, charge or other encumbrance on any property or asset of such Guarantor pursuant to, any indenture, note, mortgage, deed of trust, security or pledge agreement, guarantee or loan or other agreement to which such Guarantor is a party or by which it or any of its respective properties or assets is bound.

         The opinion set forth in clauses (a)(iii) and (b) above is limited to orders, writs, decrees and judgments and indentures, notes, mortgages, deeds of trust, security or pledge agreements, guarantees or loan or other agreements that have been identified to us in the Officer's Certificate, and we express no opinion in clauses (a)(iii) and (b) with respect to any violation of any order, writ, decree or judgment or indenture, mortgage, deed of trust, security or pledge agreement, guarantee or loan or other agreement not so identified to us or arising under or based upon any covenant of a financial or numerical nature or requiring computation. We have no reason to believe that the information certified in the Officer's Certificate is not correct.

         4. The Agreement and the Notes have been duly executed and delivered by the Borrower and constitute legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms, subject to bankruptcy, reorganization, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

         5. The Guaranties have been duly executed and delivered by each Guarantor and constitutes legal, valid and binding obligation of such Guarantor enforceable in accordance with their respective terms, subject to bankruptcy, reorganization, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

         6. No approval, authorization, consent or order of, or registration or filing with, any governmental authority which has not been made or obtained is required to be obtained or made by the Borrower or any Guarantor in connection with the execution and delivery of the Notes, the Agreement or the Guaranties.

         7. The payment by the Borrower of all amounts required to be paid with respect to the Notes in accordance with the terms of the Agreement will not violate the provisions of any Illinois or federal law limiting or regulating the payment of interest on obligations.

         In rendering the foregoing opinion, we have assumed, but not independently verified, (a) the genuineness of the signatures and the authority of all persons signing documents in connection with the matters addressed by this opinion on behalf of parties other than the Borrower and the Guarantors,
(b) the authenticity of all documents submitted to us as originals and (c) the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies.

         We express no opinion as to (i) the enforceability of the Agreement, the Notes or the Guaranty in the event the Lenders fail to act in good faith and in a commercially reasonable manner or (ii) the enforceability of any provision which purports to restrict access to courts or to legal or equitable remedies or which relates to submission to jurisdiction or venue of courts, waives any rights to notices, waives any remedies, defenses, trial by jury or other benefits bestowed by operation of law or (iii) the due authorization of borrowings by the Borrower or of guaranties by the Guarantors under the Loan Documents in excess of $150,000,000.

         We are admitted to the Bar of the State of Illinois and, except as set forth below, we express no opinion regarding the laws of any other jurisdiction other than the federal law of the United States of America. Insofar as our opinion in paragraph 1 relates to matters of Maryland law, our opinion is given in reliance upon an examination of Title 8 of the Maryland Corporations and Associations Code Annotated (1995).

         This opinion is delivered to you for your own use and benefit in connection with the transactions contemplated by the Agreement and is not to be relied upon by any other person (other than Participants and the Lenders' permitted assignees) or for any other purpose. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof.

                                    Very truly yours,

                              REAT LAKES REIT, L.P.
                                                                       EXHIBIT A
                              OFFICER'S CERTIFICATE

         In connection with the opinion of Ungaretti & Harris delivered pursuant to the requirements of the Unsecured Revolving Credit Agreement dated as of March 23, 2001 (the "Agreement"), among Great Lakes REIT, L.P. (the "Borrower"), Bank One, NA, and certain other banks, as lenders, and Bank One, NA, as agent, the undersigned, Richard L. Rasley, Executive Vice President of the general partner of the Borrower, hereby certifies to Ungaretti & Harris as follows (capitalized terms used herein and defined in the Agreement shall have such defined meanings when used herein):

         1. Attached as Schedule A hereto is a list of all indentures, notes, mortgages, deeds of trust, security or pledge agreements, guarantees, loan or other agreements to which the Borrower or any Guarantor is a party or that are otherwise binding upon or applicable to the Borrower or any Guarantor or any of their assets or properties and that would or could have the effect of resulting in a breach of or constitute a default (or an event which with notice or lapse of time or both would become default), or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Borrower or any Guarantor.

         2. A true and complete copy of each of the above agreements, instruments and documents has heretofore been furnished to Ungaretti & Harris.

         3. None of the General Partner, the Borrower nor any Subsidiary is subject to any order, writ, decree or judgment binding upon such party.

         4. No approval, authorization, consent or order of, or registration or filing with, any governmental authority is required to be obtained or made by the Borrower or any Guarantor in connection with the execution and delivery of the Notes, the Agreement or the Guaranty.

         IN WITNESS WHEREOF, I have hereunto set my hand this 22nd day of March, 2001.


                                    --------------------------------------------
                                    Name:    Richard L. Rasley
                                    Title:   Executive Vice President

                                    EXHIBIT F

                         FORM OF COMPLIANCE CERTIFICATE

To:      The Agent and the Lenders
         who are parties to the Agreement described below

         This Compliance Certificate is furnished pursuant to that certain Unsecured Revolving Credit Agreement, dated as of March 23, 2001 (as amended, modified, renewed or extended from time to time, the "Agreement") among Great Lakes REIT, L.P. ("Borrower"), Bank One, NA, individually and as Agent, and the Lenders named therein. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

         THE UNDERSIGNED HEREBY CERTIFIES THAT:

         1. I am the duly elected Chief Financial Officer of the General Partner of Borrower.

         2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of Consolidated Group and Investment Affiliates during the accounting period covered by the financial statements attached (or most recently delivered to the Agent if none are attached).

         3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Material Adverse Effect, Event of Default or Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate, except as set forth below.

         4. Schedule I (if attached) attached hereto sets forth financial data and computations and other information evidencing the Borrower's compliance with certain covenants of the Agreement, all of which data, computations and information (or if no Schedule I is attached, the data, computations and information contained in the most recent Schedule I attached to a prior Compliance Certificate) are true, complete and correct in all material respects.

         5. The financial statements, updates, reports and other materials referred to in SECTION 8.2(i), 8.2(ii), 8.2(iv), or 8.2(ix), as the case may be, of the Agreement which are delivered concurrently with the delivery of this Compliance Certificate, and those most recently delivered pursuant to SECTION 8.2(vi), if any, fairly present in all material respects the consolidated financial condition and operations of the Consolidated Group at such date and the consolidated results of their operations for the period then-ended, in accordance with GAAP applied consistently throughout such period and with prior periods and, in the case of deliveries other than financial statements, the matters set forth therein as of the dates and for the periods covered thereby; provided, however, that any projections included therein constitute good faith estimates of reasonably anticipated future matters which cannot be predicted with certainty.

         Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

         The foregoing certifications, together with the computations and information set forth in Schedule I hereto and the financial statements delivered with this Compliance Certificate in support hereof, are made and delivered this _____ day of _______________, 200_.

                           ----------------------------------------
                           _____________, a Qualified Officer of General Partner

                                   SCHEDULE I

                            CALCULATION OF COVENANTS

                                    EXHIBIT G

                 SCOPE OF WORK FOR ENVIRONMENTAL INVESTIGATIONS

ENVIRONMENTAL SITE ASSESSMENTS

BANK ONE, NA REPORTING STANDARDS

The following are Guidelines for the qualification of firms and for information to be included in Environmental Site Assessments. These standards include the minimum elements common to acceptable site assessments. Generally, it is intended for the standards to be consistent with those outlined in the American Society for Testing and Materials (ASTM) Designation: E 1527-00. This listing is not intended to be a "how to" manual, as we rely on the environmental professionals to expand the scope of their services and the information included in the reports as required.

QUALIFICATIONS OF INVESTIGATING FIRM

The firm must have 5 years of experience in hazardous substances investigation. Many of these firms began as geotechnical consultants, but expertise only in soils analysis does not qualify them for hazardous substance analysis. The person supervising and signing the report should be experienced in all matters covered in the report. He should be a registered professional engineer or have advanced degrees in related disciplines. The firm performing the work should be of a professional nature WITH KNOWLEDGE OF LOCAL CONDITIONS.

DEPTH OF REPORTING REQUIRED

Phase I - Consists of site description, review of historical and regulatory data and a physical inspection. If no potential contamination is indicated, the report should so state, and a specific statement should be made that no further investigation is required (see content requirements below).

Phase II - If a Phase I examination indicates the possibility of contamination, the consultant should describe his suspicions, the areas to be tested, sampling procedures to be used and methods used to assess the sample. He should then specify and carry out a testing program for further evaluation.

Phase III - If Phase II reveals contamination at the site, the consultant will design and implement a remediation program to remove the identified hazardous materials. The report should include an estimated cost for the clean-up.

The initial Phase I site assessment report should include the following:

SITE DESCRIPTION

The site description section should include a detailed description of the site, existing buildings and current site use. It should also include a general description of the uses and conditions of adjacent properties which might result in migrating contamination. It should include a summary of the visual observations including, but not limited to, vegetation stress, debris, fill materials, ponding, evidence of underground storage tanks, evidence of previous dumping or storage, discolored or stained soils, wetlands, groundwater flows, and a description of regional geology and hydrology. On vacant sites, the investigator should compare his observations to a USGS topographic map, noting any changes in elevations or depressions which have been covered over, possibly indicating past dumping or burial of wastes.

On sites with existing improvements the investigator should interview personnel at the site regarding hazardous materials currently or previously used at the site, underground storage tanks, pipeline right of ways and any other areas of concern. Buildings should be checked for asbestos containing materials, PCB equipment, etc.

HISTORICAL USES OF SITE, ADJACENT PROPERTIES, AND SIGNIFICANT NEARBY PROPERTY

The historical analysis should provide a chronology of past and present significant uses of the subject site and adjacent sites, and highlight activities which might have contributed unacceptable levels of contaminants. It should contain an explanation of the methods of historical search which were pursued, the information expected to be obtained and the information actually obtained from each search. In general, the historical review should cover 30 - 40 years of history depending on the availability of information. Its purpose is to investigate the possibility of prior hazardous substances releases at the property, identify potential contingent liability from historic off-site disposal of hazardous substances, or identify sources of contamination which have or might in the future migrate to the site.

The historical analysis should include but not be limited to:

o Review of aerial photographs to identify past land uses and development trends, and identify possible locations of ponds, landfills, tanks, areas of soil discoloration or drum storage.
o Review county tax records or title search to identify past uses of potential concern such as gas stations or industrial uses.
o Conversations with local environmental and health officials, investigation of local, state and federal regulatory agencies files including the EPA, DER and Corps of Engineers, and a check of EPA lists of known contaminated sites, to check for recorded hazardous substances handling, or potential permitting requirements of air emissions, wastewater, RCRA or TSD permits.

Other information which may be attached to the report include, but should not be limited to:

o A discussion of existing and proposed environmental standards and legislation of the area
o        Site Plan
o Ground level photos of the site with specific attention to any characteristics noted in the report
o Area diagram showing the location of any matters mentioned in the report and showing the site and adjacent properties if any potential hazardous sources are identified on adjacent or nearby properties
o        Copies of representative aerial photos
o        Copies of correspondence with regulatory agencies
o        Documents acquired during title search
o        Chain of custody records

o        Location map of site and immediate surroundings
o        Listing of adjacent property owners and use of the properties
o Any other material available which describes or verifies information given or conclusions drawn in the report.

Conclusions and Recommendations

The Consultant will prepare a complete written report which fully define the scope of his responsibilities and objectives. It should describe the sources used, the activities performed, the dates when activities were performed, the results of research and recommendations. Specific recommendations for remedial action, additional tests or investigations for each recognized area of concern or condition and approximate costs of further investigation or remediation shall be provided within the report.

The conclusion section must clearly state that the firm has exercised professional judgement in reaching one of the following:

The Consultant, after performing the appropriate level of investigation, has revealed no evidence of recognized environmental conditions in connection with the subject property and no further testing or investigation is warranted; or

The Consultant, after performing the appropriate level of investigation, has revealed no evidence of recognized environmental conditions in connection with the subject property except for the following:

The report is to be signed by a professional engineer, environmental manager or supervisor or any other individuals who provide significant professional assistance in completing the assignment. The qualifications of the individuals signing the report should be included.

                                   SCHEDULE 1

                              SUBSIDIARY GUARANTORS

                                  SCHEDULE 6.1

                                 CREDIT PARTIES

                                                                         State of
                                                                         Principal
                                                        State of         Place of
CREDIT PARTY                ORGANIZATIONAL FORM         ORGANIZATION     BUSINESS       OWNERSHIP
------------                -------------------         ------------     --------       ---------
Great Lakes REIT, LP        limited partnership         Delaware         Illinois       99.9% of OP Units owned by
                                                                                        Great Lakes REIT publicly
                                                                                        held

Great Lakes REIT            real est. investment        Maryland         Illinois       Wholly-owned by Great Lakes
GLR No.1, Inc.              trust corporation           Illinois         Illinois       REIT

GLR No. 2, Inc.             corporation                 Illinois         Illinois       Wholly-owned by Great Lakes
                                                                                        REIT

GLR No. 3                   real est. investment trust  Maryland         Illinois       Wholly-owned by Great Lakes
                                                                                        REIT

GLR -1600 Corporate         limited liability company   Delaware         Illinois       wholly-owned by Great Lakes
Center, LLC                                                                             REIT, LP


         OP Units are fractional, undivided interest in the partnership but do not include Preferred Units. Preferred Units are interests that entitle the holder to share in profits and losses on a limited basis but do not entitle the holder to participate in the management of the partnership or to consent to or approve any action that is not required by law.

                                  SCHEDULE 6.9

                                   LITIGATION

                                      None.

                                  SCHEDULE 6.19

                              ENVIRONMENTAL MATTERS

ARLINGTON RIDGE SERVICE CENTER, ARLINGTON HEIGHTS, ILLINOIS

A tenant, Honda Motor Company had a buried underground storage tank which was removed under the supervision of Dames & Moore, Inc., a Rolling Meadows, Illinois based environmental consulting firm. Following the completion of the work the State of Illinois Environmental Protection Agency issued a letter dated November 22, 1995 indicating that it had determined that all of the requirements of Title EVI of the Act and 35 Illinois Administrative Code Part 732 had apparently been satisfied and that no further action was necessary with respect to this tank.

823 COMMERCE DRIVE, OAK BROOK, ILLINOIS:

Part of the rehabilitation of the hearing, ventilating, and air conditioning system include the removal of approximately twenty-five asbestos fittings from the cold water lines extending from the pumps to the children in the penthouse. The work was performed by Luse Asbestos Removal Company, of Melrose Park, Illinois and was performed in March 1996.

777 EAST EISENHOWER PARKWAY, ANN ARBOR, MICHIGAN:

A 2,000 gallon underground storage tank is located at the property which is used for storage of diesel for an emergency generator. The property's UST is registered with the State of Michigan and passed a tightness test on November 4, 1996.

OTHER MATTERS RELATED TO EQUITY PARTNERS, LTD.:

In 1988, JMG Lake Bluff Limited Partnership, acquired property located at 6750 South Sayre, Bedford Park, Illinois, which required remediation work to clean-up a loading dock area. The areas had been contaminated by the spillage of un-used motor oil prior to the date of acquisition. The remediation program and installation of improvements were designed to prevent recurrence of the problem, were funded by the property seller and the tenant, and were completed in 1989 under the supervision of O'Brien & Associates, Inc., and environmental consulting firm retained by the mortgagee of the property. Equity Partners Ltd. was the corporate general partner of this Partnership, and the Company merged with the Equity Partners Ltd. in 1996.

COMPANY MAINTENANCE ACTIVITIES:

Regular cleaning and maintenance activities in the Company's properties require handling and use of products that may contain "Contaminants," but the Company has no knowledge after due inquire of any "handling" or "use" that would result in a violation of an Environmental Law.

ONE PARK PLAZA, MILWAUKEE, WISCONSIN

A 550 gallon underground diesel fuel storage tank associated with a backup generator is located on the property. The property is identified on the Wisconsin Department of Commerce UST database. According to three separate phase I site assessment reports, (the first prepared on behalf of Great Lakes REIT in advance of its purchase of the property, the second at the time of

Great Lakes REIT's initial public offering, and the third on behalf of a secured lender), a leak associated with the tank's piping occurred in 1992. Thereafter approximately 6 cubic yards of soil were removed from the site and landfilled in 1994. Soil samples were then collected and analyzed, and no further contaminants were detected. No further action was deemed necessary. The conclusion of each Phase I report was that the site is in compliance with applicable federal, state and local requirements.

                                  SCHEDULE 6.24

                                   TRADE NAMES

                                      None.

                                  SCHEDULE 6.25

                       INFORMATION REGARDING SUBSIDIARIES
              (EXCLUDING CREDIT PARTIES) AND INVESTMENT AFFILIATES

There are no Subsidiaries that are Not Credit Parties and no Investment Affiliates.

                                  SCHEDULE 6.26

                                   PROPERTIES

PROPERTY LOCATION                                                               PROPERTY TYPE

1900 East Golf Road                            *    Schaumburg, IL              Multi-story office
1750 East Golf Road                            *    Schaumburg, IL              Multi-story office
160-185 Hansen Court                           *    Wood Dale, IL               Single-story office/Office service
3455, 3550, 3555 Salt Creek Lane               *    Arlington Heights, IL       Single-story office
601 Campus Drive                                    Arlington Heights, IL       Single-story office/Office service
1011 Touhy Avenue                                   Des Plaines, IL             Multi-story office
1660 Feehanville Drive                         *    Mount Prospect, IL          Multi-story office
175 Hawthorn Parkway                                Vernon Hills, IL            Multi-story office
Two Marriott Drive                                  Lincolnshire, IL            Single-story office
3400 Dundee Road                                    Northbrook, IL              Multi-story office
823 Commerce Drive                             *    Oak Brook, IL               Multi-story office
3030 Warrenville Road                          *    Lisle, IL                   Multi-story office
191 Waukegan Road                              *    Northfield, IL              Multi-story office
1920 & 1930 N. Thoreau Drive                   *    Schaumburg, IL              Single-story office
11270 W. Park Place                                 Milwaukee, WI               Multi-story office
11925 W. Lake Park Drive                            Milwaukee, WI               Single-story office
2514 S. 102nd Street                                West Allis, WI              Multi-story office
10150 W. National Avenue                            West Allis, WI              Multi-story office
150,175, 250 Patrick Blvd.                          Brookfield, WI              Single-story office/Office service
375 Bishop's way                               *    Brookfield, WI              Multi-story office
111 East Kilbourn Avenue                            Milwaukee, WI               Multi-story office

N17 W24222 Riverwood Drive                     *    Waukesha, WI                Multi-story office
2550 University Avenue West                    *    St. Paul, MN                Multi-story office
2221 University Avenue SE                           Minneapolis, MN             Multi-story office
777 East Eisenhower Parkway                         Ann Arbor, MI               Multi-story office

32255 Northwestern Highway                          Farmington Hills, MI        Multi-story office
1301 W. Long Lake Road                              Troy, MI                    Multi-story office
No. 40 OakHollow                                    Southfield, MI              Multi-story office
24800 Denso Drive                                   Southfield, MI              Multi-story office
305, 315 & 325 E. Eisenhower Pkwy              *    Ann Arbor, MI               Multi-story office

PROPERTY LOCATION                               OWNED BY                               DATE ACQUIRED

1900 East Golf Road                             Great Lakes REIT, L.P.                      Dec-96
1750 East Golf Road                             Great Lakes REIT, L.P.                      Sep-97
160-185 Hansen Court                            Great Lakes REIT, L.P.                      Jan-94
3455, 3550, 3555 Salt Creek Lane                Great Lakes REIT, L.P.                      Oct-97
601 Campus Drive                                Great Lakes REIT, L.P.                      May-93
1011 Touhy Avenue                               Great Lakes REIT, L.P.                      Dec-93
1660 Feehanville Drive                          Great Lakes REIT, L.P.                      Aug-95
175 Hawthorn Parkway                            Great Lakes REIT, L.P.                      Sep-94
Two Marriott Drive                              Great Lakes REIT, L.P.                      Jul-96
3400 Dundee Road                                Great Lakes REIT, L.P.                      Oct-93
823 Commerce Drive                              Great Lakes REIT, L.P.                      Nov-95
3030 Warrenville Road                           Great Lakes REIT, L.P.                      Sep-98
191 Waukegan Road                               Great Lakes REIT, L.P.                      Sep-98
1920 & 1930 N. Thoreau Drive                    Great Lakes REIT, L.P.                      Aug-00
11270 W. Park Place                             Great Lakes REIT, L.P.                      Sep-95
11925 W. Lake Park Drive                        Great Lakes REIT, L.P.                      Jun-93
2514 S. 102nd Street                            Great Lakes REIT, L.P.                      Nov-96
10150 W. National Avenue                        Great Lakes REIT, L.P.                      Nov-96
150,175, 250 Patrick Blvd.                      Great Lakes REIT, L.P.                      Jun-94
375 Bishop's way                                Great Lakes REIT, L.P.                      Apr-97
111 East Kilbourn Avenue                        GLR Milwaukee Center LLC                    Apr-98
                                                (expected to be formed)
N17 W24222 Riverwood Drive                      Great Lakes REIT, L.P.                      Dec-99
2550 University Avenue West                     Great Lakes REIT, L.P.                      Dec-96
2221 University Avenue SE                       Great Lakes REIT, L.P.                      May-95
777 East Eisenhower Parkway                     GLR 777 Eisenhower LLC                      Dec-97
                                                (expected to be formed)
32255 Northwestern Highway                      Great Lakes REIT, L.P.                      Dec-97
1301 W. Long Lake Road                          Great Lakes REIT, L.P.                      Nov-96
No. 40 OakHollow                                Great Lakes REIT, L.P.                      Dec-96
24800 Denso Drive                               Great Lakes REIT, L.P.                      Aug-95
305, 315 & 325 E. Eisenhower Pkwy               Great Lakes REIT, L.P.                      May-99

*Denotes Unencumbered Asset


PROPERTY LOCATION                                                               PROPERTY TYPE

655 Melro Place South                          *    Dublin, OH                  Multi-story office
4860-5000 Blazer Memorial Pkwy                 *    Dublin, OH                  Single-story office/Office service
425 Metro Place North                          *    Dublin, OH                  Multi-story office
175 South Third Street                         *    Columbus, OH                Multi-story office
30 Merchant Street                             *    Springdale, OH              Multi-story office
116 Inverness Drive East                            Englewood, C)               Multi-story office
1600 Golf Road                                 *    Rolling Meadows, IL         Multi-story office

PROPERTY LOCATION                               OWNED BY                               DATE ACQUIRED

655 Melro Place South                           Great Lakes REIT, L.P.                      Sep-97
4860-5000 Blazer Memorial Pkwy                  Great Lakes REIT, L.P.                      Sep-96
425 Metro Place North                           Great Lakes REIT, L.P.                      Sep-97
175 South Third Street                          Great Lakes REIT, L.P.                      Jan-98
30 Merchant Street                              Great Lakes REIT, L.P.                      Apr-96
116 Inverness Drive East                        Great Lakes REIT, L.P.                      May-98
1600 Golf Road                                  GLR-1600 Corporate Center LLC               Mar-01

*Denotes Unencumbered Asset

                                  SCHEDULE 9.6

                                      LIENS




INDEBTEDNESS INCURRED BY             INDEBTEDNESS OWED TO                                   PROPERTY ENCUMBERED

Great Lakes REIT, L.P.               American Family Life Insurance Company                 150, 175, 250 Patrick Blvd.
                                                                                            Brookfield, WI

Great Lakes REIT, L.P.               USBank National Association                            2221 University Avenue SE
                                                                                            Minneapolis, MN

Great Lakes REIT, L.P.               Northwestern Mutual Life Insurance Company             116 Inverness Drive East
                                                                                            Englewood, CO

Great Lakes, REIT, L.P.              Metropolitan Life Insurance Company                    32255 Northwestern Highway
                                                                                            Farmington Hills, MI

Great Lakes REIT, L.P.               AUSA Life Insurance Company, Inc.                      601 Campus Drive
                                                                                            Arlington Heights, IL
                                                                                            1011 Touhy Avenue
                                                                                            Des Plaines, IL
                                                                                            175 Hawthorn Parkway
                                                                                            Vernon Hills, IL
                                                                                            Two Marriott Drive
                                                                                            Lincolnshire, IL
                                                                                            3400 Dundee Road
                                                                                            Northbrook, IL
                                                                                            11270 W. Park Place
                                                                                            Milwaukee, WI
                                                                                            11925 W. Lake Park Drive
                                                                                            Milwaukee, WI
                                                                                            2514 s. 102nd Street
                                                                                            West Allis, WI
                                                                                            10150 W. National Avenue
                                                                                            West Allis, WI



                                    ORIGINAL AMOUNT OF    MATURITY DATE
INDEBTEDNESS INCURRED BY              INDEBTEDNESS


Great Lakes REIT, L.P.                  $ 3,500,00        10/13/2004


Great Lakes REIT, L.P.                  $5,676,576        06/01/2009


Great Lakes REIT, L.P.                 $12,500,000        12/01/2007


Great Lakes, REIT, L.P.                $12,125,000        01/01/2003


Great Lakes REIT, L.P.                 $75,000,000        01/01/2009



INDEBTEDNESS INCURRED BY             INDEBTEDNESS OWED TO                                   PROPERTY ENCUMBERED

                                                                                            1301 W. Long Lake Road
                                                                                            Troy, MI
                                                                                            No. 40 OakHollow
                                                                                            Southfield, MI
                                                                                            24800 Denso Drive
                                                                                            Southfield, MI




                                    ORIGINAL AMOUNT OF    MATURITY DATE
INDEBTEDNESS INCURRED BY              INDEBTEDNESS